Exhibit 4.2

[EXECUTION COPY]

Published CUSIP Number: 00174NAB5

SECOND LIEN CREDIT AGREEMENT

Dated as of September 1, 2010

among

AMN HEALTHCARE, INC.,

as Borrower,

AMN HEALTHCARE SERVICES, INC.,

and

CERTAIN SUBSIDIARIES OF THE BORROWER

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N. A.,

as Administrative Agent,

GENERAL ELECTRIC CAPITAL CORPORATION and SUNTRUST BANK,

as Co-Syndication Agents,

ING CAPITAL, LLC

as Documentation Agent

and

BANC OF AMERICA SECURITIES LLC,

GE CAPITAL MARKETS, INC.,

SUNTRUST ROBINSON HUMPHREY, INC.,

and

ING CAPITAL, LLC

as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Accounting Terms	30
1.3	Other Interpretive Provisions	31
1.4	Times of Day	32
1.5	Rounding	32
SECTION 2 CREDIT FACILITY		32
2.1	Loan	32
SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITY		34
3.1	Default Rate	34
3.2	Extension and Conversion	34
3.3	Prepayments	35
3.4	Reserved	37
3.5	Administrative Agent Fees	37
3.6	Capital Adequacy	37
3.7	Limitation on Eurodollar Loans	38
3.8	Illegality	38
3.9	Requirements of Law	39
3.10	Treatment of Affected Loans	40
3.11	Taxes	40
3.12	Compensation	44
3.13	Pro Rata Treatment	45
3.14	Sharing of Payments	46
3.15	Payments, Computations, Administrative Agent’s Clawback, Etc.	46
3.16	Evidence of Debt	48
3.17	Replacement of Affected Lenders	49
SECTION 4 GUARANTY		50
4.1	The Guaranty	50
4.2	Obligations Unconditional	50
4.3	Reinstatement	51
4.4	Certain Additional Waivers	51
4.5	Remedies	52
4.6	Rights of Contribution	52
4.7	Guarantee of Payment; Continuing Guarantee	53
SECTION 5 CONDITIONS		53
5.1	Closing Conditions	53
SECTION 6 REPRESENTATIONS AND WARRANTIES		58
6.1	Financial Condition	58
6.2	No Material Change	59
6.3	Organization and Good Standing	59
6.4	Power; Authorization; Enforceable Obligations	60
6.5	No Conflicts	60
6.6	No Default	60

6.7	Ownership	61
6.8	Indebtedness	61
6.9	Litigation	61
6.10	Taxes	61
6.11	Compliance with Law	61
6.12	ERISA	62
6.13	Corporate Structure; Capital Stock, etc.	62
6.14	Governmental Regulations, Etc.	63
6.15	Purpose of Loans	63
6.16	Environmental Matters	63
6.17	Intellectual Property	64
6.18	Investments	64
6.19	Business Locations	65
6.20	Disclosure	65
6.21	No Burdensome Restrictions	65
6.22	Brokers’ Fees	65
6.23	Labor Matters	65
6.24	Nature of Business	65
6.25	Solvency	66
6.26	OFAC	66
6.27	Anti-Terrorism Laws	66
SECTION 7 AFFIRMATIVE COVENANTS		66
7.1	Information Covenants	66
7.2	Preservation of Existence and Franchises	71
7.3	Books and Records	71
7.4	Compliance with Law	71
7.5	Payment of Taxes and Other Indebtedness	71
7.6	Insurance	71
7.7	Maintenance of Property	72
7.8	Performance of Obligations	72
7.9	Use of Proceeds	73
7.10	Audits/Inspections	73
7.11	Financial Covenants	73
7.12	Additional Guarantors	74
7.13	Pledged Assets	75
7.14	Environmental	76
SECTION 8 NEGATIVE COVENANTS		76
8.1	Indebtedness	76
8.2	Liens	78
8.3	Nature of Business	78
8.4	Consolidation, Merger, Dissolution, etc.	78
8.5	Asset Dispositions	78
8.6	Investments	79
8.7	Restricted Payments	79
8.8	Other Indebtedness, etc.	80

8.9	Transactions with Affiliates	81
8.10	Organizational Documents; Fiscal Year	81
8.11	Limitation on Restricted Actions	81
8.12	Ownership of Subsidiaries; Limitations on Parent	82
8.13	Sale Leasebacks	83
8.14	Capital Expenditures	83
8.15	No Further Negative Pledges	83
8.16	Limitation on Foreign Operations	83
SECTION 9 EVENTS OF DEFAULT		84
9.1	Events of Default	84
9.2	Acceleration; Remedies	86
SECTION 10 AGENCY PROVISIONS		87
10.1	Appointment and Authority	87
10.2	Rights as a Lender	87
10.3	Exculpatory Provisions	87
10.4	Reliance by Administrative Agent	88
10.5	Delegation of Duties	89
10.6	Resignation of Administrative Agent	89
10.7	Non-Reliance on Administrative Agent and Other Lenders	90
10.8	No Other Duties. Etc.	90
10.9	Administrative Agent May File Proofs of Claim	90
10.10	Collateral and Guaranty Matters	91
SECTION 11 MISCELLANEOUS		92
11.1	Notices	92
11.2	Right of Set-Off; Adjustments	94
11.3	Successors and Assigns	94
11.4	No Waiver; Remedies Cumulative	98
11.5	Expenses; Indemnification	98
11.6	Amendments, Waivers and Consents	100
11.7	Counterparts	101
11.8	Headings	101
11.9	Survival	102
11.10	Governing Law; Submission to Jurisdiction; Venue	102
11.11	Severability	103
11.12	Entirety	103
11.13	Binding Effect; Termination	103
11.14	Confidentiality	103
11.15	Source of Funds	104
11.16	Regulation D	105
11.17	Conflict	105
11.18	USA PATRIOT Act Notice	105
11.19	No Advisory or Fiduciary Responsibility	105

SCHEDULES

Schedule 1.1 A	Consolidated EBITDA Adjustment
Schedule 1.1B	Synergies
Schedule 1.1C	Investments
Schedule 1.1D	Existing Liens
Schedule 1.1E	Backstopped Letters of Credit
Schedule 2.1(a)	Lenders
Schedule 6.4	Required Consents, Authorizations, Notices and Filings
Schedule 6.10	Taxes
Schedule 6.13 A	Corporate Structure
Schedule 6.13B	Subsidiaries/Ownership
Schedule 6.17	Intellectual Property
Schedule 6.19(a)	Real Properties
Schedule 6.19(b)	Collateral Locations
Schedule 6.19(c)	Chief Executive Offices/Principal Places of Business
Schedule 6.23	Labor Matters
Schedule 7.6	Insurance
Schedule 8.1	Indebtedness
Schedule 8.9	Affiliate Transactions
Schedule 11.1	Notices

EXHIBITS

Exhibit 1.1	Form of Intercreditor Agreement
Exhibit 2.1(b)	Form of Notice of Borrowing
Exhibit 2.1(f)	Form of Note
Exhibit 3.2	Form of Notice of Extension/Conversion
Exhibit 7.1(c)	Form of Officer’s Compliance Certificate
Exhibit 7.12	Form of Joinder Agreement
Exhibit 11.3(b)	Form of Assignment and Assumption

SECOND LIEN CREDIT AGREEMENT

THIS SECOND LIEN CREDIT AGREEMENT, dated as of September 1, 2010 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement” or this “Agreement”), is by and among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION and SUNTRUST BANK, as Co-Syndication Agents and ING CAPITAL, LLC, as Documentation Agent.

W I T N E S S E T H

WHEREAS, the Borrower, the Parent and the Subsidiary Guarantors have requested, and the Lenders have agreed, to provide a credit facility to the Borrower in an aggregate amount of $40,000,000 (the “Credit Facility”) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1	Definitions.

As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Acquired Company” means NF Investors, Inc., a Delaware corporation (the parent company of Nursefinders, Inc. (d/b/a Medfinders)) and its Subsidiaries.

“Acquisition”, by any Person, means the acquisition by such Person of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person.

“Acquisition Agreement” means the Agreement and Plan of Merger by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the representative), dated as of July 28, 2010, as it may be amended on or prior to the Closing Date.

“Administrative Agent” shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

“Administrative Agent’s Fee Letter” means that certain letter agreement, dated as of July 28, 2010, among the Administrative Agent, Banc of America Securities LLC, the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Lending Office” means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained (and, for purposes of Section 3.11, shall include any office at which its Base Rate Loans are made and maintained).

“Applicable Premium” means the excess of (x) the then present value of the required principal and interest payments (calculated assuming the then current applicable interest rate) on the Loans that are avoided by such prepayment discounted at a rate equal to 50 basis points plus the yield on U.S. Treasury obligations having a final maturity equal to the average life of the principal payments avoided by such prepayment over (y) the principal amount of the Loans then being prepaid; provided that in no case shall the “make-whole” payment be less than 1%.

“Application Period”, in respect of any Asset Disposition, shall have the meaning assigned to such term in Section 8.5.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Banc of America Securities LLC, GE Capital Markets, Inc., SunTrust Robinson Humphrey, Inc. and ING Capital, LLC, in their capacities as joint lead arrangers and book managers, and “Arranger” means any one of them.

“Asset Disposition” means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

“Asset Disposition Prepayment Event” means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit 11.3(b).

“Backstopped Letters of Credit” shall mean those certain letters of credit set forth on Schedule 1.1E.

“Bank of America” means Bank of America, N. A. and its successors.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

“Base Rate” means, for any day, the rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%), (b) the Prime Rate for such day and (c) the Eurodollar Rate for a Eurodollar Loan with an Interest Period of one month calculated on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Borrower” means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, San Diego, California or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

“Businesses” shall have the meaning assigned to such term in Section 6.16.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral Agreement” means, collectively, those certain agreements between the Borrower and Bank of America or any other financial institution relating to the cash collateralization of the Cash Collateralized Letters of Credit.

“Cash Collateralized Letters of Credit” means any letter of credit permitted pursuant to Section 8.1(k) and subject to a Cash Collateral Agreement, along with any renewals, replacements or extensions thereof.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Control” means any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), (ii) the Parent shall fail to own directly or indirectly through one or more Wholly-Owned Subsidiaries 100% of the outstanding Capital Stock of the Borrower, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Parent then in office.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” means a collective reference to all Property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make its portion of the Loan in a principal amount equal to such Lender’s Commitment Percentage of the Committed Amount.

“Commitment Percentage” means, for any Lender in respect of the Commitment of such Lender, the percentage identified as such Lender’s Commitment Percentage for such Commitment on Schedule 2.1(a), as any such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

“Committed Amount” shall have the meaning assigned to such term in Section 2.1(a).

“Common Stock” means the Common Stock, par value $0.01 per share, of the Parent.

“Consolidated Capital Expenditures” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include Eligible Reinvestments made with proceeds of any Involuntary Disposition.

“Consolidated Cash Interest Expense” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined in accordance with GAAP, but excluding non-cash components of interest expense (e.g. amortization of deferred financing fees); provided, however, that (a) Consolidated Cash Interest Expense for the twelve month period ending as of September 30, 2010 shall be based on Consolidated Cash Interest Expense for the one month period then ended multiplied by 12, (b) Consolidated Cash Interest Expense for the twelve month period ending as of December 31, 2010 shall be based on Consolidated Cash Interest Expense for the one fiscal-quarter period then ended multiplied by 4, (c) Consolidated Cash Interest Expense for the twelve month period ending as of March 31, 2011 shall be based on Consolidated Cash Interest Expense for the two fiscal-quarter period then ended multiplied by 2 and (d) Consolidated Cash Interest Expense for the twelve month period ending as of June 30, 2011 shall be based on Consolidated Cash Interest Expense for the three fiscal-quarter period then ended multiplied by 1 1/3.

“Consolidated Cash Taxes” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the aggregate of all Federal, state and foreign income taxes, as determined for such four fiscal quarter period then ended in accordance with GAAP, to the extent the same are paid in cash.

“Consolidated EBITDA” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for, without duplication, (A) interest expense, (B) total Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense and (D) Consolidated Non-Cash Charges, plus (iii) with respect to each of December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, the Consolidated EBITDA Adjustment for such fiscal quarter plus (iv) an aggregate amount not to exceed $7,600,000 during the term of this Agreement which, in the determination of Consolidated Net Income, has been deducted for, without duplication, costs, charges and expenses relating to, and in preparation of, the Transactions, plus (v) expected but unrealized cost reduction synergies in connection with the Medfinders Acquisition in an amount not to exceed the amounts set forth on Schedule 1.1B for the four fiscal quarter period ending on such date plus (vi) an amount which, in the determination of Consolidated Net Income, has been deducted for, without duplication, cash integration charges relating to reductions in the workforce, one-time incentives related to the Transactions, the termination of leases and third-party consulting costs incurred through such period in an aggregate amount not to exceed the amounts set forth on Schedule 1.1B for the period since the Closing Date minus (vii) Consolidated Non-Cash Gains, all as contained within the financial statements prepared in accordance with GAAP.

“Consolidated EBITDA Adjustment” means, as of each of December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010, the amount indicated for such date on Schedule 1.1 A.

“Consolidated Fixed Charge Coverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period minus (i) Consolidated Capital Expenditures for such period minus (ii) Consolidated Cash Taxes for such period to (b) the sum of (i) Consolidated Cash Interest Expense for such period plus (ii) Consolidated Scheduled Funded Debt Payments for such period (other than Consolidated Scheduled Funded Debt Payments for any period prior to the Closing Date).

“Consolidated Funded Indebtedness” means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than (i) Indebtedness of the types referred to in clauses (e), (f), (g), (i) and (m) of the definition of “Indebtedness” set forth in this Section 1.1, (ii) Indebtedness with respect to letters of credit to the extent such letters of credit are cash collateralized and (iii) the Backstopped Letters of Credit, (b) all Consolidated Funded Indebtedness of others of the type referred to in clause (a) above secured by (or for which the holder of such Consolidated Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (or, if less, the aggregate net book value of all Property securing such Consolidated Funded Indebtedness of others), (c) all Guaranty Obligations of such Person with respect to Consolidated Funded Indebtedness of the type referred to in clause (a) above of another Person and (d) Consolidated Funded Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent that such Consolidated Funded Indebtedness is recourse to such Person.

“Consolidated Leverage Ratio” means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

“Consolidated Net Working Capital” means, as of any date with respect to the Consolidated Parties on a consolidated basis, an amount equal to (i) current assets, excluding cash and Cash Equivalents, minus (ii) current liabilities other than current maturities of long term debt, all as determined in accordance with GAAP. Consolidated Net Working Capital as of any date may be a positive or negative number. Consolidated Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Consolidated Non-Cash Charges” means the non-cash component of any item of expense (including, without limitation, any stock-based compensation expense pursuant to FAS 123), extraordinary losses and non-recurring losses other than (i) to the extent requiring an accrual or reserve for future cash expenses, and (ii) write-offs of accounts receivable.

“Consolidated Non-Cash Gains” means the non-cash component of any extraordinary gains and non-recurring gains.

“Consolidated Parties” means a collective reference to the Parent and its Subsidiaries (including, without limitation, Excluded Subsidiaries), and “Consolidated Party” means any one of them.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness, as determined in accordance with GAAP. For purposes of this definition, “scheduled payments of principal” (i) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (ii) shall be deemed to include the implied principal component of payments due on Capital Leases and Synthetic Leases and (iii) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 3.3 or Section 3.3 of the First Lien Credit Agreement; provided, however, that (a) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of September 30, 2010 shall be $9,250,000, (b) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of December 31, 2010 shall be based on Consolidated Scheduled Funded Debt Payments for the one fiscal-quarter period then ended multiplied by 4, (c) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of March 31, 2011 shall be based on Consolidated Scheduled Funded Debt Payments for the two fiscal-quarter period then ended multiplied by 2 and (d) Consolidated Scheduled Funded Debt Payments for the twelve month period ending as of June 30, 2011 shall be based on Consolidated Scheduled Funded Debt Payments for the three fiscal-quarter period then ended multiplied by 1 1/3.

“Consolidated Total Assets” means, as of any date with respect to the Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.

“Continue”, “Continuation”, “Continuing”, and “Continued” shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

“Continuing Directors” means during any period of up to 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent’s board of directors or whose nomination for election by the Parent’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

“Convert”, “Conversion”, “Converting” and “Converted” shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, each Joinder Agreement, the Administrative Agent’s Fee Letter, the GE Fee Letter, the SunTrust Fee Letter, the ING Fee Letter, the Collateral Documents, the Intercreditor Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and “Credit Document” means any one of them.

“Credit Facility” shall have the meaning assigned to such term in the recitals hereto.

“Credit Parties” means a collective reference to the Borrower and the Guarantors, and “Credit Party” means any one of them.

“Credit Party Obligations” means, without duplication, all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Consolidated Party.

“Debt Issuance Prepayment Event” means the receipt by any Credit Party of Net Cash Proceeds from any Designated Debt Issuance.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” means a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Base Rate plus 8.00% plus 2%).

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

“Designated Debt Issuance” means any Debt Issuance that is not permitted pursuant to Section 8.1 hereof.

“Dollar”, “Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Parent which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“Eligible Assets” means any assets or any business (or any substantial part thereof) used or useful in the same or a substantially similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.3(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.3(b)(iii)).

“Eligible Reinvestment” means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of Eligible Assets and (ii) any Permitted Acquisition.

“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Issuance” means any issuance by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. The term “Equity Issuance” shall not include any Asset Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Consolidated Party within the meaning of Section 414(b) or (c) of the Code (or Sections 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Consolidated Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination of a Pension Plan under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Consolidated Party or any ERISA Affiliate.

“Eurodollar Loan” means any Loan that bears interest at a rate based upon the Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Interbank Offered Rate
1.00 – Eurodollar Reserve Requirement

Notwithstanding the foregoing, the Eurodollar Rate shall in no event be less than 1.75% per annum at any time.

“Eurodollar Reserve Requirement” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Requirement.

“Event of Default” shall have the meaning assigned to such term in Section 9.1.

“Excess Cash Flow” means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c) Consolidated Cash Interest Expense minus (d) to the extent not taken into account in the calculation of Excess Cash Flow for any prior fiscal year, Federal, state and other income taxes accrued or paid (without duplication) by the Consolidated Parties on a consolidated basis minus (e) Consolidated Scheduled Funded Debt Payments minus (f) increases in Consolidated Net Working Capital minus (g) the cash amount of all Investments of the types referred to in clauses (ix), (xiii) and (xiv) of the definition of “Permitted Investments” set forth in this Section 1.1 minus (h) to the extent included in the calculation of Consolidated EBITDA, (i) Extraordinary Receipts applied to eligible reinvestments pursuant to Section 7.6(b) (or the equivalent section of the First Lien Credit Agreement) or as mandatory prepayments of the Loans pursuant to Section 3.3(b)(iii)(B) (or the equivalent section of the First Lien Credit Agreement), (ii) so long as the Borrower is in compliance with Section 3.3(b)(ii)(A) (or the equivalent section of the First Lien Credit Agreement), Net Cash Proceeds received pursuant to any Asset Dispositions, (iii) expected but unrealized cost reduction synergies in connection with the Medfinders Acquisition in an amount not to exceed the amounts set forth on Schedule 1.1B for the four fiscal quarter period ending on such date, (iv) for the fiscal year ending December 31, 2010 only, cash on hand of the Credit Parties used on the Closing Date to consummate the Medfinders Acquisition and (v) cash restructuring charges relating to reductions in the workforce and the termination of leases incurred during such period in an aggregate amount not to exceed $2,500,000 during the term of this Agreement plus (i) decreases in Consolidated Net Working Capital.

“Excess Proceeds” shall have the meaning assigned to such term in Section 7.6(b).

“Excluded Asset Disposition” means, with respect to any Consolidated Party, (i) the sale of inventory in the ordinary course of such Person’s business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person’s business, (iii) any Equity Issuance by such Person, (iv) any Involuntary Disposition by such Person, (v) any sale, lease, transfer or other disposition of Property by such Person to a Credit Party other than the Parent, provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the

Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction and (vi)to the extent permitted by the terms of Section 8.6 and the definition of “Permitted Investments” set forth in this Section 1.1, any sale, lease, transfer or other disposition of Property by such Person (a) in exchange for an Investment or Investments qualifying, in each case, as Permitted Investments, (b) to a Consolidated Party that is not a Credit Party or (c) to an Excluded JV or any other partnership, association, joint venture or other entity.

“Excluded Equity Issuance” means (i) any Equity Issuance by any Consolidated Party to any Credit Party, (ii) any Equity Issuance by the Parent to the seller of a business acquired in a Permitted Acquisition, (iii) any Equity Issuance by the Parent the proceeds of which are used to finance a Permitted Acquisition or (iv) any Equity Issuance by the Parent the proceeds of which are used to finance a Restricted Payment pursuant to Section 8.7(h) or (i).

“Excluded JV” means any Person (i) formed after the Closing Date in connection with the establishment of a joint venture by a Consolidated Party with one or more third parties, provided that a portion (but not all) of the Capital Stock of such Person is owned by such Consolidated Party, and (ii) designated as an “Excluded JV” by the Borrower in a written notice to the Administrative Agent, provided that the Borrower may at any time retract any such designation by written notice to the Administrative Agent (in which case, commencing on the date of delivery of such notice, such Person shall for all purposes of this Agreement and the other Credit Documents no longer constitute an “Excluded JV”).

“Excluded Property” means with respect to any Credit Party, including any Person that becomes a Credit Party after the Closing Date as contemplated by Section 7.12, (i) any owned or leased real or personal Property of such Credit Party which is located outside of the United States, (ii) any owned real Property of such Credit Party which has a net book value of less than $100,000, provided that the aggregate net book value of all real Property of all of the Credit Parties excluded pursuant to this clause (ii) shall not exceed $500,000, (iii) any leased real Property of such Credit Party, (iv) any leased personal Property of such Credit Party, (v) any personal Property of such Credit Party (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (A) governed by the Uniform Commercial Code or (B) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (vi) any Property of such Credit Party which, subject to the terms of Section 8.11 and Section 8.15, is subject to a Lien of the type described in clause (vii) of the definition of “Permitted Liens” set forth in Section 1.1 pursuant to documents which prohibit such Credit Party from granting any other Liens in such Property and (vii) any Capital Stock issued by any Excluded JVs.

“Excluded Subsidiary” means any Subsidiary that, as of any date of determination, has (a) Consolidated EBITDA for the most recent four quarter period for which the Required Financial Information has been delivered of less than 5% of total Consolidated EBITDA of the Consolidated Parties or (b) Consolidated Total Assets with an aggregate fair market value of less than 5% of total Consolidated Total Assets of the Consolidated Parties; provided, however, in no event shall the aggregate Consolidated EBITDA of all Excluded Subsidiaries at any time exceed (i) 10% of total Consolidated EBITDA of the Consolidated Parties or (ii) 10% of total Consolidated Total Assets of the Consolidated Parties.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof or therein) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.11(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.17), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Applicable Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.11(e)(ii), except in the case of both (i) and (ii), to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.11(a)(ii) and (e) any taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

“Executive Officer” of any Person means any of the chief executive officer, chief operating officer, president, chief financial officer or treasurer of such Person.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person other than in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including Excess Proceeds from Involuntary Dispositions but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds from reinsurance received in the ordinary course of business), condemnation awards (and payments in lieu thereof including Excess Proceeds from Involuntary Dispositions), indemnity payments, and, to the extent excluded from Consolidated EBITDA, payments in respect of judgments or settlements of claims, litigation or proceedings; provided, however, that Extraordinary Receipts shall not include (i) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto, (ii) tax refunds to the extent such amounts are applied by any Consolidated Party to future tax liabilities, (iii) purchase price adjustments received in connection with any purchase agreement or other similar agreement and (iv) any cash received in connection with the release of cash collateral in respect of letters of credit.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fees” means all fees payable pursuant to Section 3.5.

“First Lien Administrative Agent” shall mean Bank of America, N.A., in its capacity as administrative agent for the First Lien Lenders, together with its successors and assigns.

“First Lien Credit Agreement” shall mean that certain Credit Agreement dated as of December 23, 2009, among the Parent, the Borrower, each Subsidiary Guarantor party thereto, the lenders party thereto and the First Lien Administrative Agent, as amended, amended and restated, modified or supplemented from time to time and any agreement pursuant to which the Indebtedness under the First Lien Credit Agreement is refinanced in accordance with the terms of the Intercreditor Agreement.

“First Lien Collateral Documents” means a collective reference to the “Security Agreement” and “Pledge Agreement”, each delivered pursuant to the First Lien Credit Agreement and such other documents executed and delivered in connection with the attachment and perfection of the First Lien Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements, account control agreements and patent and trademark filings.

“First Lien Lenders” shall mean those certain banks and other financial institutions from time to time party to the First Lien Credit Agreement as lenders.

“Foreign Lender” means any Lender that is not a United States Person as defined in Code Section 7701(a)(30).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Parent which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fully Satisfied” means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been paid in cash and (c) the Commitments shall have been expired or terminated in full.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2 (except, in respect of Synthetic Leases, as otherwise treated herein).

“GE Fee Letter” means that certain letter agreement, dated as of July 28, 2010, among the General Electric Capital Corporation, GE Capital Markets, Inc., the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantors” means a collective reference to the Parent and each of the Subsidiary Guarantors, together with their successors and permitted assigns, and “Guarantor” means any one of them.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Section 4.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness actually guaranteed by such Guaranty Obligation.

“Hedging Agreements” means any interest rate protection agreement or foreign currency exchange agreement.

“Impacted Lender” means any Lender as to which any Person that controls such Lender has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the implied principal component of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change in Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent that such Indebtedness is recourse to such Person and (n) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP.

“Indemnified Party” shall have the meaning assigned to such term in Section 11.5(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“ING Fee Letter” means that certain letter agreement, dated as of August 19, 2010, among ING Capital LLC, the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

“Interbank Offered Rate” means:

(a) For any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, Continued or Converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period.

(b) For any day with respect to an interest rate calculation for a Base Rate Loan, the rate per annum equal to (i) BBA LIBOR at approximately 11:00 A.M., London time, two Business Days prior to such date for Dollar deposits (for delivery on such day) with a term equivalent to one month or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on such day in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America and with a term equivalent to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at approximately 11:00 A.M. (London time) two Business Days prior to such day.

“Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit 1.1, dated as of the Closing Date by and among the Administrative Agent, the First Lien Administrative Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

“Interest Payment Date” means (a) as to Base Rate Loans, each March 31, June 30, September 30 and December 31, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

“Interest Period” means, as to Eurodollar Loans, a period of one, two, three or six months’ duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (other than equipment, inventory and supplies in the ordinary course of business and other than any acquisition of assets constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment inventory, services, leases or supplies in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any Asset Disposition to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

“Involuntary Disposition” shall have the meaning assigned to such term in Section 7.6(b).

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12.

“Lender” means a collective reference to the lenders holding Loans or Commitments, including any Person which may become a lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Loan” or “Loans” shall have the meaning assigned to such term in Section 2.1(a).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Credit Document (other than as a result of the failure of the Administrative Agent or any Lender to take any required action), or of the ability of the Borrower or any Guarantor to perform its obligations under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Credit Document to which it is a party.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means September 1, 2016.

“Medfinders Acquisition” means the Acquisition of the Acquired Company pursuant to the Acquisition Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Consolidated Party or any ERISA Affiliate makes or is obligated to make contributions, or during the five plan years preceding an applicable date, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Pension Plan (other than a Multiemployer Plan) which any Consolidated Party or any ERISA Affiliate are contributing sponsors.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance, Designated Debt Issuance, Extraordinary Receipts or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting, consulting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) the amount of liabilities, if any, which are required to be repaid concurrently and in connection with the consummation of such Asset Disposition, Equity Issuance, Designated Debt Issuance, Extraordinary Receipts or Involuntary Disposition out of the proceeds thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Consolidated Party in any Asset Disposition, Equity Issuance, Designated Debt Issuance, Extraordinary Receipts or Involuntary Disposition.

“Note” or “Notes” means the promissory notes, if any, of the Borrower in favor of each Lender provided pursuant to Section 2.1(f) and evidencing the Loans of such Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Exhibit 2.1(b), as required by Section 2.1(b).

“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by Section 3.2.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Parent” means AMN Healthcare Services, Inc., a Delaware corporation, together with any permitted successors and assigns.

“Participant” shall have the meaning set forth in Section 11.3(d).

“Participation Interest” means a purchase by a Lender of a participation in any Loans as provided in Section 3.14.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“Pension Plan” means any Plan, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Consolidated Party or any ERISA Affiliate or to which any Consolidated Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means (i) the Medfinders Acquisition occurring on the Closing Date and (ii) any other Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (a) the Property acquired (or the Property of the Person acquired) in such Acquisition (x) is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (y) has earnings before interest, taxes, depreciation and amortization for the prior four fiscal quarters in an amount greater than $0, (b) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.13, (c) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, no Default or Event of Default would exist as the result of a violation of Section 7.11(a) or Section 7.11(b), (e) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (f) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction and (g) the total Qualifying Consideration for all such Acquisitions occurring after the Closing Date (other than the Medfinders Acquisition) shall not exceed (x) $75,000,000 or (y) to the extent the Borrower has provided a certificate in form and substance satisfactory to the Administrative Agent to the effect that, after giving effect to any such Acquisition on a Pro Forma Basis, the Consolidated Leverage Ratio shall be 0.50 less than the then applicable level set forth in Section 7.11(a), $150,000,000; provided, further, however, prior to and after giving effect to all Permitted Acquisitions (other than the Medfinders Acquisition), on a pro forma basis, the unused revolving committed amount under the First Lien Credit Agreement shall not be less than $10,000,000.

“Permitted Asset Disposition” means (i) any Asset Disposition permitted by Section 8.5 and (ii) any Excluded Asset Disposition.

“Permitted Investments” means Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors or in connection with a work-out or reorganization; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1C; (v) rental deposits made for the benefit of officers, employees or agents; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $750,000 in the aggregate at any one time outstanding; (vii) loans to employees to finance the purchase of newly issued or treasury Capital Stock in the Parent; (viii) Investments in any Credit Party other than the Parent; (ix) Investments in Foreign Subsidiaries in an aggregate amount not to exceed $11,000,000; (x) to the extent constituting Investments, transactions permitted under Section 8.7; (xi) Permitted Acquisitions; (xii) Investments not constituting cash or Cash Equivalents received as consideration for any Asset Disposition permitted under Section 8.5; (xiii) Investments in any partnership, association, joint venture or other entity (including, without limitation, Excluded JVs), to the extent such Investments do not otherwise constitute a Permitted Acquisition, in an aggregate amount not to exceed $16,500,000 at any one time outstanding; and (xiv) other Investments not to exceed $11,000,000 (less the aggregate amount of Investments of the type set forth in clause (ix) above) in the aggregate at any time outstanding.

“Permitted Liens” means:

(i) Liens in favor of the Administrative Agent to secure the Credit Party Obligations;

(ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens (a) secure only amounts not yet due and payable or, if due and payable, are either unfiled and no other action has been taken to enforce the same or (b) are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(v) Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(vi) easements, rights-of-way, licenses, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances, in the aggregate, not, in any material respect, impairing the use of the encumbered Property in the operations of the Consolidated Parties;

(vii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person permitted under Section 8.1(c); provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

(viii) Liens securing Indebtedness permitted by Sections 8.1(f);

(ix) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

(x) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

(xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xii) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

(xiii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(xiv) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(xv) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(xvi) Liens existing as of the Closing Date and set forth on Schedule 1.1D; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased;

(xvii) [Reserved].

(xviii) Liens in connection with the cash collateralized letters of credit; and

(xix) Liens arising under the First Lien Collateral Documents.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Consolidated Party or, with respect to any such plan that is subject to Section 412 or Section 430 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

“Prime Rate” means the per annum rate of interest in effect for any date of determination as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Office” means the principal office of Bank of America, presently located at Charlotte, North Carolina.

“Pro Forma Basis” means, for purposes of calculating, in respect of a proposed transaction, compliance with each of the financial covenants set forth in Section 7.11(a) and Section 7.11(b), that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information (such period in respect of any transaction being referred to in this definition as the “Pro Forma Period” for such transaction). As used herein, “transaction” shall mean (i) any Asset disposition or (ii) any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in this Section 1.1. In connection with any calculation of the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio upon giving effect to a transaction on a Pro Forma Basis:

(a) for purposes of any such calculation in respect of any Asset Disposition, (i) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of shall be excluded and (ii) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

(b) for purposes of any such calculation in respect of any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in this Section 1.1,

(i) any Indebtedness incurred by any Consolidated Party in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (ii) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period; provided, however, that income statement items attributable to such Person or Property shall not be included in any calculation of Consolidated Net Income or Consolidated EBITDA unless the applicable income statement for such Person or Property is a Qualifying Financial Statement which shall have been delivered to the Administrative Agent, and (iii) pro forma adjustments may be included to the extent that such adjustments (A) are made in the good faith judgment of the management of the Consolidated Parties, (B) are verifiable and supportable and (C) give effect to events or actions that are (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Consolidated Parties, and (3) realizable within 180 days following the consummation of the related Acquisition (or later if such additional time is acceptable to the Administrative Agent).

“Pro Forma Compliance Certificate” means a certificate of an Executive Officer of the Borrower delivered to the Administrative Agent in connection with (i) any Asset Disposition or (ii) any Acquisition as referred to in the definition of “Permitted Acquisition” set forth in this Section 1.1, as applicable, containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of (a) the Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information and (b) in the case of any Acquisition, Consolidated EBITDA for the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information (such calculations of Consolidated EBITDA to include a break-down in reasonable detail of any pro forma adjustments).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Qualifying Consideration” shall mean, with respect to any Acquisition, all cash consideration paid by the Consolidated Parties, other than consideration consisting of (A) Capital Stock of the Parent issued to the seller of the Capital Stock or Property acquired in such Acquisition, (B) the proceeds of any Equity Issuance by the Parent consummated in connection with and for the purpose of financing such Acquisition, (C) the proceeds of Subordinated Indebtedness issued by the Borrower pursuant to Section 8.1(g) and (D) the principal amount of any assumed Indebtedness.

“Qualifying Financial Statements” means, in respect of the Person or Property acquired in any Permitted Acquisition, a consolidated balance sheet and income statement of such Person or

Property as of, and for the four quarter period ending on, the last day of the most recently ended fiscal year of such Person or Property preceding the date of such Acquisition, which financial statements either (i) shall have been audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles in the United States and shall not be limited as to the scope of the audit or qualified as to the status of the Person or Property acquired as a going concern or any other material qualifications or exceptions or (ii) shall be reasonably acceptable to the Administrative Agent.

“Real Properties” shall have the meaning assigned to such term in Section 6.16.

“Register” shall have the meaning assigned to such term in Section 11.3(c).

“Regulation D, T, U, or X” means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Required Financial Information” means (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the most recently completed fiscal period or quarter end, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

“Requisite Lenders” means, at any time, Lenders holding in the aggregate at least 60% of (i) the Commitments or (ii) if the Commitments have been terminated, the outstanding Loans (and Participation Interests therein as required by Section 3.14). The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

“Restricted Payment” by any Consolidated Party means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving such Person), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (other than dividends or distributions payable in Capital Stock of the applicable Person and other than dividends or distributions payable (directly or indirectly through Subsidiaries) to any Credit Party (other than the Parent), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding (excluding the issuance of Capital Stock by such Person), (iv) any payment or prepayment of principal of, premium, if any, or interest on, including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness and (v) in the case of any Consolidated Party, any loan or advance to the Parent.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Consolidated Party, any arrangement pursuant to which such Person, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Person has sold or transferred (or is to sell or transfer) to a Person which is not a Credit Party or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Person to another Person which is not a Credit Party in connection with such lease.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the Security Agreement dated as of the Closing Date, to be executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

“Shares” means the outstanding shares of Common Stock, par value $0.01 per share, of the Parent.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person on a going concern basis is greater than the fair value of the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means Indebtedness of the Parent, the Borrower or any Subsidiary of the Parent which (i) is subordinated to the Credit Party Obligations in a manner reasonably satisfactory to the Administrative Agent and (ii) has a maturity date which is at least six months after the Maturity Date.

“Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock other than, in the case of each of clauses (a) and (b) above, any Excluded JV.

“Subsidiary Guarantor” means each of the Persons identified as a “Subsidiary Guarantor” on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.12. together with their successors and permitted assigns, and “Subsidiary Guarantor” means any one of them.

“SunTrust Fee Letter” means that certain letter agreement, dated as of July 28, 2010, among SunTrust Bank, SunTrust Robinson Humphrey, Inc., the Borrower and the Parent, as amended, modified, restated or supplemented from time to time.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

“Syndication Agents” means, collectively, General Electric Capital Corporation and SunTrust Bank, in their respective capacity as Syndication Agents under this Agreement, and their successors and permitted assigns.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction” means (i) the Medfinders Acquisition, (ii) the entering into of the First Amendment to the First Lien Credit Agreement by the Borrower and the Guarantors, (iii) the entering into this Credit Agreement by the Borrower and the Guarantors (iv) the entering into of the other Credit Documents, (v) the repayment, with proceeds of the Loans hereunder, of all Indebtedness of the Acquired Company and (vi) the related financings and other transactions contemplated by this Credit Agreement, the First Lien Credit Agreement and the Acquisition Agreement.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Voting Stock is at the time owned by the Parent directly or indirectly through other Persons 100% of whose Voting Stock is at the time owned, directly or indirectly, by the Parent.

1.2	Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Consolidated Parties for the fiscal year ended December 31, 2009 unless otherwise reported in the Parent’s consolidated condensed financial statements as filed in its Form 10-Q with the SEC for the periods up to and including June 30, 2010.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP

(subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Section 7.11 and Section 8 shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”

(c) Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 7.11 shall be made on a Pro Forma Basis with respect to any Asset Disposition or Acquisition occurring during the applicable period.

1.3	Other Interpretive Provisions.

With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.4	Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.5	Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 2

CREDIT FACILITY

2.1	Loan.

(a) Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrower on the Closing Date such Lender’s Commitment Percentage of a term loan in Dollars (the “Loan”) in the aggregate principal amount of FORTY MILLION DOLLARS ($40,000,000) (the “Committed Amount”). The Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than three (3) Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts prepaid or repaid on the Loan may not be reborrowed.

(b) Borrowing Procedures. The Borrower shall submit an appropriate Notice of Borrowing to the Administrative Agent with respect to the Loan not later than 12:00 Noon

(Charlotte, North Carolina time) on the Closing Date in the case of a Base Rate Loan or on the third Business Day prior to the Closing Date in the case of a Eurodollar Loan; provided that with respect to any Eurodollar Loan requested by the Borrower on the Closing Date, the Borrower shall provide a funding indemnity letter in form and substance reasonably acceptable to the Administrative Agent contemporaneously with the delivery of the Notice of Borrowing. Such Notice of Borrowing shall be irrevocable. Each Lender shall make its Commitment Percentage of the Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Administrative Agent.

(c) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is part of the Loan shall be in an aggregate principal amount that is not less than $500,000 and integral multiples of $25,000 (or the then remaining principal balance of the Loan, if less).

(d) Repayment of Loan. The full principal amount of the Loan shall be payable on the Maturity Date, unless accelerated sooner pursuant to Section 9.2:

(e) Interest. Subject to the provisions of Section 3.1, the Loan shall bear interest at a per annum rate equal to:

(i) Base Rate Loans. During such periods as the Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus 9.00%.

(ii) Eurodollar Loans. During such periods as the Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus 10.00%).

Interest on the Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(f) Notes. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, substantially the form of Exhibit 2.1(f), which shall evidence such Lender’s Loans in addition to such accounts or records.

SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITY

3.1	Default Rate.

(a) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(b) If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Requisite Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(c) Upon the request of the Requisite Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

3.2	Extension and Conversion.

The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Requisite Lenders, Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only to the extent no Default or Event of Default shall exist and be continuing on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(c), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 12:00 Noon (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation that no Default or Event of Default exists and is continuing either prior to or after giving effect to such extension or conversion. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such conversion or extension is not permitted or required by this Credit Agreement, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

3.3	Prepayments.

(a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $250,000 in excess thereof (or the then remaining principal balance of the Loan, if less). All amounts prepaid under this Section 3.3(a) shall be applied ratably to the outstanding Loans. All prepayments under this Section 3.3(a) shall be subject to Sections 3.3(c) and 3.12, but otherwise without premium or penalty, and shall be accompanied by the premiums set forth in Section 3.3(c), if any, and interest on the principal amount prepaid through the date of prepayment.

(b) Mandatory Prepayments.

(i) Excess Cash Flow. Within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2011), the Borrower shall prepay the Loans in an amount equal to (a) (i) if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 2.00 to 1.0, 75% of Excess Cash Flow, (ii) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.00 to 1.0, but greater than or equal to 1.50 to 1.00, 50% of Excess Cash Flow, (iii) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 1.50 to 1.0, but greater than or equal to 1.00 to 1.00, 25% of Excess Cash Flow and (iv) if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 1.00 to 1.0, then no Excess Cash Flow payment shall be required minus (b) the amount of any voluntary prepayments of the Loan or any loans under the First Lien Credit Agreement, for such prior fiscal year (any such prepayment required by this clause (i) to be applied as set forth in clause (v) below).

(ii) (A) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(g) (such prepayment to be applied as set forth in clause (v) below).

(B) Extraordinary Receipts. Immediately upon the receipt of Extraordinary Receipts received by or paid to or for the account of the Parent or any of its Subsidiaries and not otherwise included in clauses (i), (ii)(A), (iii) or (iv) of this Section 3.3(b) and, in the case of Extraordinary Receipts from any Involuntary Disposition requiring application of any insurance proceeds to the prepayment of Loans pursuant to Section 7.6(b), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds thereof (such prepayment to be applied as set forth in clause (v) below).

(iii) Designated Debt Issuances. Immediately upon the occurrence of any Debt Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Designated Debt Issuance (such prepayment to be applied as set forth in clause (v) below).

(iv) Equity Issuances. Immediately upon receipt by a Consolidated Party of proceeds from any Equity Issuance other than an Excluded Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (v) below).

(v) Application of Mandatory Prepayments.

(i) All amounts required to be paid pursuant to this Section 3.3(b) shall be applied, ratably, first to Base Rate Loans and then to Eurodollar Loans subject to Section 3.3(b)(vi) in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12 (and any prepayment under Section 3.3(b)(iii) shall also be subject to Section 3.3(c), to the extent applicable), but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(ii) Notwithstanding the foregoing, no mandatory prepayments required to be paid pursuant to this Section 3.3(b) shall be due or owing to the extent all obligations under the First Lien Credit Agreement have not been paid in full and the commitments to make additional credit extensions thereunder have not been terminated.

(vi) Prepayment Account. If the Borrower is required to make a mandatory prepayment of Eurodollar Loans under this Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the

Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

(c) Prepayment Premiums.

(i) In connection with any optional prepayment of the Loans pursuant to Section 3.3(a) at any time prior to the date that is eighteen (18) months following the Closing Date, the Borrower may on any one or more occasions prepay all or a part of the Loans, at a prepayment price equal to 100% of the principal amount of the Loans prepaid, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of prepayment.

(ii) In connection with any optional prepayment of the Loans pursuant to Section 3.3(a) above on or after the date that is eighteen (18) months following the Closing Date, the Borrower shall pay a premium of (i) 103% of the aggregate principal amount of Loans prepaid during the period from the date that is eighteen (18) months following the Closing Date to but excluding the date that is thirty (30) months following the Closing Date, (ii) 102% of the aggregate principal amount of Loans prepaid during the period from the date that is thirty (30) months following the Closing Date to but excluding the date that is forty-two (42) months following the Closing Date and (iii) 101% of the aggregate principal amount of Loans prepaid during the period from the date that is forty-two (42) months following the Closing Date to but excluding the date that is fifty-four (54) months following the Closing Date. From and after the date that is fifty-four (54) months following the Closing Date, optional prepayments of the Loans pursuant to Section 3.3(a) above shall be made at par.

3.4	Termination of Commitment.

The Commitment of each Lender shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender’s share of the Loan.

3.5	Administrative Agent Fees.

The Borrower promises to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent’s Fee Letter (without duplication).

3.6	Capital Adequacy.

If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. Notwithstanding any other provision in this Section 3.6, none of the Lenders shall be entitled to demand compensation pursuant to this Section 3.6, if it shall not be the general practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

3.7	Limitation on Eurodollar Loans.

If on or prior to the first day of any Interest Period for any Eurodollar Loan:

(a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(b) the Requisite Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

3.8	Illegality.

Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9	Requirements of Law.

If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation, or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

(i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (except for Indemnified Taxes or Other Taxes covered by Section 3.11 and the imposition of, or change in the rate of, any Excluded Tax payable by such Lender);

(ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

(iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender within 5 Business Days following demand such amount or amounts as will compensate such Lender for such increased cost or reduction; provided that such increases or reductions shall not include any increased costs or reductions in respect of taxes that are governed by the provisions of Section 3.11, and the provisions of this Section 3.9 shall not be interpreted to cause a duplication in payment or treatment of any taxes in a manner inconsistent with the provisions of Section 3.11. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.10	Treatment of Affected Loans.

If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender’s Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender’s Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata in accordance with their respective Commitments and/or Loans, as the case may be.

3.11	Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes, (i) Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Credit Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Credit Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Credit Parties or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Credit Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnification, (i) Without limiting the provisions of subsection (a) or (b) above, but without duplication, the Credit Parties shall, and do hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Credit Parties or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Credit Parties shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Credit Parties and the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon written request by any Credit Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Credit Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.11, such Credit Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Credit Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to such Credit Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation, (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent such documentation reasonably requested by the Borrower and the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender hereunder requirements are subject to withholding under FATCA.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.11, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.11 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.12	Compensation.

Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

(a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans (excluding loss of anticipated profits) provided for herein over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.13	Pro Rata Treatment.

Except to the extent otherwise provided herein:

(a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan, each payment of interest on the Loans and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type (and Participation Interests in Loans of the applicable type).

(b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall within 3 Business Days after demand pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

3.14	Sharing of Payments.

The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

3.15	Payments, Computations, Administrative Agent’s Clawback, Etc.

(a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent’s office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due unless such day is not a Business Day in which case such payment shall be made on the next succeeding Business Day. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, the Administrative Agent shall distribute such payments to the Loans ratably, first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

(b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

SECOND, to payment of any fees owed to the Administrative Agent, in its capacity as such;

THIRD, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest on the Loans;

FOURTH, to the payment of the outstanding principal amount of the Credit Party Obligations;

FIFTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above.

(c) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

3.16	Evidence of Debt.

(a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

(b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender’s share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

(c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

3.17	Replacement of Affected Lenders.

If any Lender becomes a Defaulting Lender or an Impacted Lender or is owed increased costs under Section 3.6, Section 3.8 or Section 3.9, or the Borrower is required to make any payments under Section 3.11 to any Lender in excess of those to the other Lenders or if any Lender elects not to enter into any amendment, modification, consent or waiver with respect to the Credit Agreement or any other Credit Document requested by the Borrower, which amendment, modification, consent or waiver cannot become effective without the consent of such Lender, the Borrower shall have the right, if no Event of Default then exists, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute an Impacted Lender at the time of such replacement (collectively, the “Replacement Lender”), provided that (i) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into an Assignment and Assumption in the form of Exhibit 11.3(b) and in accordance with Section 11.3(b)(iv), pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of the Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.6. The Replaced Lender shall be required to deliver for cancellation its applicable Notes to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

SECTION 4

GUARANTY

4.1	The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

4.2	Obligations Unconditional.

The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

(c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

(e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

4.3	Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4	Certain Additional Waivers.

In the event that North Carolina law is determined to be controlling in any legal action or proceeding with respect to this Section 4 notwithstanding the parties’ contractual choice of New York law pursuant to Section 11.10(a), each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. §§ 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

4.5	Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.6	Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Credit Party Obligations; (b) “Pro Rata Share” shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Credit Party Obligations of (i) the amount by which the aggregate present fair salable value on a going concern basis of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value on a going concern basis of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (e) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value on a going concern basis of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value on a going concern basis of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Credit Party Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.5.

4.7	Guarantee of Payment; Continuing Guarantee.

The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

SECTION 5

CONDITIONS

5.1	Closing Conditions.

The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans shall be subject to satisfaction of the following conditions:

(a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Notes, (iii) the Security Agreement and (iv) the Pledge Agreement.

(b) Corporate Documents. Receipt by the Administrative Agent of the following:

(i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party (other than Merritt, Hawkins & Associates) certified to be true and complete as of a recent date by the appropriate Governmental

Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date. With respect to Merritt, Hawkins & Associates, the Administrative Agent shall receive articles or certificates of incorporation or other charter documents certified by a secretary or assistant secretary of Merritt, Hawkins & Associates to be true and correct as of the Closing Date.

(ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

(iii) Resolutions. Copies of resolutions of the Board of Directors or other governing body of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

(iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and the state or other jurisdiction of the chief executive office or principal place of business and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(c) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date:

(i) a legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, in form and substance reasonably satisfactory to the Administrative Agent;

(ii) a legal opinion of special Nevada counsel Lionel Sawyer & Collins, in form and substance reasonably satisfactory to the Administrative Agent;

(iii) a legal opinion of special California counsel Cooley Godward Kronish LLP with respect to Merritt, Hawkins & Associates, in form and substance reasonably satisfactory to the Administrative Agent;

(iv) a legal opinion of special Texas counsel Locke Lord Bissell & Lidell LLP with respect to The MHA Group, Inc., AMN Healthcare Allied, Inc. and RN Demand, Inc., in form and substance reasonably satisfactory to the Administrative Agent; and

(v) a legal opinion of special Missouri counsel Goffstein, Raskas, Pomerantz, Kraus & Sherman, L.L.C. with respect to Linde Health Care Staffing, Inc., in form and substance reasonably satisfactory to the Administrative Agent.

(d) Personal Property Collateral. The Administrative Agent shall have received:

(i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii) searches of ownership of, and Liens on, Intellectual Property of each Credit Party in the appropriate governmental offices;

(iv) subject to the terms of the Intercreditor Agreement, all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto;

(v) such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Collateral;

(vi) subject to the terms of the Intercreditor Agreement, all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s security interest in the Collateral; and

(vii) duly executed consents as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral.

(e) Financial Statements.

(i) Receipt and reasonably satisfactory review by the Lenders of the consolidated financial statements of the Parent for the fiscal years ended 2007, 2008 and 2009, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP and such other financial information as the Administrative Agent may reasonably request.

(ii) The Lenders shall have received pro forma consolidated financial statements of the Consolidated Parties, and forecasts prepared by management of the Parent and/or Borrower, each in form reasonably satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of this Credit Facility.

(f) Evidence of Insurance. Receipt by the Administrative Agent of copies of certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents and subject to the terms of the Intercreditor Agreement, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(g) Other Indebtedness. Receipt by the Administrative Agent of evidence that, as of the Closing Date immediately after giving effect to the application of the proceeds of Loans made on the Closing Date, the Consolidated Parties shall have no Consolidated Funded Indebtedness other than Indebtedness permitted under Section 8.1.

(h) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that (i) all governmental and third party consents and approvals (including, without limitation, the Board of Directors of the Borrower and the Parent), if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (ii) there shall not have occurred a (x) Material Adverse Effect with respect to the Parent and its Subsidiaries taken as a whole since the date the Parent’s form 10-k for the fiscal year ended December 31, 2009 was filed with the SEC or (y) a Target Material Adverse Effect (as defined in the Acquisition Agreement) with respect to the Acquired Company and its Subsidiaries taken as a whole since January 3, 2010, (iii) no action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (iv) the Medfinders Acquisition has been consummated and (v) immediately after giving effect to the Transaction, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects as of the Closing Date (except for those which expressly relate to an earlier date, in which case, they are true and correct in all material respects as of such earlier date), (C) the Credit Parties, on a consolidated basis, are Solvent, and (D) (1) the Consolidated Leverage Ratio of the Consolidated Parties as of the Closing Date (which Consolidated Leverage Ratio shall be calculated reflecting the Medfinders Acquisition on a Pro Forma Basis as of the first day of such period as if the Medfinders Acquisition occurred as of such date) was not greater than 3.60 to 1.0 for the twelve month period ending on June 30, 2010 and (2) Consolidated EBITDA of the Consolidated Parties (which Consolidated EBITDA shall be calculated reflecting the Medfinders Acquisition on a Pro Forma Basis as of the first day of such period as if the Medfinders Acquisition occurred as of such date) will be at least $65 million for the twelve months ended June 30, 2010.

(i) Consummation of Acquisition. The Medfinders Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and in material compliance with applicable law and regulatory approvals. The Administrative Agent shall have approved the Acquisition Agreement (it being understood that the draft of the Acquisition Agreement dated July 28, 2010 is acceptable to the Administrative Agent) and all other material agreements, instruments and documents relating to the Medfinders Acquisition, which agreements and documents shall provide for an aggregate purchase price (including assumption of Indebtedness) not in excess of $270 million (excluding any earn out payments). The Administrative Agent shall have received an officer’s certificate from the Parent (A) confirming that there have been no material modifications to the Acquisition Agreement without the consent of the Administrative Agent, to the extent such modifications could reasonably be expected to materially adversely effect the Lenders, (B) attaching a certified copy of the Acquisition Agreement, with all amendments, modifications, supplements and attachments and (C) confirming that the Medfinders Acquisition has been, or contemporaneously with the making of the initial Loans hereunder, will be consummated in accordance with the terms of the Acquisition Agreement and in compliance with material applicable law and regulatory approvals and that the Parent and/or the Borrower shall have used not less than $33.1 million of cash-on-hand (immediately prior to the Transaction) to fund the cash portion of the Acquisition consideration.

(j) Repayment of Acquired Company Indebtedness. The Administrative Agent shall have received reasonably satisfactory evidence that the repayment, with proceeds of the Loans hereunder, of all Indebtedness (other than the Backstopped Letters of Credit) of the Acquired Company shall have occurred .

(k) Notice of Borrowing. The Borrower shall have delivered an appropriate Notice of Borrowing.

(1) First Lien Financing. The Lenders shall be reasonably satisfied with the terms and conditions of the First Lien Financing, including, without limitation, the first amendment thereto. The Administrative Agent shall have received satisfactory evidence that simultaneously with the making of the initial Loans hereunder, the Borrower shall receive not less than $77.75 million in gross cash proceeds from the First Lien Credit Agreement.

(m) Execution of Counterparts of Intercreditor Agreement. The Administrative Agent shall have received counterparts of the Intercreditor Agreement, which collectively shall have been duly executed on behalf of each of the Borrower, the Administrative Agent and the First Lien Administrative Agent and shall be in form and substance reasonably satisfactory to the Lenders.

(n) Ratings. The Parent shall have received (i) a current corporate family rating and a current corporate rating, respectively, from each of Moody’s and S&P and (ii) a current facility rating with respect to the Loans from each of Moody’s and S&P.

(o) Fees and Expenses. Payment by the Credit Parties to the Lenders, the Administrative Agent, the Syndication Agents and the Arrangers of all fees and expenses relating to the credit facilities which are due and payable on the Closing Date.

(p) Attorney Costs. Payment by the Credit Parties of all reasonable fees, charges and disbursements of outside counsel to the Administrative Agent and the Syndication Agents (directly to such counsel if requested by the Administrative Agent and/or either Syndication Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(q) Other. Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 6

REPRESENTATIONS AND WARRANTIES

The Credit Parties hereby represent to the Administrative Agent and each Lender that:

6.1	Financial Condition.

(a) The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal year ended December 31, 2009 (including the notes thereto) (i) have been audited by (A) with respect to the Acquired Company, Ernst & Young and (B) with respect to the other Consolidated Parties, KPMG LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of each of the Consolidated Parties referred in clauses (A) and (B) of this paragraph as of such date and for such periods, it being understood that each of the Acquired Company and the other Consolidated Parties were independent businesses and not aggregated for purposes of preparing consolidated financial statements for periods prior to the Closing Date. The unaudited interim balance sheets of each of the Consolidated Parties referred in clauses (A) and (B) of this paragraph as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal quarterly period ended after December 31, 2009 and prior to the Closing Date (i) have been prepared in accordance with GAAP consistently applied for interim financial statements throughout the periods covered thereby, and (ii) present fairly in all material respects the consolidated and consolidating financial condition, results of operations and cash flows of the of each of the Consolidated Parties referred in clauses (A) and (B) of this paragraph as of such date and for such periods except that they do not contain the materials and disclosures to be found in notes to financial statements prepared in accordance with GAAP nor do they reflect year-end adjustments. Other than the Medfinders Acquisition, during the period from December 31, 2009 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto.

(b) The financial statements delivered pursuant to Section 7.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly in all material respects (on the basis disclosed in the footnotes, if any, to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

6.2	No Material Change.

Since the date the Parent’s Form 10-K was filed with the SEC for the fiscal quarter year December 31, 2009, there has been no development or event relating to or affecting any Consolidated Party (other than the Acquired Company) which has had or could reasonably be expected to have a Material Adverse Effect and since the Closing Date, there has been no development or event relating to or affecting any Consolidated Party (including the Acquired Company) which has had or could reasonably be expected to have a Material Adverse Effect.

6.3	Organization and Good Standing.

Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

6.4	Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4 and (ii) filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5	No Conflicts.

Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any material Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation, contravention, conflict or default of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to its properties.

6.6	No Default.

No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Administrative Agent.

6.7	Ownership.

Except to the extent the failure of which could not reasonably be expected to have a Material Adverse Effect, each of the Consolidated Parties is the owner of, and has good and marketable title to, or a valid leasehold interest in, all of its respective assets shown on the balance sheet dated June 30, 2010 and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of such Person’s business or as have been disposed of in the ordinary course of business or as otherwise permitted by this Credit Agreement, and except for minor defects in title that do not interfere with the ability of such Person to conduct its business as now conducted, and none of such assets is subject to any Lien other than Permitted Liens.

6.8	Indebtedness.

Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

6.9	Litigation.

There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Executive Officer of any Credit Party, threatened in writing against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

6.10	Taxes.

The Parent, the Borrower and, except as disclosed in Schedule 6.10, each of the other Consolidated Parties has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Except as disclosed in Schedule 6.10, no Credit Party is aware as of the Closing Date of any proposed material tax assessments by any taxing authority against any Consolidated Party.

6.11	Compliance with Law.

Each of the Consolidated Parties is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. No Requirement of Law could reasonably be expected to cause a Material Adverse Effect.

6.12	ERISA.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Consolidated Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. The Consolidated Parties and each ERISA Affiliate have made all minimum required contributions to each Plan subject to Section 412 or Section 430 of the Code.

(b) There are no pending or, to the best knowledge of the Consolidated Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan is in “at risk status” (as defined in Section 430(i)(4) of the Code after giving effect to Section 430(i)(4)(B) and any other pension funding or transitional pension funding relief in effect at the relevant time); (iii) no Consolidated Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Consolidated Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Consolidated Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13	Corporate Structure; Capital Stock, etc.

The capital and ownership structure of the Consolidated Parties as of the Closing Date is as described in Schedule 6.13A. Set forth on Schedule 6.13B is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Persons is validly issued, fully paid and non-assessable and as of the Closing Date is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on Schedule 6.13B, free and clear of all Liens (other than Permitted Liens). As of the Closing Date, other than as set forth in Schedule 6.13B, neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

6.14	Governmental Regulations, Etc.

(a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Laws or any of Regulations U and X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no proceeds of the Loans will be used, directly or indirectly, for the purpose of “buying” or “carrying” any “margin stock” within the meaning of Regulations U and X, or for the purpose of purchasing or carrying or trading in any securities.

(b) None of the Consolidated Parties is (i) subject to regulation as an “investment company”, or a company “controlled” by “investment company”, within the meaning of the Investment Company Act of 1940, as amended or (ii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

6.15	Purpose of Loans.

The Borrower will use the proceeds of the Loans to (a) provide for working capital, capital expenditures and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions), (b) on the Closing Date to consummate the Medfinders Acquisition and the other Transactions and (c) pay fees and expenses relating to any of the foregoing.

6.16	Environmental Matters.

Except as would not reasonably be expected to have a Material Adverse Effect:

(a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the “Real Properties”) and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Consolidated Parties (the “Businesses”), and there are no conditions relating to the Real Properties or the Businesses that are reasonably likely to give rise to liability under any applicable Environmental Laws.

(b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or are reasonably likely to give rise to liability under, Environmental Laws.

(c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that are reasonably likely to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

(f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that are reasonably likely to give rise to liability under Environmental Laws.

6.17	Intellectual Property.

Each of the Consolidated Parties owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by each of the Consolidated Parties. Except as provided on Schedule 6.17, no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18	Investments.

All Investments of each of the Consolidated Parties are Permitted Investments.

6.19	Business Locations.

Set forth on Schedule 6.19(a) is a list as of the Closing Date of all real property located in the United States and owned or leased by any Credit Party with street address and state where located. Set forth on Schedule 6.19(b) is a list as of the Closing Date of all locations where any tangible personal property of a Credit Party is located, including street address and state where located. Set forth on Schedule 6.19(c) is the chief executive office and principal place of business of each Credit Party as of the Closing Date.

6.20	Disclosure.

Taken as whole, this Credit Agreement, the financial statements referred to in Section 6.1(a) and the other documents, certificates or statements furnished by or on behalf of any Consolidated Party in connection with this Credit Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein in light of the circumstances under which they were made not misleading.

6.21	No Burdensome Restrictions.

No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.22	Brokers’ Fees.

No Consolidated Party has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

6.23	Labor Matters.

Other than as set forth on Schedule 6.23, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.24	Nature of Business.

As of the Closing Date, the Consolidated Parties are engaged in the business of providing temporary healthcare staffing services, workforce management solutions, physician permanent placement services and home healthcare services.

6.25	Solvency.

As of the Closing Date, the Borrower is Solvent, and the Credit Parties are Solvent on a consolidated basis.

6.26	OFAC.

Neither any Credit Party nor any of its Subsidiaries or Affiliates: (a) is a Sanctioned Person, (b) has more than ten (10%) percent of its assets in Sanctioned Entities, or (c) derives more than ten (10%) percent of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

6.27	Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended. Neither any Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Neither any Credit Party nor any of its Subsidiaries is a blocked person described in Section 1 of the Anti-Terrorism Order or, to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person. Each Credit Party shall deliver to Administrative Agent and Lenders any certification or other evidence reasonably requested from time to time by Administrative Agent or any Lender confirming compliance with this Section 6.27.

SECTION 7

AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding:

7.1	Information Covenants.

The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent:

(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Parent (beginning with the fiscal year of the Parent ending December 31, 2010), a consolidated balance sheet and income statement of the Parent as of the end of such fiscal year, together with related consolidated statements of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Parent as a going concern or any other material qualifications or exceptions. The financial statements delivered pursuant to this Section 7.1(a) shall be accompanied by a schedule providing, in form and substance reasonably satisfactory to the Administrative Agent, the consolidating financial statements of (i) the Consolidated Parties, taken as a whole and (ii) the Excluded JV’s, taken as a whole. Notwithstanding the foregoing, the Lenders agree that, to the extent that the requirements of this clause (a) are contained in the annual report of the Parent for such fiscal year on Form 10-K as filed with the SEC (the “Annual Report”), the obligations of the Credit Parties under this clause (a) will be satisfied by delivering to the Administrative Agent, within 90 days after the end of such fiscal year, the Annual Report.

(b) Quarterly Statements. As soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of the Parent (beginning with the fiscal quarter of the Parent ending September 30, 2010), (i) a consolidated balance sheet and income statement of the Parent as of the end of such fiscal quarter, together with related consolidated statements of retained earnings and cash flows for such fiscal quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Parent and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes (it being understood that the financial statements delivered pursuant to this Section 7.1(b)(i) shall be accompanied by a schedule providing, in form and substance reasonably satisfactory to the Administrative Agent, the consolidating financial statements of (A) the Consolidated Parties, taken as a whole and (B) the Excluded JV’s, taken as a whole) (the Lenders agree that, to the extent that the requirements of this clause (i) are contained in the quarterly report of the Parent for such fiscal quarter on Form 10-Q as filed with the SEC (the “Quarterly Report”), the obligations of the Credit Parties under this clause (i) will be satisfied by delivering to the Administrative Agent, within 45 days after the end of such fiscal quarter, the Quarterly Report) and (ii) a disclosure statement (the “Disclosure Statement”) in reasonable form and detail and reasonably acceptable to the Administrative Agent setting forth the adjustments to the financial statements delivered pursuant to clause (i) above necessary to determine the consolidated balance sheet and income statement and the related consolidated statements of retained earnings and cash flows of the Consolidated Parties as of the end of such fiscal quarter, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such Disclosure Statement when combined with the Quarterly Report present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

(c) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

(d) Annual Business Plan and Budgets. As soon as available but in any event no later than 45 days following the end of each fiscal year of the Borrower, an annual business plan and budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next four fiscal quarters and the next fiscal year.

(e) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Credit Parties, a certificate executed by an Executive Officer of the Borrower providing (i) the amount of all Asset Dispositions that were made during the prior fiscal year and (ii) an Excess Cash Flow calculation.

(f) Auditor’s Reports. Within a reasonable time period after receipt, a copy of any “management letter” submitted by independent accountants to any Consolidated Party in connection with any annual audit of the books of such Person.

(g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency (other than exhibits and registration statements on Form S-8) and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(h) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is reasonably likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect; and (iii) any material change in accounting policies or financial reporting practices by the Parent, the Borrower or any Subsidiary.

(i) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Pension Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to cause the Pension Plan to enter “at risk status” as defined in Section 430(i)(4) of the Code after giving effect to Section 430(i)(4)(B) and any other pension funding or transitional pension funding relief in effect at the relevant time, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Pension Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(j) Environmental. Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent reasonably believes has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.16 to be untrue in any material respect, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties’ expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

(k) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by an Executive Officer of the

Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

(1) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.1(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Certificates required by Section 7.1(c) to the Administrative Agent. Except for such Officer’s Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Syndication Agents and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (x) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; and (y) the Administrative Agent, the Syndication Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”

7.2	Preservation of Existence and Franchises.

Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, authority and material rights and franchises.

7.3	Books and Records.

Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

7.4	Compliance with Law.

Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

7.5	Payment of Taxes and Other Indebtedness.

Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

7.6	Insurance.

(a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). Subject to the terms of the Intercreditor Agreement, the Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled. The present insurance coverage of the Consolidated Parties as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

(b) In the event that any of the Consolidated Parties receive Net Cash Proceeds of any Extraordinary Receipts in excess of $500,000 in aggregate amount during any fiscal year of the Consolidated Parties (“Excess Proceeds”) on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Consolidated Parties (with respect to any Consolidated Party, an “Involuntary Disposition”), the Credit Parties shall, within the period of 360 days following the date of receipt of such Excess Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to (i) make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) or (ii) subject to the terms of the Intercreditor Agreement and Section 3.3(b)(v)(ii), prepay the Loans in accordance with the terms of Section 3.3(b)(ii)(B); provided, however, that such Person shall not undertake replacement or restoration of such Property unless, after giving pro forma effect to any Consolidated Funded Indebtedness to be incurred in connection with such replacement or restoration, no Default or Event of Default would have occurred as of the most recent fiscal quarter end preceding the date of determination with respect to which the Administrative Agent has received the Required Financial Information (assuming, for purposes hereof, that such Consolidated Funded Indebtedness was incurred as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end). Subject to the terms of the Intercreditor Agreement, all insurance proceeds shall be subject to the security interest of the Administrative Agent (for the ratable benefit of the Lenders) under the Collateral Documents. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce Indebtedness under the First Lien Credit Agreement or to make Permitted Investments.

7.7	Maintenance of Property.

Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8	Performance of Obligations.

Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its material obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

7.9	Use of Proceeds.

The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

7.10	Audits/Inspections.

Upon reasonable notice and during normal business hours (and (a) with respect to inspections initiated by the Administrative Agent, at the expense of the Borrower (not to exceed $10,000 per annum) and (b) with respect to inspections initiated by a Lender, at the expense of such Lender), each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person; provided, however, that, unless an Event of Default shall be in existence, neither the Administrative Agent nor the Lenders, collectively, shall exercise their rights under this sentence more often than one time during any calendar year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11	Financial Covenants.

(a) Consolidated Leverage Ratio. The Credit Parties shall not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be greater than:

Fiscal Year	March 31	June 30	September 30	December 31
2010			4.75 to 1.00	4.75 to 1.00
2011	4.75 to 1.00	4.75 to 1.00	4.50 to 1.00	4.00 to 1.00
2012	4.00 to 1.00	3.75 to 1.00	3.75 to 1.00	2.75 to 1.00
2013	2.75 to 1.00	2.75 to 1.00	2.75 to 1.00	2.50 to 1.00
2014 and thereafter	2.50 to 1.00	2.50 to 1.00	2.50 to 1.00	2.50 to 1.00

(b) Consolidated Fixed Charge Coverage Ratio. The Credit Parties shall not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be less than 1.15 to 1.00.

7.12	Additional Guarantors.

Immediately upon any Person becoming a Guarantor under the First Lien Credit Agreement and as soon as practicable and in any event within 30 days (or such additional time as consented to by the Administrative Agent) after any Person becomes a direct or indirect Subsidiary (other than an Excluded Subsidiary) of the Parent, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary (other than an Excluded Subsidiary), (i) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12 and (ii) subject to the terms of the Intercreditor Agreement, cause 100% of the issued and outstanding Capital Stock of such Person to be delivered (if certificated) to the Administrative Agent (together with undated stock powers signed in blank) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form reasonably acceptable to the Administrative Agent, (b) subject to the terms of the Intercreditor Agreement, if such Person is a direct Foreign Subsidiary (other than an Excluded Subsidiary) of a Credit Party, cause 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (i) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100%) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Person to be delivered (if certificated) to the Administrative Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Administrative Agent and (c) subject to the terms of the Intercreditor Agreement, cause such Person to (i) if such Person is a Domestic Subsidiary (other than an Excluded Subsidiary) which has any real Property required by Section 7.13 to be pledged to the Administrative Agent, deliver to the Administrative Agent with respect to such real Property, such real property documents, instruments and other items, in form reasonably acceptable to the Administrative Agent, as the Administrative Agent shall reasonably request in order the provide the Administrative Agent with a second priority (or, to the extent the obligations under the First Lien Credit Agreement have been Fully Satisfied (as defined in the First Lien Credit Agreement), a first priority), perfected and title insured Lien in such real Property to secure the Credit Party Obligations and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(b), (c) and (d), all in form, content and scope reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, (i) in no event shall any Excluded JV or Excluded Subsidiary be required to become a Guarantor hereunder, (ii) in no event shall any Credit Party be required to pledge any Capital Stock of any Excluded JV to the Administrative Agent or any Lender and (iii) the Borrower may, at its option, elect to join any Excluded Subsidiary as a Guarantor by causing such Excluded Subsidiary to comply with the provisions contained in this Section 7.12 and in Section 7.13 (it being understood and agreed that no legal opinion shall be required to be delivered in connection with the joinder of any Excluded Subsidiary).

7.13	Pledged Assets.

Each Credit Party will cause all of its owned Property other than Excluded Property, to be subject at all times to second priority (or, to the extent the obligations under the First Lien Credit Agreement have been Fully Satisfied, a first priority), perfected and title insured Liens in favor of the Administrative Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens. In keeping with the requirements of the preceding sentence, each Credit Party will deliver to the Administrative Agent, with respect to any owned real Property acquired by such Person subsequent to the Closing Date and required by this Section 7.13 to be pledged to the Administrative Agent, such real property documents, instruments and other items, in form reasonably acceptable to the Administrative Agent, as the Administrative Agent shall reasonably request in order the provide the Administrative Agent with a second priority (or, to the extent the obligations under the First Lien Credit Agreement have been Fully Satisfied (as defined in the First Lien Credit Agreement), a first priority), perfected and title insured Lien in such owned real Property to secure the Credit Party Obligations. Without limiting the generality of the above, the Credit Parties will cause (i) 100% of the issued and outstanding Capital Stock of the Borrower, (ii) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary and (iii) 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (i) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary directly owned by the Parent or any Domestic Subsidiary to be subject at all times to a second priority (or, to the extent the obligations under the First Lien Credit Agreement have been Fully Satisfied (as defined in the First Lien Credit Agreement), a first priority), perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request. For the avoidance of doubt, to the extent the collateral items listed in Sections 7.12 or 7.13 are delivered to the First Lien Administrative Agent in accordance with the terms of the Intercreditor Agreement the requirements of this Section 7.13 shall be satisfied.

7.14	Environmental.

The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Real Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Real Properties to the extent any failure to undertake such action could reasonably be expected to have a Material Adverse Effect.

SECTION 8

NEGATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding:

8.1	Indebtedness.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

(b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

(c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness under this clause (c) for all such Persons taken together shall not exceed an aggregate principal amount of $8,250,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(d) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

(e) intercompany Indebtedness arising out of loans, advances and Guaranty Obligations permitted under Section 8.6;

(f) Indebtedness of any Subsidiary of the Borrower that existed at the time such Person became a Subsidiary of the Borrower in connection with a Permitted Acquisition and Indebtedness assumed by the Borrower or any Subsidiary of the Borrower in connection with a Permitted Acquisition; provided that (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition; (ii) the total of all such Indebtedness under this clause (g) for all such Persons taken together shall not exceed an aggregate principal amount of $11,000,000 at any one time outstanding; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(g) Subordinated Indebtedness of the Borrower in an aggregate principal amount not to exceed $16,500,000 at any one time outstanding plus any accumulated accrued pay-in-kind interest on such Indebtedness;

(h) Guaranty Obligations of the Parent, the Borrower or any of the Subsidiaries of the Parent with respect to any Indebtedness of the Parent or any of its Subsidiaries permitted by this Section 8.1;

(i) other unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $11,000,000 at any one time outstanding;

(j) Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management or deposit accounts;

(k) Indebtedness under the Cash Collateral Agreement (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness) in an aggregate principal amount not to exceed $25,500,000 at any one time outstanding; and

(l) to the extent that any earn-out payments due under any acquisition agreement by any Consolidated Party (the “Earn-Out Liabilities”) constitute “the deferred purchase price of Property or services purchased by such Person” pursuant to clause (d) of the definition of Indebtedness, Earn-Out Liabilities in an amount not to exceed $22,000,000;

(m) Indebtedness incurred in connection with the First Lien Credit Agreement (including, without limitation, any cash management and hedging agreements thereunder); and

(n) Indebtedness with respect to the Backstopped Letters of Credit (to the extent constituting Indebtedness).

8.2	Liens.

The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

8.3	Nature of Business.

The Credit Parties will not permit any Consolidated Party to engage at any time in any business or business activity other than the business conducted by such Person as of the Closing Date and any business reasonably related or similar thereto.

8.4	Consolidation, Merger, Dissolution, etc.

Except in connection with a Permitted Asset Disposition, the Credit Parties will not permit any Consolidated Party to merge or consolidate or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4 but subject to the terms of Sections 7.12 and 7.13, (a) the Borrower may merge or consolidate with any of its Subsidiaries; provided that the Borrower shall be the continuing or surviving corporation, (b) any Credit Party other than the Parent or the Borrower may merge or consolidate with any other Credit Party other than the Parent or the Borrower, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that such Credit Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under Section 8.5, (f) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect. It is understood that this Section 8.4 shall not prohibit any Consolidated Party from entering into any agreement of merger or consolidation, but shall prohibit the consummation of any such merger or consolidation (except as permitted pursuant to this Section 8.4).

8.5	Asset Dispositions.

The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition unless (a) at least 80% of the consideration paid in connection therewith shall consist of cash or Cash Equivalents, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.13, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Closing Date shall not exceed $5,500,000, (f) if the aggregate net book value of the assets being sold or otherwise disposed of by the Consolidated Parties in such transaction exceeds $250,000, a certificate of an Executive Officer of the Borrower specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition and (g) the Credit Parties shall, within the period of 360 days following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the “Application Period”), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) make Eligible Reinvestments or (ii) prepay Indebtedness (or cash collateralize letter of credit obligations) in accordance with the terms of the First Lien Credit Agreement or, thereafter, prepay the Loans in accordance with the terms of Section 3.3(b)(ii)(A). Pending final application of the Net Cash Proceeds of any Asset Disposition in accordance with the terms of the First Lien Credit Agreement or Section 3.3(b)(ii)(A), as applicable, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce Indebtedness under the First Lien Credit Agreement or to make Investments in Cash Equivalents.

Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent’s security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

8.6	Investments.

The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

8.7	Restricted Payments.

The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries); provided that the proceeds of any dividends or distributions made to the Parent in reliance of this clause (a) are subsequently contributed by the Parent to a Credit Party, (b) payments by any Consolidated Parties to the Parent in respect of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated, combined, unitary or similar basis), (c) loans, advances, dividends or distributions by any Consolidated Party to the Parent not to exceed $5,500,000 in any fiscal year to enable the Parent to pay (i) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting obligations in respect of any Indebtedness of the Parent permitted under Section 8.1, (ii) for corporate, administrative and operating expenses in the ordinary course of business (including, without limitation, costs and expenses in connection with advisory fees, commissions and expenses incurred by a Credit Party in connection with any Permitted Acquisition or other business combination permitted under this Credit Agreement), (d) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent held by members of senior management and other key employees of the Parent and its Subsidiaries in an aggregate cash amount not to exceed $11,000,000 in the aggregate following the Closing Date; provided that no Default or Event of Default exists either before or after giving effect to such Restricted Payment, (e) as permitted by Section 8.8 or Section 8.9, (f) payments in kind of interest accrued in respect of any Subordinated Indebtedness, (g) the refinancing of any Subordinated Indebtedness with the proceeds received from any Equity Issuance or other Subordinated Indebtedness to the extent not required to be applied to the Loans hereunder pursuant to Section 3.3, (h) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to make the payments or reimbursements of fees and expenses to the extent permitted by Section 8.9(f), (i) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to effect any repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent to the extent permitted by Section 8.7(d), (j) such other Restricted Payments in addition to the foregoing in an aggregate cash amount not to exceed $5,500,000 in the aggregate following the Closing Date; provided that no Default or Event of Default exists either before or after giving effect to such Restricted Payment and (k) the Borrower may use a portion of the proceeds of the Loan to make a dividend to the Parent on the Closing Date to allow the Parent to concurrently fund a portion of the Transactions.

8.8	Other Indebtedness, etc.

The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (i) after the issuance thereof, amend or modify any of the terms of any Indebtedness (other than the First Lien Credit Agreement or this Agreement) of any such Person if such amendment or modification would add or change any terms in a manner adverse to such Person, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (other than Indebtedness under the First Lien Credit Agreement or this Agreement) of such Person, (b) shorten the final maturity of any Subordinated Indebtedness or amend or modify any of the subordination provisions of any Subordinated Indebtedness, (c)make interest payments in respect of any Subordinated Indebtedness in violation of the subordination provisions of the documents evidencing and/or governing such Subordinated Indebtedness or (d) except as otherwise permitted under Section 8.7, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness.

8.9	Transactions with Affiliates.

The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, (c) transactions expressly permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (d) customary compensation and reimbursement of expenses of officers and directors, (e) transactions described on Schedule 8.9, (f) payment or reimbursement of fees and expenses of the Parent and any of its shareholders in connection with any registration of the Capital Stock of the Parent pursuant to registration rights agreements or as otherwise approved by the Board of Directors of the Borrower or Parent in an amount not to exceed $5,500,000 in any fiscal year, and (g) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.10	Organizational Documents; Fiscal Year.

The Credit Parties will not permit any Consolidated Party to (i) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the Lenders or (ii) change its fiscal year.

8.11	Limitation on Restricted Actions.

Except as contemplated by the Intercreditor Agreement or the First Lien Credit Agreement, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) documents evidencing and/or governing any Subordinated Indebtedness to the extent consistent with the restrictions in this Section 8.11, (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c) or Section 8.1(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any

Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (vi) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale.

8.12	Ownership of Subsidiaries; Limitations on Parent.

Notwithstanding any other provisions of this Credit Agreement to the contrary:

(a) The Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.

(b) The Parent shall not (i) hold any material assets other than (A) the Capital Stock of the Borrower or any Wholly-Owned Subsidiary of the Parent that is a Credit Party or an Excluded Subsidiary, (B) the Capital Stock of the Parent repurchased, redeemed or otherwise acquired or retired for value by the Parent to the extent permitted by Section 8.7 and (C) cash to the extent permitted by Section 8.7, (ii) have any liabilities other than (A) Indebtedness permitted under Section 8.1, (B) tax liabilities in the ordinary course of business, (C) loans, advances and payments permitted under Section 8.9, (D) corporate, administrative and operating expenses in the ordinary course of business and (E) other liabilities under (1) the Credit Documents and the First Lien Credit Agreement, (2) the documents evidencing and/or governing any Subordinated Indebtedness, (3) registration rights agreements, (4) stock option plans (including, without limitation, those in existence on the Closing Date), or (5) any other agreement, document or instrument related to any of the foregoing or (iii) engage in any business other than (A) owning the Capital Stock of the Borrower or any Wholly-Owned Subsidiary of the Parent that is a Credit Party or an Excluded Subsidiary and activities incidental or related thereto, (B) acting as a Guarantor hereunder and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party and the First Lien Credit Agreement, (C) activities related to its obligations under the Securities Laws, (D) acting as a borrower or guarantor, as applicable, in respect of Indebtedness permitted under Section 8.1, (E) in connection with the exercise of its rights under and its compliance with the obligations applicable to it under the documents listed in clause (ii)(E) above and (F) activities relating to any repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent to the extent permitted by Section 8.7.

8.13	Sale Leasebacks.

The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction.

8.14	Capital Expenditures.

The Credit Parties will not permit Consolidated Capital Expenditures for any fiscal year to exceed $17,500,000 plus the unused amount available for Consolidated Capital Expenditures under this Section 8.14 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year).

8.15	No Further Negative Pledges.

Except as contemplated by the Intercreditor Agreement, the Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(f), (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (d) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5, pending the consummation of such sale and (e) pursuant to the First Lien Credit Agreement and the First Lien Collateral Documents.

8.16	Limitation on Foreign Operations.

The Credit Parties will not permit (i) the Borrower and the Domestic Subsidiaries to own at any time less than 75% of Consolidated Total Assets or (ii) the portion of Consolidated EBITDA attributable to the Borrower and the Domestic Subsidiaries on a consolidated basis for any four quarter period to be less than 75% of total Consolidated EBITDA for such period.

SECTION 9

EVENTS OF DEFAULT

9.1	Events of Default.

An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

(a) Payment. Any Credit Party shall:

(i) default in the payment when due of any principal of any of the Loans, or

(ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

(b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

(c) Covenants. Any Credit Party shall:

(i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9 or 7.11 or Section 8;

(ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a) or (b), 7.12 or 7.13 and such default shall continue unremedied for a period of at least 15 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

(iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in clauses (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

(d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

(e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Person (other than an Excluded Subsidiary) after the Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person (other than an Excluded Subsidiary) after the Closing Date in accordance with Section 7.12) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

(f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

(g) Defaults under Other Indebtedness. (i) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement and the First Lien Credit Agreement) in excess of $2,500,000 in the aggregate for the Consolidated Parties taken as a whole, either (1) a default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) a default in the observance or performance of any other agreement or condition relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (with the giving of notice, if required), any such Indebtedness to become due prior to its stated maturity, or, in the case of any such Indebtedness constituting a Guaranty Obligation, to become due and payable and (ii) with respect to Indebtedness under the First Lien Credit Agreement, a default in the observance or performance of any agreement or condition relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (with the giving of notice, if required), any such Indebtedness to become due prior to its stated maturity and such holders have accelerated or otherwise caused such Indebtedness to be due and payable; or

(h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $5,500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $5,500,000: (i) any Pension Plan that, due to underfunding, is deemed to be in “at risk status” as defined in Section 430(i)(4) of the Code, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Pension Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which in may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

(j) Ownership. There shall occur a Change in Control.

9.2	Acceleration; Remedies.

Upon the occurrence and continuance of an Event of Default, the Administrative Agent shall, upon the request and direction of the Requisite Lenders, by written notice to the Credit Parties take any of the following actions:

(a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

(c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Administrative Agent or the Lenders, the Commitments automatically shall terminate, (ii) all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable.

SECTION 10

AGENCY PROVISIONS

10.1	Appointment and Authority.

The Lenders hereby irrevocably appoint Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

10.2	Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3	Exculpatory Provisions.

Neither the Administrative Agent nor the Syndication Agents nor the Documentation Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Syndication Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent, the Syndication Agents and the Documentation Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent, the Syndication Agents and the Documentation Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4	Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5	Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6	Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right (so long as no Default or Event of Default shall exist and be continuing, with the consent of the Borrower), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.7	Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.8	No Other Duties. Etc.

Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or the Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

10.9	Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Credit Party Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.5 and 11.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5 and 11.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10	Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations), (ii) that is sold, transferred or otherwise disposed or to be sold, transferred or otherwise disposed as part of or in connection with any transfer permitted hereunder or under any other Credit Document, (iii) subject to Section 11.6. if approved, authorized or ratified in writing by the Requisite Lenders, or (iv) in accordance with the terms of the Intercreditor Agreement

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (vii), (viii) or (xix) of the definition of Permitted Liens; and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(d) (i) enter into the Intercreditor Agreement and (ii) to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Credit Document in accordance with the terms of the Intercreditor Agreement.

Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.10.

SECTION 11

MISCELLANEOUS

11.1	Notices.

Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other electronic means) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Credit Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.1; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side

Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly and reasonably believed to be given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly and reasonably believed to be given by or on behalf of a Credit Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.2	Right of Set-Off; Adjustments.

Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

11.3	Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed (it being understood that disapproval of a proposed assignee by the Borrower because an assignment to such assignee would require increased costs under Section 3.6, Section 3.8 or Section 3.9, or would require the Borrower to make any payments under Section 3.11 to such assignee in excess of those to the other Lenders under this Agreement or any other Credit Documents shall be deemed to be a reasonable exercise of the Borrower’s rights hereunder)) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that if the Borrower shall be deemed to have consented to an assignment under this Section 11.3 if it has not disapproved of an assignment in writing within five (5) Business Days after receipt of notice by the Administrative Agent.

(B) the acknowledgment of the Administrative Agent (such acknowledgment not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in form and substance acceptable to the Administrative Agent.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement

(and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.9, 3.11, 3.12, and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.6 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.9 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Lender that is not a United States person under Section 7701(a)(30) of the Code if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.4	No Waiver; Remedies Cumulative.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5	Expenses; Indemnification.

(a) The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) (but not Taxes, which shall be governed by Sections 3.9 and 3.11), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Parent or any of its Subsidiaries, or any liability under Environmental Laws related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower or any Credit Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.14.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this

Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Credit Party Obligations.

11.6	Amendments, Waivers and Consents.

Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Requisite Lenders and acknowledged by the Administrative Agent, provided, however, that:

(a) without the written consent of each Lender, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to:

(i) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral,

(ii) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or the Parent from its or their obligations under the Credit Documents or all or substantially all of the value of the Guaranty,

(iii) amend, modify or waive any provision of this Section 11.6 or the definition of “Requisite Lenders”, or

(iv) waive any condition set forth in Section 5.1(a) – (p).

(b) without the written consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to

(i) extend the final maturity of any Loan, or any portion thereof, or extend or waive any principal payment of any Loan, or any portion thereof (it being understood that this clause (b)(i) shall not require the consent of each Lender affected thereby with respect to the extension or waiver of any mandatory prepayments required by Section 3.3(b)),

(ii) reduce the rate or extend the time of payment of interest on any Loan, or any portion thereof, or of any Fees,

(iii) reduce or waive the principal amount of any Loan, or any portion thereof,

(iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

(v) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Requisite Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.7	Counterparts.

This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile (or other electronic means) by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, upon the request of the Administrative Agent.

11.8	Headings.

The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9	Survival.

All indemnities set forth herein, including, without limitation, in Section 3.11, 3.12 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 11.13(b).

11.10	Governing Law; Submission to Jurisdiction; Venue.

(a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

(b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.11	Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.12	Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.13	Binding Effect; Termination.

(a) This Credit Agreement shall become effective at such time on or after the Closing Date upon satisfaction of all of the conditions in Section 5.1 and when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

(b) The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.

11.14	Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Credit Party and its obligations (so long as such actual or prospective counterparty or its advisor (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 11.14), (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (i) in connection with any pledge or assignment pursuant to Section 11.3(f) so long as such pledge or assignee agrees to be bound by the terms of this Section 11.14.

For purposes of this Section, “Information” means all information received from a Credit Party or any Subsidiary relating to the Credit Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material nonpublic information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

11.15	Source of Funds.

Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

(a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

(b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

(c) to the extent that any part of such funds constitutes assets of an insurance company’s general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA such that the assets of such general account do not constitute assets of an employee benefit plan;

(d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower; or

(e) such funds do not constitute assets of an employee benefit plan under Section 3(3) of ERISA or Section 4975 of the Code pursuant to Labor Regulation 2510.3-101.

As used in this Section 11.15, the terms “employee benefit plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

11.16	Regulation D.

Each of the Lenders hereby represents and warrants to the Borrower that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) which makes or acquires loans on the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.

11.17	Conflict.

To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

11.18	USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

11.19	No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor the Lenders has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor the Lenders has any obligation to disclose any of such interests to the Credit Parties and their respective Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	AMN HEALTHCARE, INC., a Nevada corporation

By:
	Name:	Bary G. Bailey
	Title:	Treasurer

PARENT:	AMN HEALTHCARE SERVICES, INC., a Delaware corporation

By:
	Name:	Bary G. Bailey
	Title:	Treasurer

SUBSIDIARY GUARANTORS:	AMN SERVICES, INC., a North Carolina corporation

By:
	Name:	Bary G. Bailey
	Title:	Treasurer

O’GRADY-PEYTON INTERNATIONAL (USA), INC., a Massachusetts corporation

By:
	Name:	Bary G. Bailey
	Title:	Treasurer

INTERNATIONAL HEALTHCARE RECRUITERS, INC., a Delaware corporation

By:
	Name:	Bary G. Bailey
	Title:	Treasurer

SECOND LIEN CREDIT AGREEMENT

AMN HEALTHCARE, INC.

AMN STAFFING SERVICES, INC., a Delaware corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

THE MHA GROUP, INC., a Texas corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

MERRITT, HAWKINS & ASSOCIATES, a California corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

AMN HEALTHCARE ALLIED, INC., a Texas corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

RN DEMAND, INC., a Texas corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

SECOND LIEN CREDIT AGREEMENT

AMN HEALTHCARE, INC.

STAFF CARE, INC., a Delaware corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

MHA ALLIED CONSULTING, INC., a Texas corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

AMN ALLIED SERVICES, LLC, a Delaware limited liability company

By:
Name:	Bary G. Bailey
Title:	Treasurer

LIFEWORK, INC., a Colorado corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

PHARMACY CHOICE, INC., a Colorado corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

RX PRO HEALTH, INC., a Colorado corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

SECOND LIEN CREDIT AGREEMENT

AMN HEALTHCARE, INC.

NIGHTINGALE ACQUISITION, LLC, a Delaware limited liability company

By:
Name:	Bary G. Bailey
Title:	Treasurer

NURSEFINDERS, INC., a Texas corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

B.C.P., INC., a Hawaii corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

NF SERVICES, INC., a New York corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

LINDE HEALTH CARE STAFFING, INC., a Missouri corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

SECOND LIEN CREDIT AGREEMENT

AMN HEALTHCARE, INC.

CLUB STAFFING, INC., a Delaware corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

RADIOLOGIC ENTERPRISES, INC., a North Carolina corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

NATIONAL HEALTHCARE STAFFING, LLC, a Florida limited liability company

By:
Name:	Bary G. Bailey
Title:	Treasurer

NF HOLDINGS CORPORATION, a Delaware corporation

By:
Name:	Bary G. Bailey
Title:	Treasurer

SECOND LIEN CREDIT AGREEMENT

AMN HEALTHCARE, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A., in its capacity as Administrative Agent

By:
	Name:	ROBERT RITTELMEYER
	Title:	VICE PRESIDENT

SECOND LIEN CREDIT AGREEMENT

AMN HEALTHCARE, INC.

LENDERS:	Bank of America, N.A., in its capacity as Lender

By:
	Name:	Alysa Trakas
	Title:	Vice President

AMN Healthcare, Inc.

Second Lien Credit Agreement

LENDERS:	SUNTRUST BANK, in its capacity as Lender

By:
	Name:	[ILLEGIBLE]
	Title:	Vice President

AMN Healthcare, Inc.

Second Lien Credit Agreement

SCHEDULE 1.1A

CONSOLIDATED EBITDA ADJUSTMENTS

Fiscal Quarter Period Ending on:	Amount of Consolidated EBITDA Adjustment
December 31, 2009	$1,300,000
March 31, 2010	$850,000
June 30, 2010	$350,000
September 30, 2010	$2,800,000

SCHEDULE 1.1B

CONSOLIDATED EBITDA ADJUSTMENTS

RELATING TO MEDFINDERS SYNERGIES AND INTEGRATION COSTS

For the Four Fiscal Quarter Period Ending on:	Maximum Amount of Consolidated Medfinders Synergies Adjustment(1)	Maximum Amount of Consolidated Integration Cost Adjustment(2)
September 30, 2010	$8,162,000	$1,500,000
December 31, 2010	$8,162,000	$2,750,000
March 31, 2011	$6,165,000	$3,250,000
June 30, 2011	$5,190,000	$3,750,000
September 30, 2011	$3,236,000	$4,000,000
December 31, 2011	$1,702,000	$4,250,000

1)	the aggregate amount of all expected cost reduction synergies added back to EBITDA as a result of the Medfinders Acquisition shall not exceed $8,162,000 through the life of the Credit Agreement.
2)	the aggregate amount of the integration cost adjustment to EBITDA as a result of the Medfinders Acquisition shall not exceed $4,250,000 through the life of the Credit Agreement.

Schedule 1.1C

INVESTMENTS

1.	In June 2009, Nursefinders, Inc. and Texas Health Resources, a non-profit organization operating 13 hospitals in North Texas, entered into a “Company Agreement” forming Texas Health Single Source Staffing, LLC. The effective date of the Agreement is June 8, 2009 and it has a 5 year term. The Company’s membership is as follows: (1) Texas Health Resources (“THR”) – 600 units, 60% membership; and Nursefinders, Inc. – 400 units, 40% membership.

Schedule 1.1D

EXISTING LIENS

Debtor	Secured Party	Collateral
AMN Healthcare Services, Inc. Merritt Hawkins & Associates Staff Care, Inc. Pharmacy Choice, Inc.	Avaya Financial Services	Leased Equipment

AMN Healthcare, Inc.	IOS Capital, LLC	Leased Equipment

AMN Healthcare, Inc. Merritt Hawkins & Associates	Pitney Bowes	Leased Equipment

Merritt Hawkins & Associates Staff Care, Inc.	Xerox Corporation	Leased Equipment

AMN Healthcare, Inc. AMN Healthcare Services, Inc. Pharmacy Choice, Inc.	Dell Financial Services	Leased Equipment

AMN Healthcare, Inc. Merritt Hawkins & Associates	CIT Communications Finance Corporation	Leased Equipment (Lease No. I005674)

Club Staffing, Inc.	Dell Financial Services L.P.	Computer equipment and peripherals

Nursefinders, Inc.	Imagenet Capital DFW LTD	Leased Equipment

Nursefinders, Inc.	Ricoh Customer Finance Corp	Leased Equipment

Schedule 1.1E

BACKSTOPPED LETTERS OF CREDIT

L/C Number	Current Value ($)	Beneficiary	Issuing Bank	Maturity Date
S611935	3,150,000.00	Zurich American Insurance Co.	RBS	08/02/2011
FOUSNYY000875	4,100,000.00	Zurich American Insurance Co.	Fortis Bank	08/02/2011
FOUSNYY000876	1,950,000.00	Zurich American Insurance Co.	Fortis Bank	08/02/2011
FOUSNYY000872	18,000.00	Travelers Indemnity Co.	Fortis Bank	08/02/2011
FOUSNYY000877	29,400.00	C&S Premier Properties	Fortis Bank	08/02/2011
FOUSNYY001111	1,800.000.00	Zurich American Insurance Co.	Fortis Bank	08/02/2011
S08330	750,000.00	Zurich American Insurance Co.	Svenska Handelsbanken	08/02/2011
S612918	400,000.00	Zurich American Insurance Co.	RBS	08/02/2011

Schedule 2.1(a)

LENDERS

Lenders and Commitments

Lender	Commitment	Commitment Percentage
BANK OF AMERICA, NA	$39,000,000	97.500000000%
SUNTRUST BANK	$1,000,000	2.500000000%

Total:	$40,000,000	100.0000000000%

Schedule 6.4

REQUIRED CONSENTS, AUTHORIZATIONS, NOTICES AND FILINGS

None.

Schedule 6.10

TAXES

1.	Staff Care, Inc. is subject of an assessment by the California Employment Development Department (“EDD”) with respect to the payment of certain payroll related taxes in connection with locum tenens and allied providers, for the period between April 1, 2001 and June 30, 2007. Staff Care, Inc. has appealed the EDD’s assessment as does not believe the assessment has merit. However, on September 5, 2008, Staff Care, Inc. made a payment to the EDD in the amount of $2.3 million to cease the accrual of interest while the appeal is pending. Of the $2.3 million payment, $1.8 million was related to periods prior to the acquisition of MHA Group, Inc. (“MHA”), which included Staff Care, Inc., in November 2005 and $0.5 million was related to the post-acquisition period. As part of the acquisition agreement of MHA, the MHA selling shareholders indemnified with respect to the $1.8 million related to the pre-acquisition period. On August 31, 2009, a settlement agreement with the MHA selling shareholders was entered into to release such shareholders from any further liability under the assessment in exchange for their release of claim to an additional $1.5 million in the holdback reserve. As a result of this settlement, a benefit to pre-tax income in the third quarter of 2009 of $1.5 million we recorded, but Staff Care, Inc. will be liable for any future costs related to the EDD assessments. There is potential exposure subsequent to the assessment period, but Staff Care, Inc. believes the exposure to be immaterial to the consolidated financial statements.

2.

3.	The Acquired Company has identified a potential error in the preparation of income tax returns for the periods ended 12/30/07 and 12/28/08 related to the amortization of Section 197 intangibles. However, because of the Acquired Company’s net tax loss carryforward position, no additional tax liability is expected to result. As a result the NOL on the 2007 and 2008 tax returns would be incorrect.

Schedule 6.13A

CORPORATE STRUCTURE

See attached.

AMN HEALTHCARE SERVICES, INC. AND SUBSIDIARIES ORGANIZATIONAL STRUCTURE AS OF 8/31/10

Schedule 6.13B

CORPORATE STRUCTURE

Name of Entity and State of Incorporation	Authorized Capital Stock	Issued and Outstanding Capital Stock	Issued and Outstanding Stock Options and Other Equity Interests	% of Common Stock Owned on Undiluted Basis	% of Common Stock Owned on Fully Diluted Basis
AMN Healthcare Services, Inc. (DE)	- 200,000,000 shares of Common Stock - 10,000,000 shares of Preferred Stock	- 32,787,914 shares of Common Stock as of July 28, 2010	- Agreements with the Credit Parties in respect of equity granted under stock option and equity plans: 2,656,049 shares of Common Stock as of June 30, 2010	Board of Directors and Executive Management: 0.30% Public Shareholders: 99.7%	Board of Directors and Executive Management: 0.30% Public Shareholders: 99.7%

AMN Healthcare, Inc., (NV)	- 2,500,000 shares of Common Stock	- 34,714 shares of Common Stock held by Healthcare Services	None	- Healthcare Services: 100%	N/A
O’Grady- Peyton International (USA), Inc. (MA)	- 12,500 shares of Common Stock	- 5,000 shares of Common Stock held by Healthcare	None	- Healthcare: 100%	N/A
AMN Services, Inc. (NC)	- 100 shares of Common Stock	- 100 shares of Common Stock held by Healthcare	None	- Healthcare: 100%	N/A
AMN Staffing Services, Inc. (DE)	- 1,000 shares of Common Stock	- 100 shares of Common Stock held by Healthcare	None	- Healthcare: 100%	N/A

Name of Entity and State of Incorporation	Authorized Capital Stock	Issued and Outstanding Capital Stock	Issued and Outstanding Stock Options and Other Equity Interests	% of Common Stock Owned on Undiluted Basis	% of Common Stock Owned on Fully Diluted Basis
O’Grady- Peyton International Recruitment U.K. Limited (U.K.)	- 100,000 shares of Ordinary Stock	-1 share of Ordinary Stock held by O’Grady- Peyton International (USA), Inc.	None	- O’Grady-Peyton International (USA), Inc.: 100%	N/A

O’Grady- Peyton International (Australia) (Proprietary) LTD (Australia)	N/A	-2 shares of stock held by O’Grady- Peyton International (USA), Inc.	None	- O’Grady-Peyton International (USA), Inc.: 100%	N/A

O’Grady- Peyton International (SA) (Proprietary) LTD (South Africa)	-1,000 shares of Ordinary Stock	-100 shares of Ordinary Stock held by O’Grady- Peyton International (USA), Inc.	None	- O’Grady-Peyton International (USA), Inc.: 100%	N/A

O’Grady- Peyton International (Europe) Limited (U.K.)	- 10,000 shares of Ordinary Stock	- 2 shares of Ordinary Stock held by O’Grady- Peyton International (USA), Inc.	None	- O’Grady-Peyton International (USA), Inc.: 100%	N/A

Name of Entity and State of Incorporation	Authorized Capital Stock	Issued and Outstanding Capital Stock	Issued and Outstanding Stock Options and Other Equity Interests	% of Common Stock Owned on Undiluted Basis	% of Common Stock Owned on Fully Diluted Basis
O’Grady- Peyton International (India) Private Limited	- 10,000,000 Indian rupees	- 497,714 Indian rupees held by O’Grady- Peyton International (USA), Inc. - 10 Indian rupees held by AMN Healthcare, Inc.	None	- O’Grady-Peyton International (USA), Inc.: 99.998% - AMN Healthcare, Inc.: 0.002%	N/A

International Healthcare Recruiters, Inc. (DE)	- 1,000 shares of Ordinary Stock	-100 shares of Common Stock held by O’Grady- Peyton International (USA), Inc.	None	- O’Grady-Peyton International (USA), Inc.: 100%	N/A

The MHA Group, Inc. (TX)	- 100 shares of Common Stock	- 100 shares of Common Stock held by AMN Healthcare, Inc.	None	- Healthcare: 100%	N/A

Merritt, Hawkins & Associates (CA)	- 100,000 shares of Common Stock	- 329 shares of Common Stock held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A

AMN Healthcare Allied, Inc. (TX)	- 10,000 shares of Common Stock	- 100 shares of Common Stock held by RN Demand, Inc.	None	- RN Demand, Inc.: 100%	N/A

Name of Entity and State of Incorporation	Authorized Capital Stock	Issued and Outstanding Capital Stock	Issued and Outstanding Stock Options and Other Equity Interests	% of Common Stock Owned on Undiluted Basis	% of Common Stock Owned on Fully Diluted Basis
RN Demand, Inc. (TX)	- 10,000 shares of Common Stock	- 1,000 shares held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A

Staff Care, Inc. (DE)	- 10,000 shares of Common Stock	- 1,000 shares of Common Stock held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A

MHA Allied Consulting, Inc. (TX)	- 10,000 shares of Common Stock	- 1,000 shares of Common Stock held by The MHA Group, Inc.	None	- The MHA Group, Inc.: 100%	N/A

AMN Allied Services, LLC	N/A	N/A	None	- Med Travelers, Inc.; Manager and Sole Member	N/A

Lifework, Inc.	- 1,000 shares of Common Stock	- 100 shares of Common Stock held by AMN Healthcare, Inc.	None	- AMN Healthcare, Inc.: 100%	N/A

Pharmacy Choice, Inc.	- 5,000,000 shares of Common Stock	- 1885,420 shares of Common Stock held by Lifework, Inc.	None	- Lifework, Inc.: 100%	N/A

Rx Pro Health, Inc.	- 5,000,000 shares of Common Stock	- 1,000,000 shares of Common Stock held by Lifework, Inc.	None	- Lifework, Inc.: 100%	N/A

Schedule 6.17

INTELLECTUAL PROPERTY

Trademarks

U. S. Trademark and Service Mark Applications

U.S. Trademark Registrations

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE

AMN HEALTHCARE, INC.

ADVANCE YOUR PROFESSION	2839241	05/04/2004	35, 41	Principal	AMN	78-171786	10/07/2002

AMERICAN MOBILE	2735046	07/08/2003	35	Principal	AMN	75-753287	07/16/1999

AMERICAN MOBILE (and Design)	2716051	05/13/2003	35	Principal	AMN	75-874559	12/18/1999

AMERICAN MOBILE NURSES	2408668	11/28/2000	35	Principal	AMN	75-879923	12/23/1999

AMN	2544900	03/05/2002	35	Principal	AMN	76-256857	05/14/2001

AMN (stylized/design)	3817255	07/13/2010	35	Principal	AMN	77-873187	11/16/2009

AMN HEALTHCARE	2498874	10/16/2001	35	Principal	AMN	75-753291	07/16/1999

ANESTHESIAZONE	3452682	09/10/2007	35, 44	Principal	AMN	77-275735	09/10/2007

HEALTHCARE RESOURCE MANAGEMENT CORPORATION	2760480	09/02/2003	35	Supplemental	AMN	76-423244	06/19/2002

LICENSESTAT	3221973	03/27/2007	35	Principal	AMN	78-786930	01/06/2006

MED TRAVELERS	3540365	12/2/2008	35	Principal	AMN	78-789832	1/11/2006

MEDEX	2489130	09/11/2001	35	Principal	AMN	75-876165	12/21/1999

MYMEDEX	2489132	09/11/2001	35	Principal	AMN	75-876290	12/21/1999

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
NURSECHOICE	3024393	12/06/2005	35	Principal	AMN	78-267691	06/26/2003

NURSEZONE	2650073	11/12/2002	35, 39, 41 & 42	Principal	AMN	76-006473	03/21/2000

NURSEZONE	2713793	05/06/2003	35	Principal	AMN	75-753288	07/16/1999

NURSESRX (Stylized)	2609424	08/20/2002	35	Principal	AMN	76-259124	05/18/2001

NURSES RX	2651490	11/19/2002	35	Principal	AMN	76-277616	6/27/2001

NURSEZONE.COM FOR WORK. FOR LIFE. (and Design)	2693088	03/04/2003	44	Principal	AMN	76-412699	05/28/2002

Preferred Globe Design	2488162	Principal	35	Principal	AMN	75-568339	09/11/2001

PREFERRED HEALTHCARE STAFFING, INC.	2301129	12/14/1999	35	Supplemental	AMN	75-605359	12/09/1998

PREFERRED HEALTHCARE STAFFING, INC. (and Design)	2801756	01/06/2004	35	Principal	AMN	76-314374	09/18/2001

RN (and Design)	2835464	04/20/2004	35, 41	Principal	AMN	78-171802	10/07/2002

RN.COM	2785164	11/18/2003	35	Supplemental	AMN	78-171796	10/07/2002

RN.COM	2478710	08/14/2001	41	Supplemental	AMN	75-932705	03/01/2000

RN.COM (and Design)	2880317	08/31/2004	35, 41	Principal	AMN	78-171815	10/07/2002

RN EXTEND	3304769	10/02/2007	35	Principal	AMN	78-934785	07/21/2006

THE AUTHORITY IN TRAVEL NURSING (and Design)	2970755	07/19/2005	16	Principal	AMN	78-443328	06/29/2004

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
THE AUTHORITY IN TRAVEL NURSING (and Design)	3005156	10/04/2005	35, 41	Principal	AMN	78-438880	06/21/2004

THE LEADER IN LOCUM TENENS STAFFING	356730	1/27/09	35	Principal	AMN	77-490013	6/3/2008

THERATECH STAFFING	2856955	6/22/2004	35	Principal	AMN	78-212969	02/10/2003

THERATECH STAFFING OPPORTUNITIES ADVENTURES REWARDS and Design	3139741	09/05/2006	35	Principal	AMN	78-231239	03/28/2003

TN	2976254	07/26/2005	16	Principal	AMN	78-443323	06/29/2004

TRAVELNURSING.COM (and Design)	3081727	04/18/2006	35	Principal	AMN	78-438876	06/21/2004

TRAVELNURSING.COM WE MAKE IT EASY	2810478	02/03/2004	35	Principal	AMN	78-157946	08/26/2002

“WE CARE FOR YOU, SO YOU CAN CARE FOR OTHERS”	2069933	06/10/1997	35	Principal	AMN	75-145028	08/05/1996

WORLDVIEW HEALTHCARE	2919336	01/18/2005	35	Principal	AMN	76-332822	10/31/2001

O’GRADY PEYTON INTERNATIONAL (USA), INC.

O’GRADY PEYTON INTERNATIONAL	2561992	04/16/2002	35	Principal	OGP	78-057380	04/09/2001

O’GRADY PEYTON	2543091	02/26/2002	35	Principal	OGP	78-059305	04/19/2001

OGP	2547450	03/12/2002	35	Principal	OGP	78-060543	04/26/2001

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
O’GRADY PEYTON INTERNATIONAL and Design	2615101	09/03/2002	35	Principal	OGP	76-319603	09/21/2001

PHARMACY CHOICE, INC.

PHARMACY CHOICE	2772540	10/07/2003	38	Principal	PC	78-010770	06/01/2000

RX CAREER CENTER	2785171	11/18/2003	35	Supplemental	PC	78-226319	03/17/2003

RXSCHOOL	2945375	06/26/2005	41	Supplemental	PC	78-243157	04/29/2003

RXTECHSCHOOL	2940991	04/12/2005	41	Supplemental	PC	78-293738	08/28/2003

RN DEMAND, INC.

RN DEMAND	2940612	04/12/2005	35	Principal	RND	76528998	07/11/2003

RX PRO HEALTH, INC.

RPH RECRUITER	2870728	08/03/2004	35	Supplemental	RXPRO	78-247957	05/09/2003

RX PRO HEALTH	3442324	06/03/08	35	Principal	RXPRO	78-623927	05/05/2005

RXTEMP	2872999	08/10/2004	35	Supplemental	RXPRO	78-247967	05/09/2003

STAFF CARE, INC.

COUNTRY DOCTOR OF THE YEAR [and design]	2540024	2/19/2002	41	Principal	SCI	76210320	2/12/2001

THE MHA GROUP, INC.

THE MHA GROUP	3025275	12/13/2005	35	Principal	MHA	76-576844	02/23/2004

MARK	REG. #	REG. DATE	CLASS #	TYPE	HOLDER	SERIAL #	FILE DATE
MERRITT HAWKINS & ASSOCIATES	2934515	03/22/2005	35	Principal	MHA	76-576841	02/23/2004

STAFF CARE	2941363	04/19/2005	35	Principal	MHA	76-576842	02/23/2004

Foreign Trademark and Service Mark Applications and Registrations

MARK	REG. #	REG. DATE	CLASS #	HOLDER	SERIAL #	FILE DATE	JURISDICTION

AMN HEALTHCARE, INC.

AMN HEALTHCARE	896147	7/15/2002	35	AMN	896147	11/26/2001	Australia

NURSES RX YOUR TRAVEL NURSING DESTINATION (and Design)	895692	4/19/2002	35	AMN	895692	11/21/2001	Australia

NURSESRX	895691	4/19/2002	35	AMN	895691	11/21/2001	Australia

NURSEZONE.COM FOR WORK FOR LIFE (and Design)	932189	5/19/2003	44	AMN	932189	10/29/2002	Australia

PREFERRED HEALTHCARE STAFFING (and Design)	895693	4/29/2002	35	AMN	895693	11/21/2001	Australia

AMERICAN MOBILE HEALTHCARE	TMA554868	12/03/2001	35	AMN	1,014,709	05/07/1999	Canada

AMN HEALTHCARE	TMA628323	12/14/2004	35	AMN	112481200	12/11/2001	Canada

NURSESRX	TMA594200	11/06/2003	35	AMN	112481300	12/11/2001	Canada

NURSESRX YOUR TRAVEL NURSING DESTINATION (and Design)	TMA605766	03/19/2004	35	AMN	112481000	12/11/2001	Canada

NURSEZONE.COM For Work. For Life. (and Design)	TMA625350	11/15/2004	42	AMN	116062500	11/28/2002	Canada

PREFERRED HEALTHCARE STAFFING (and Design)	TMA615635	07/03/2004	35	AMN	112480900	12/11/2001	Canada

MARK	REG. #	REG. DATE	CLASS #	HOLDER	SERIAL #	FILE DATE	JURISDICTION

AMN HEALTHCARE	2468619	06/10/2003	35	AMN	2468619	11/20/2001	European Community TM

NURSESRX	2471894	04/08/2003	35	AMN	2471894	11/21/2001	European Community TM

NURSESRX YOUR TRAVEL NURSING DESTINATION (and Design)	2472330	04/08/2003	35	AMN	2472330	11/21/2001	European Community TM

NURSEZONE.COM FOR WORK. FOR LIFE. (and Design)	2948040	03/23/2004	44	AMN	2948040	11/27/2002	European Community TM

PREFERRED HEALTHCARE STAFFING (and Design)	2472066	04/08/2003	35	AMN	2472066	11/21/2001	European Community TM

AMERICAN MOBILE HEALTHCARE	2,196,406	10/06/2000	35	AMN	2,196,406	05/06/1999	UK

O’GRADY PEYTON INTERNATIONAL (USA), INC.

O’GRADY PEYTON INTERNATIONAL (and Design)	896146	5/14/2002	35	OGP	896146	11/26/2001	Australia

O’GRADY PEYTON INTERNATIONAL (and Design)	TMA600526	01/16/2004	35	OGP	112469600	12/11/2001	Canada

O’GRADY PEYTON INTERNATIONAL (and Design)	2472793	04/08/2003	35	OGP	2472793	11/21/2001	European Community TM

O’GRADY PEYTON INTERNATIONAL (and Design)	1321015	03/23/2006	35	OGP	1321015	11/18/2004	India

O’GRADY PEYTON INTERNATIONAL (and Design)	845166	11/17/2004	35	OGP	USPTO Ref. No. A0000156		International Register

O’GRADY PEYTON INTERNATIONAL (and Design)	721637	5/19/2005	35	OGP	721637	11/18/2004	New Zealand

O’GRADY PEYTON INTERNATIONAL (and Design)	4-2002-03505	2/10/2005	35	OGP	4-2002-03505	4/30/2002	Philippines

O’GRADY-PEYTON	4-2002-03504	2/10/2005	35	OGP	4-2002-03504	4/30/2002	Philippines

O’GRADY-PEYTON INTERNATIONAL	4-2002-03503	2/10/2005	35	OGP	4-2002-03503	4/30/2002	Philippines

MARK	REG. #	REG. DATE	CLASS #	HOLDER	SERIAL #	FILE DATE	JURISDICTION

O’GRADY PEYTON INTERNATIONAL (and Design)	845166	04/26/2006	35	OGP	845166	06/12/2006	Romania

O’GRADY PEYTON INTERNATIONAL (and Design)	845166	01/31/2006		OGP	860-327088801	07/14/2005	Singapore

O’GRADY PEYTON INTERNATIONAL (and Design)				OGP	2004/20991	11/18/2004	South Africa

O’GRADY PEYTON INTERNATIONAL (and Design)	80053	03/01/2007	35	OGP	66865	1/30/2005	United Arab Emirates

Acquired Company Trademarks

Trademark	Registration Number	Owner
iApply	2,701,286	Nursefinders, Inc.
M Medfinders (and Design)	3,743,848	Nursefinders, Inc.
Medfinders Innovative Staffing. Exceptional Care (and Design)	3,743,859	Nursefinders, Inc.
Nursefinders	1,669,698	Nursefinders, Inc.
Nursefinders (Stylized)	1,222,995	Nursefinders, Inc.
Nursefinders The Travelers’ Choice	3,240,299	Nursefinders, Inc.
Nursefinders The Travelers’ Choice (and Design)	3,254,076	Nursefinders, Inc.
SingleSource	2,120,812	Nursefinders, Inc.
The Professional Choice	1,608,455	Nursefinders, Inc.
Kendall & Davis	2,012,091	Jim Kendall & Associates LLC[1]
Linde Healthcare	2,892,557	Linde Health Care Staffing, Inc.
On Call	2,637,565	Radiologic Enterprises, Inc.
Resources On Call	2,248,732	Radiologic Enterprises, Inc.
Resources@Work	2,592,512	Radiologic Enterprises, Inc.
Club Staffing	2,788,934	Club Staffing, Inc.
Club Staffing (and Design)	3,393,211	Club Staffing, Inc.
Club Staffing Inc. (and Design)	2,817,233	Club Staffing, Inc.
Exceptional Healthcare. Delivered.	3,299,815	Club Staffing, Inc.
National Healthcare Staffing	2,826,753	National Healthcare Staffing, Inc.
National Healthcare Staffing (and Design)	2,871,580	National Healthcare Staffing, Inc.

[1]	Note: Jim Kendall & Associates LLC merged into Linde Health Care Staffing, Inc., who is the current owner. The Company intends to register this trademark to Linde promptly following the transaction.

Copyrights

U.S Registered Copyrights

AMN HEALTHCARE, INC.

Course	Date of copyright	Copyright number

12 lead EKGs: ischemia, injury, infarction	July 23, 2003	TX5788852

12 lead ECGs: ischemia, injury, infarction		TX5802852

A Proactive Approach to Orienting with a Preceptor	February 22, 2007	TX6521444

Abdominal Compartment Syndrome	Pending	Pending

Accidental Childhood Poisoning	January 9, 2008	TX 7017695

Acute and chronic pain: assessment and management / presented by RN.com	November 17, 2003	TX5941107

Acute coronary syndrome: a spectrum of conditions and emerging therapies	February 9, 2005	TX6120499

Acute Pancreatitis	January 9, 2008	TX 7017713

Acute respiratory distress syndrome: update for the new millennium	February 9, 2005	TX6120503

Administering Chemotherapy: One Nurse’s Story	November 30, 2006	TX 6483397

Advocating for yourself and your patients	February 9, 2005	TX6120500

Advocating for Yourself and Your Patients Part 2	Dec 15, 2005	TX-6-272-667

Age-Specific Considerations for CNAs	Dec 15, 2005	TX-6-272-683

Course	Date of copyright	Copyright number

Age-specific considerations in patient care	November 5, 2004	TX6065452

Aggie I: the mystery of Pete’s seizures [sic] monitoring drug therapy	January 30, 2004	TX5950176

Aggie I: the mystery of Pete’s seizures monitoring drug therapy / by RN.com	March 8, 2004	TX6006084

Aggie II: The mystery of John Doe and end-of-life story / presented by the Professional Development Center	October 10, 2002	TX5872977

Aggie III: Childhood Asthma	June 12, 2006	TX 6439946

American English Training for OGP Healthcare Professionals	Pending	Pending

An overview of Alzheimer’s disease	February 9, 2005	TX6120498

Arrhythmia Interpretation	Pending	Pending

Arthritis Another Name for Inflammation	Pending	Pending

Autism and Other ASDs	Pending	Pending

Basic Arrhythmia	September 9, 2007	TX 6-933-145

An Overview of Alzheimer’s Disease for CNAs	Dec 15, 2005	TX-6-272-682

Basic medication administration exam for RN’s	October 8, 2002	TX5671558

Basic medication administration exam for RNs	March 8, 2004	TX6006085

Basic Medication Administration Exam for RNs	September 11, 2006	TX6438266

Bioterrorism for Texas nurses	November 29, 2004	TX6072284

Bipolar disorder	October 8, 2002	TX5788828

Course	Date of copyright	Copyright number

Bipolar disorder: both sides of an illness	October 12, 2004	TX6077344

Blast Injuries: The Wounds of War	August 22, 2008	TX6838621

Blood administration and transfusion reactions	July 7, 2005	TX6193939

BMAE/LPN Exam	Pending	Pending

BMAE Screening Evaluation for RNs	September 11, 2006	TX6441968

Breastfeeding: the basics	November 29, 2004	TX6072282

Briefing: Latex Allergy	7/11/01	TX-5413182

Briefing: Self Determination and Advance Directive	7/11/01	TX-5413184

Briefing: Tuberculosis	7/11/01	TX-5413183

Briefing: Using Physical Restraints in Acute Care	7/11/01	TX-5413185

Briefing: Violence in the Workplace	7/11/01	TX-5413181

Calculation Review Exam	January 9, 2008	TX 7017619

Cancer 101	September 11, 2006	TX6437030

Carbon Monoxide Poisoning	September 11, 2006	TX-6-437-031

Cardiac Interventional/Cath Lab Technologist Assessment Exam	April 30, 2007	TX-6-585-505

Case Management & the Managed Care Health System	February 22, 2007	TX6521442

Certified Occupational Therapy Assistant (COTA) Assessment Exam	April 30, 2007	TX-6-585-503

Chemotherapy Agents: General Safety for Nurses	April 26, 2006	TX-6-373-974

Course	Date of copyright	Copyright number

Chest Tube Management	January 9, 2008	TX 7017721

Child Maltreatment: Abuse & Neglect	August 22, 2008	TX-6-837-634

Childhood Asthma	September 16, 2006	TX 6-439-946

Childhood Leukemia and Lymphoma	February 22, 2007	TX-6-521-439

Cholesterol: the Good and the Bad	March 17, 2007	TX-6-557-680

Chronic Heart Failure: Getting to the Heart of the Matter	July 6, 2007	TX-6-601-456

Chronic Obstructive Pulmonary Disease	September 11, 2006	TX 6-439-949

Claire’s communication catastrophes, and how to avoid them	November 5, 2004	TX6065450

CNA HIPAA Overview	Dec 15, 2005	TX-6-272-673

Cocaine: under the influence	September 25, 2002	TX5852781

Colorectal Cancer: Are You At Risk	Pending	Pending

Colorectal Cancer: Risk Factors	July 7, 2005	TX-6-193-941

Communication With Cognitively Impaired Clients- For CNAs	Dec 15, 2005	TX-6-272-647

Conquering NCLEX-RN: content specific tips	June 18, 2004	TX6000174

Conquering NCLEX-RN: general test taking tips	June 18, 2004	TX6000175

Course	Date of copyright	Copyright number

Critical Care Exam	Pending	Pending

Critical thinking: addressing staffing issues / presented by the Professional Development Center	July 11, 2001	TX5413180

Critical thinking: administering medications to elderly patients / presented by the Professional Development Center	June 14, 2002	TX5615623

Critical thinking: administering medications to elderly patients / by NurseZone.com	March 25, 2002	TX5562393

Critical thinking: managing stress	January 10, 2002	TX5547626

Critical thinking: staffing in the 21st century	February 9, 2005	TX6120507

Critical Thinking: Strategies to Master Floating	1/5/01	TX 5-324-344

Critical Thinking: Working Effectively with LPN’s and Nursing Assistive Personnel	April 30, 2007	TX-6-585-023

Critical Thinking: Working Effectively with LPNs and UAP	1/8/01	TX 5-269-814

Cross cultural nursing	December 19, 2002	TX5695187

CT Technologist Exam	April 30, 2007	TX-6-585-024

Cultural Diversity for CNAs	February 22, 2007	TX-6-521-381

Deep Vein Thrombosis	September 11, 2006	TX 6-439-948

Diabetes for CNAs	February 22, 2007	TX-6-521-435

Diabetes Knowledge: Standards of Care and Diabetes Management	Feb 9, 2005	TX-6-120-508

Diabetes Pathophysiology Hypoglycemia, DKA, & HHNKS	April 30, 2007	TX-6-585-017

Course	Date of copyright	Copyright number

Dialysis Nursing	Pending	Pending

Dialysis Tech	Pending	Pending

Domestic Violence for CNAs	Dec 15, 2005	TX-6-272-676

Domestic violence: elder abuse, what healthcare providers need to know	November 29, 2004	TX6072287

Domestic violence: spouse/intimate partner abuse	July 18, 2003	TX5817961

Don’t Drink the Water...	Dec 15, 2005	TX-6-272-675

Eating disorders	February 9, 2005	TX6120496

Eating disorders: the broken mirror	September 24, 2002	TX5906951

ECG interpretation: learning the basics	September 19, 2002	TX5677437

ECHO Tech	January 9, 2008	TX 7017636

Ecstasy: under the influence / presented by the Professional Development Center	October 10, 2002	TX5701995

Emergency Dept. Exam	Pending	Pending

End-of-Life Care for CNAs	Dec 15, 2005	TX-6-272-666

End-stage renal disease	September 18, 2002	TX5648360

Evidence-based practice: the future of nursing	May 10, 2004	TX5977683

Fall assessment and prevention	March 8, 2004	TX6006087

Course	Date of copyright	Copyright number

Fast Facts About Premature Ovarian Failure	Feb 9, 2005	TX-6-120-506

Fire Safety in the Surgical Setting: “Just Be Smart and Do Your Part”	September 11, 2006	TX 6-437-032

Florida laws and rules: for new Florida nurses	July 23, 2003	TX5802853

Focus on advance directives	November 5, 2004	TX6061663

Focused physical examination for the acute care setting	July 7, 2005	TX6193938

Forensic Evidence Collection for Nurses	Pending	Pending

Gestational Diabetes	Dec 15, 2005	TX-7112648

Gestational Diabetes: Diagnosis and Care	Dec 15, 2005	TX-6-272-669

Heparin Induced Thrombocytopenia	March 19, 2007	TX-6-557-682

Heroin: under the influence	September 17, 2002	TX5705659

High-alert medications: questions, answers, and safety tips	February 9, 2005	TX6120504

HIV Disease: AIDS to Zidovuidine for Florida RNs	1/8/01	TX 5-327-292

HIV Disease: An Epidemic In Perspective	1/4/01	TX 5-324-326

HIV Disease: New Research, New Treatment, New Hope	1/8/01	TX 5-327-670

HIV Disease: Women, Children & Injection Drug Users	1/8/01	TX 5-269-815

HIV disease: Women, children and Injection drug users	November 12, 2002	TX5788852

Course	Date of copyright	Copyright number

HIV for CNAs	Dec 15, 2005	TX-6-272-670

HIV Infection and AIDS: An Overview	October 20, 2006	TX-6-453-415

HIV, an epidemic of many proportions	June 18, 2002	TX5588325

HIV: case studies / presented by RN.com	November 17, 2003	TX5877717

How to Demonstrate Your Clinical Competence with PBDS	Pending	Pending

Human Papillomavirus	July 6, 2007	TX-6-601-455

Increased Intracranial Pressure and Monitoring	March 19, 2007	TX-6-557-685

Infection Control for CNAs	Dec 15, 2005	TX-6-272-671

Infection control for healthcare professionals	March 8, 2004	TX6006088

Inflammatory Bowel Disease	February 22, 2007	TX-6-521-445

Influenza	October 20, 2006	TX 6-448-546

Influenza, Pandemics and the Avian Flu	Dec 15, 2005	TX-6-272-672

Interstitial cystitis: getting the attention it deserves / presented by the Professional Development Center	September 13, 2002	TX5852782

Intraventricular Hemorrhage in the Premature Infant	March 19, 2007	TX-6-557-683

Introducing Aggie : The Mystery of Pete’s Seizure	Oct 10, 2002	TX-5-705-653

Course	Date of copyright	Copyright number

Introducing Aggie: the mystery of Pete’s seizure	January 11, 2002	TX5521133

Introduction to critical thinking	September 25, 2002	TX5677436

Introduction to Cultural Awareness and Competency	Pending	Pending

Introduction to Trauma Systems: History and Timeline	Pending	Pending

Interpreting ABGs: The Basics	Pending	Pending

Iowa child abuse	November 18, 2003	TX5898584

It’s on the Street: Club Drugs	April 30, 2007	TX-6585016

It’s on the Street: Inhalants	April 30, 2007	TX-6-585-500

It’s on the Street: Cocaine	August 22, 2008	TX-6-837-624

IV essentials	July 7, 2005	TX6193940

IV Therapy Exam	April 7, 2009	TX-6-933-136

Kentucky Domestic Violence	July 7, 2005	TX-6-272-551

Kentucky HIV Infection and AIDS: An Overview	August 22, 2008	TX-6-837-628

Lab Value Interpretation for Nurses: Chemistries and Renal Studies	Nov 22, 2005	TX-6-270-034

Labor & Delivery Exam	January 9, 2008	TX 70170674

Latex Allergies for CNAs	Dec 15, 2005	TX-6-290-524

Latex allergy: more than skin deep	October 8, 2002	TX5671559

Course	Date of copyright	Copyright number

Latex allergy: more than skin dep / presented by the Professional Development Center	January 10, 2002	TX5547624

Learning to Manage Assaultive Behavior	March 19, 2007	TX-6-557-681

Lethal Arrhythmias: Advanced Rhythm Interpretation	March 21, 2006	TX-6-356-028

LPN/LVN Brief with rn.com logo	Pending

LPN/LVN Subacute Nursing Exam	April 3, 2009	TX 6-933-183

Lyme Disease	March 19, 2007	TX-6-557-684

Magnet Facilities: What’s the Difference?	July 6, 2007	TX-6-601-457

Malignant hyperthermia: a crisis for your patient	November 29, 2004	TX6072285

Mammography Technologist Exam	April 30, 2007	TX 6-585-501

Managing Hypertension	April 30, 2007	TX-6-585-020

Marijuana: under the influence / presented by the Professional Development Center	October 8, 2002	TX5788829

Mechanical Ventilation in Adults	July 6, 2007	TX-6-599-548

Med Tech/ Med Laboratory Tech Exam	January 9, 2008	TX 7017651

Medical Error Reduction	April 30, 2007	TX-6-585-018

Medical Record Documentation and Legal Aspects Appropriate to Nursing Assistants	December 15, 2005	TX-6-287-872

Course	Date of copyright	Copyright number

Medical Surgical Exam	April 3, 2009	TX 6-933-165

Medication safety: assuring safe outcomes	June 14, 2002	TX5697878

Medication Safety: Assuring Safe Outcomes	September 11, 2006	TX 6-439-945

Medication safety: assuring safe outcomes	February 19, 2003	TX5746727

Methamphetamine Abuse	February 22, 2007	TX-6-520-398

Migraine Head Pain	April 30, 2007	TX-6-585-499

Mother-Baby/Women Services Competency Test V.101	Nov 8, 2005	TX-6-287-083

MRI Technologist Exam	April 30, 2007	TX 6585022

MRSA: It’s Staph!	April 30, 2007	TX-6-585-498

Multiple Choice Test Writing Tips	January 9, 2008	TX 7017669

Narcolepsy & sleep apnea: I’ve been sleeping, but I can’t stay up!	September 25, 2002	TX5677349

Narcolepsy, sleep apnea & restless legs syndrome	August 3, 2004	TX6030577

Neonatal Intensive Care Nursing Competency Test V.101	August 16, 2005	TX-6-230-569

New York State child abuse and neglect	July 18, 2003	TX5810328

New York State infection control for healthcare professionals	July 18, 2003	TX5807793

Nuclear Medicine Technologist Exam	April 30, 2007	TX 6-585-502

Course	Date of copyright	Copyright number

Nurse’s Role in Moderate Sedation: Are you Safe?	March 21, 2006	TX-6-356-029

Nurse’s Guide to Chemotherapy and Other Anti-Cancer Drugs	October 20, 2006	TX 6-448-545

Nursing health assessment	July 28, 2004	TX6009436

Obsessive-compulsive disorder: providing care and support	March 8, 2004	TX6006086

Occupational Therapist Exam	April 30, 2007	TX 6-585-507

OGPI RN Screening	Pending	Pending

O’Grady Peyton International: International Nurse Orientation Binder	February 2, 2007	TX6517522

Ohio laws and rules	July 7, 2005	TX6194756

Oncology Exam	April 3, 2009	TX 6-933-156

Operating Room Nurse Competency Exam V.201	April 3, 2009	TX 6-933-131

Ovarian Cancer	February 22, 2007	TX-6-521-438

Pain Control and Symptom Management	Pending	Pending

Parkinson’s Disease	March 19, 2007	TX-6-557-679

Patient Safety: Honing in on Heparin	February 22, 2007	TX-6-521-440

Pediatric psychopharmacology	November 29, 2004	TX6072276

Course	Date of copyright	Copyright number

Pediatrics ED Exam	Pending	Pending

Pediatrics exam v.101	March 15, 2004	TX5950348

Pediatrics Intensive Care Nursing Exam	April 3, 2009	TX 6-933-173

Performance Based Development System (PBDS) Testing Preparation	September 11, 2006	TX 6-439-947

Performance improvement: a change for the better	July 18, 2003	TX5806951

Personal Safety for CNAs	Dec 15, 2005	TX-6-272-668

Perspectives on Breast Cancer: Genetic Testing and Prophylactic Mastectomy	January 9, 2008	TX 7017601

Physical Therapist Assistant Exam	September 11, 2006	TX 6-438-265

Physical Therapist Exam	September 11, 2006	TX 6-441-969

Physical Therapist Screening Evaluation	September 11, 2006	TX 6-441-966

Physical Therapy Assistant Screening Evaluation	September 11, 2006	TX 6-441-967

Pneumonia: Emerging Trends in Diagnosis & Care	September 11, 2006	TX 6-439-944

Post Anesthesia Care Nursing Exam	Pending	Pending

Postpartum Depression	February 22, 2007	TX-6-521-437

Post Partum Nursery	Pending	Pending

Polysomnographer (Sleep Tech)	Pending	Pending

Course	Date of copyright	Copyright number

Preparation for pediatric assignments	March 8, 2004	TX6006083

Procedural Sedation: Are You Safe?	January 9, 2008	TX 7019058

Professional communication and documentation for travelers: safe, effective, and legal / presented by RN.com	November 17, 2003	TX5941106

Professional Nursing Practice: Nurse Practice Acts, Professional Standards, & Code Ethics	April 30, 2007	TX-6-585-026

Progressive Care Unit Exam	April 3, 2009	TX 6-933-151

Psychiatric Exam Goals Competency Test V. 101	Nov 7, 2005	TX-6-272-550

Psychopharmacology: a guide to medications	December 12, 2002	TX5788070

Pulmonary Artery Catheter & Hemodynamic Values	April 30, 2007	TX-6-585-025

Quality Improvement	February 28, 2003	TX-5-696-350

Radiation Therapist	Pending

Radiology Technologist Exam	April 30, 2007	TX-6-585-504

Recognizing and Addressing Domestic Violence in the Healthcare Setting: Spouse/Partner Abuse	1/4/01	TX 5-324-325

Recognizing and Addressing Domestic Violence in the Healthcare Setting: Child Abuse & Neglect	1/5/01	TX 5-323-001

Recognizing and Addressing Domestic Violence in the Healthcare Setting: Elder Abuse	December 12, 2002	TX5724976

Reducing medical errors: you can make a difference!	June 18, 2002	TX5619154

Reducing Medication Errors for CNAs	December 15, 2005	TX-6-287-871

Rehab for CNAs	February 22, 2007	TX-6-521-436

Course	Date of copyright	Copyright number

Resident Rights for Florida CNAs	Dec 15, 2005	TX-6-272-680

Respiratory Syncytial Virus	October 20, 2006	TX 6-448-548

Respiratory Therapist Pulmonary Function Technologist Exam	Pending	Pending

Restraints and Falls for CNAs	Dec 15, 2005	TX-6-272-681

Restraints in the acute care setting	March 8, 2004	TX6006090

Restraints in the acute care setting	January 26, 2004	TX5944636

RN cath lab exam	October 12, 2004	TX6077340

RN.com’s assessment series: focused cardiovascular assessment	November 29, 2004	TX6072278

RN.com’s assessment series: focused neurological anatomy and physiology	February 9, 2005	TX6120502

RN.com’s assessment series: focused pulmonary assessment	August 3, 2004	TX6030576

RN.com’s assessment series: focused renal and urinary assessment	November 29, 2004	TX6072277

RN.com’s assessment series: hematological anatomy, physiology, and assessment	November 29, 2004	TX6072283

RN.com’s assessment series: renal and urinary anatomy and physiology	November 29, 2004	TX6072281

RN.com’s assessment series: skin anatomy, physiology, and assessment	November 5, 2004	TX6061662

RN.com’s Assessment Series: Cardiovascular anatomy & physiology	October 12, 2004	TX6077343

Course	Date of copyright	Copyright number

RN.com’s Assessment series: Endocrine anatomy and physiology	October 12, 2004	TX6077341

RN.com’s Assessment series: Focused endocrine assessment	November 5, 2004	TX6065453

RN.com’s Assessment series: Focused gastrointestinal assessment	October 12, 2004	TX6077339

RN.com’s Assessment series: Focused gastrointestinal assessment	November 5, 2004	TX6065454

RN.com’s Assessment series: Focused neurological assessment	November 5, 2004	TX6065449

RN.com’s Assessment series: Gastrointestinal anatomy and physiology	August 23, 2004	TX-6-016-643

Rocky Mountain Spotted fever	August 22, 2008	TX-6-837-618

Safety and Standard Manual: a national perspective for travelers	7/13/99	TX 5-026-638

Shaken Baby Syndrome	August 22, 2008	TX-6-837-625

Sickle Cell Anemia	October 20, 2006	TX 6-448-547

Sonographer Exam	April 30, 2007	TX 6-585-506

Sonographer Exam	April 2007	TX-6-585-506

Speech Language Pathologist	January 9, 2008	TX 7017659

Spinal cord injuries: minimizing the damage	December 12, 2002	TX5720974

Sports Injuries in Youth	February 22, 2007	TX-6-522-375

Course	Date of copyright	Copyright number

Stem Cell Research: What It Means and Where It is Going	Nov 22, 2005	TX-6-270-035

Stroke Care for CNAs	Dec 15, 2005	TX-6-272-677

Stroke rehabilitation	November 29, 2004	TX6072279

Substance abuse & pregnancy: a growing health concern	September 24, 2002	TX5660763

Sudden infant death syndrome	November 29, 2004	TX6072286

Suicide: assessment and prevention	January 26, 2004	TX5950760

Surgical Tech Exam	Pending	Pending

Surviving the Heat	August 22, 2008	TX-6-837-408

Telemetry	Pending	Pending

Telemetry Interpretation	Pending	Pending

Testicular Cancer	February 22, 2007	TX-6-521-443

The Agony of Eating Disorders	January 9, 2008	TX 7017704

The Cruise Ship Virus: Norovirus	July 6, 2007	TX-6-601-171

The Health of Minority Women	August 22, 2008	TX-6-837-406

The healthy pregnancy	February 9, 2005	TX6120505

The Nurse’s Role in Hyperemesis Gravidarum	February 22, 2007	TX-6-521-441

Course	Date of copyright	Copyright number

The patient safety revolution: implementating JCAH safety goals in the operating room	August 23, 2004	TX6016642

The Postpartum Period and the Healthy Newborn	Dec 15, 2005	TX-6-272-679

The Prevention and Detection of Elder Abuse	5/12/00	TXu-951-660

The truth about: urinary incontinence / presented by the Professional Development Center	October 8, 2002	TX5788830

The World of Skin Care: Wound and Ulcer Prevention & Management	April 30, 2007	TX-6-585-021

Thrombolytic therapy for acute ischemic stroke: t-PA/Alteplase	February 9, 2005	TX6120497

Thyroid Disorders	April 30, 2007	TX-6-585-019

Tips for Creating An Online CE Course	Pending	Pending

To sleep or not to sleep?: a primer on insomnia	September 23, 2002	TX5643761

Travel nursing: self-protection through communication & documentation	June 14, 2002	TX5588326

Traveler application	August 29, 2002	TX5604361

Traveler application	August 29, 2002	TX5586835

Tuberculosis Information for CNAs	Dec 15, 2005	TX-6-272-678

Understanding the adult with Down syndrome	March 8, 2004	TX6006089

Update on stroke management and care	October 12, 2004	TX6077342

Update on tracheostomy care	February 9, 2005	TX6120501

Course	Date of copyright	Copyright number

Vaccines: Understanding Immunity and the Principles behind Vaccination	August 22, 2008	TX-6-837-630

Vascular Interventional Radiology Tech Exam	April 3 , 2009	TX 6-933-161

Viral Hepatitis: From A to G	1/5/01	TX 5-320-183

West Nile virus: just the facts	November 29, 2004	TX6072280

What’s up at the joint?	November 5, 2004	TX6065451

Will the Last Physician in America Please Turn Out the Lights?	May 15, 2006	TX6377655

WOCN Exam	Pending	Pending

Work Smarter Not Harder: Critical Thinking Skills for Healthcare Professionals	Pending	Pending

Workplace safety and patient care standards	January 26, 2004	TX5943059

Administering Medications to Elderly Patients Part 1: Physiology of Aging	Pending	Pending

Administering Medications to Elderly Patients Part 2: Administering and Monitoring Medication Therapy	Pending	Pending

Administering Medications to Elderly Patients Part 3: Discharge Planning	Pending	Pending

An Introduction to Intraventricular Hemorrhage in the Premature Infant	Pending	Pending

An Overview of HIPAA for Healthcare Professionals	Pending	Pending

Blood Pressure Management for CNA’s	Pending	Pending

Breast Cancer Today: A Whole New World of Options	Pending	Pending

Breastfeeding Challenges in The Early Postpartum Period	Pending	Pending

Diabetes Overview	Pending	Pending

Glucose Monitoring: A Case for Improved Outcomes	Pending	Pending

H1N1: The 21st Century Pandemic	Pending	Pending

High-Alert Medications: Safe Practices	Pending	Pending

Home Health Exam	Pending	Pending

Course	Date of copyright	Copyright number

Infection Prevention for Healthcare Professionals	Pending	Pending

Interstitial Cystitis	September 13, 2002	TX-5-852-782

Metabolic Syndrome: An Insidious Disease	Pending	Pending

Narcolepsy & Sleep Apnea	September 25, 2002	TX-5-677-349

Overview of Bioterrorism	Pending	Pending

Placental Anomolies	Pending	Pending

Professional Communication: Speak up, Speak well	Pending	Pending

Restraints: The Last Resort	Pending	Pending

Staff Infections: Spothlight on MRSA	Pending	Pending

Substance Abuse & Pregnancy	September 24, 2002	TX-5-660-763

Telemetry Certificate Program	Pending	Pending

The Human Genome Project	Pending	Pending

Understanding Heart Failure	Pending	Pending

Work Smarter not Harder	Pending	Pending

PHARMACY CHOICE

Course	Date of copyright	Copyright number

PharmacyChoice.com	November 3, 2000	TXu-1-043-603

Registered Copyrights for Websites Owned by AMN Healthcare, Inc.

Website	Copyright Date	Copyright Registration

www.preferredhealthcare.com	08/08/02	TX-5788141

www.americanmobile.com	08/08/02	TX-5788143

www.medicalexpress.com	08/08/02	TX-5788142

www.nursesrx.com	08/08/02	TX-5788144

www.amnhealthcare.com	04/09/01	TX-5788140

www.ogradypeyton.com	08/28/02	TX-5595918

Schedule 6.19(a)

REAL PROPERTIES

(all properties leased as of 8/20/2010 unless otherwise noted)

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

100 W Cypress Creek Road, Suite 1045

Fort Lauderdale, FL, 33309

(subleasing space through 2/29/12)

310 Interlocken Parkway, Suite 100

Broomfield, CO 80021

Storage Spaces CA184, CA189, BB21, BB192 & BB188

7044 Flanders Drive

San Diego, CA 92121

Building 12 – Huntersville Business Park

13620 West Reese Blvd., Suite 200

Huntersville, NC 28078

Unit 1, 4 Mall Court

Savannah, GA 31406

Ground Floor, Building 2, Friars Gate

1011 Stratford Road, Solihull

West Midlands, B90 4BN, UK (Birmingham)

Ground Floor, Building 1, Friars Gate

1011 Stratford Road, Solihull

West Midlands, B90 4BN, UK (Birmingham)

Storage Space, Centre Court, Room G10

1301 Stratford Road

Hall Green, Birmingham B28 9HH

Storage Space, Unit 3033stpnr

615 Lorong, #4 Toa Payoh

Singapore 0319516

Woodlands Business Park Tower III

4021 South 700 East, Suite 300

Salt Lake City, UT 84107

5901-A Peachtree Dunwoody Road, N.E. Suite 300

Atlanta, GA 30328

(Exercised early termination effective 12/31/09, but likely to remain in space until mid January.

Moving into new space in mid January)

3500 Barranca Parkway, Suite 240

Irvine, CA 92026

Regus Irvine Spectrum

8001 Irvine Center Drive, 4th Floor

Irvine, CA 92618

5001 Statesman Drive

Irving, TX 75063

3232 Royal Lane

Irving, TX 75063

2601 Blake Street, #400

Denver, CO 80205

Leased Real Property of Acquired Company

Abilene, 4400 Buffalo Gap Road Ste 2300, Abilene, TX

Albany, 6 Executive Park Drive, Entrance D, Albany, NY

Albuquerque Home Care, 4411 McLeod Suite A-1, Albuquerque, NM

Albuquerque Staffing, 4411 McLeod Suite A-2, Albuquerque, NM

Allentown Home Care, 1541 Alta Drive Suite 306, Whitehall, PA

Amarillo, 3600 S. Coulter, Suite A Amarillo, TX

Atlanta, 2221 Peachtree Road, N.E. Suite N, Atlanta, GA

Baltimore, 29 W. Susquehanna Ave Ste 110, Towson, MD

Bartlesville, 512 C&D SE Washington Blvd, Bartlesville, OK

Baton Rouge, 2924 Brakley Drive Suite B-1, Baton Rouge, LA

Big Island Home Care, 308 Kamehameha Avenue Suite 200, Hilo, HI

Binghamton, 4104 Old Vestal Road, Vestal, NY

Birmingham, 1025 Montgomery Highway Suite 213, Birmingham, AL

Buffalo, 455 Delaware Avenue, Buffalo, NY

Chattanooga, 5751 Uptain Road Suite 518, Chattanooga, TN

Cherry Hill Home Care, 295 Marlton Pike, Route 70, Cherry Hill, NJ

Chevy Chase, 8701 Georgia Ave, Silver Springs, MD

Cincinnati, 9452 & 9462A Town Square Ave, Cincinnati, OH

Cleveland, 27600 Chagrin Blvd. Suite 400, Woodmere, OH

Club Staffing, 5901 Broken Sound Parkway Suite 450 & 500, Boca Raton, FL

Colorado Springs Home Care, 545 East Pikes Peak Avenue #105, Colorado Springs, CO

Colorado Springs Staffing, 555 East Pikes Peak Avenue #114, Colorado Springs, CO

Columbus Staffing, 6525 Busch Blvd. Suite 104, Columbus, OH

Columbus Staffing, 6525 Busch Blvd. Suite 102, Columbus, OH

COO - Staffing (office in Chicago), 7420 Central Ave Suite 2042, River Forest, IL

Dallas Staffing, 1341 W. Mockingbird Lane Suite 245W, Dallas, TX

Denver ST, 201 S. Steele St. Suite 1-D, Denver, CO

Des Moines, 7100 University, Des Moines, IA

El Paso Staffing, 1605 Beach Street Suite C, El Paso, TX

Finger Lakes Staffing, 2525 Rochester Drive, Rt. 332 Suite 103, Canadaguia, NY

Fredericksburg, 2501 Fall Hill Avenue Suite C, Fredericksburg, VA

Fresno, 1300 E. Shaw Avenue Suite 126, Fresno, CA

Fort Worth Staffing, 3901 West Vickery Blvd. Suites 3,5 & 7, Fort Worth, TX

Hartford, 905 Wethersfield Ave, Hartford, CT

Hawaii Home Care, 615 Piikoi Street #600, Honolulu, HI

Hawaii Staffing, 3375 Koapaka Street Ste B235, Honolulu, HI

Heath, 1125 Unit C Hebron Road, Heath, OH

Houston Home Care*, 3315 Burke Road Ste 105, Pasadena, TX

Houston Kingwood Home Care, 1521 Green Oak Place Suite 130, Kingwood, TX

Houston Staffing, 1800 St. James Ste 107, Houston, TX

Kailua-Kona Patient Care Office, 75-5737 Kuakini Highway Ste 204, Kailua Kona, HI

Kansas City, 4350 West 107th Street, Overland Park, KS

Kauai Home Care, 3170 Jerves Street unit B Lihue, Kauai, HI

Lawton, 1320 NW Homestead Dr. Suite C, Lawton, OK

Linde Health Care Staffing, 3668 S. Geyer Road Ste 100 - Sunset Hills, St Louis, MO

Los Angeles Staffing, 6167 Bristol Parkway Ste 450 & 460, Culver City, CA

Lubbock, 3415 23rd Street, Lubbock, TX

Mason City, 1316-4th Street, S.W. Suite 106, Mason City, IA

Maui Home Care, 2200 Main Street Suite 650, Wailuku, HI

Memphis, 6750 Poplar Ave. Suite 206, Memphis, TN

Minneapolis, 9001 E. Bloomington Frwy. Suite 117, Bloomington MN

National Healthcare Staffing*, 8215 Forest Point Blvd, Charlotte, NC

National Healthcare Staffing, 9140 Arrowpoint Blvd, Charlotte, NC

National Healthcare Staffing*, 5775 Blue Lagoon Drive Ste 300, Miami, FL

Medfinders Service Center, 524 E. Lamar Blvd. Ste 300, Arlington, TX

North Texas Home Care, 7524 Mosier View Ct, Fort Worth, TX

Northern Virginia, 11166 Main Street, Fairfax, VA

Oak Lawn Staffing, 9632 S. Pulaski, Oaklawn, IL

Oakland, 411 30th Street Suite 212, Oakland, CA

Oklahoma City Staffing, 2601 N.W. Expressway Suite 101E, Oklahoma City, OK

Orange County, 2140 W. Chapman Avenue Suite 110, Orange, CA

Palm Desert 74-350, Alessandro Drive Suite B-1, Palm Desert ,CA

Phoenix, 4745 and 4747 North 7th St, Phoenix, AZ

Portland, 5200 SW Macadam Ave. Suite 270, Portland, OR

Pueblo, 2705 N. Elizabeth St, Pueblo, CO

Puna, 2937 Pahoa Village Road, Pahoa, HI

Raleigh, 6500 Falls Neuse Road Suite 110, Raleigh, NC

Resources on Call, 2810 16th NE, Hickory, NC

Rochester Staffing, 1900 S. Clinton Avenue, Rochester, NY

Sacramento, 2233 Watt Avenue Suite 10, Sacramento, CA

San Antonio Staffing, 7330 Louis Pasteur Dr., San Antonio, TX

San Bernadino Home Care, 1832 - B Commerce Center Circle Suite B, San Bernadino, CA

San Diego Staffing, 3838 Camino Del Rio North Suite 104, San Diego, CA

San Jose, 4880 Stevens Creek Blvd Suite 103, San Jose, CA

Scranton, 542 Spruce Street, Scranton, PA

Springfield MA Staffing, 181 Park Ave W., Springfield, MA

Springfield MO Staffing, 236 E. Primrose, Springfield, MO

St. Louis Staffing, 950 Francis Place #108, St Louis, MO

Syracuse, 7421 Oswego Road, Liverpool, NY

Tarzana Staffing, 18425 Burbank Blvd Suite 518, Tarzana, CA

Tucson Home Care, 5700 East Pima Suite C, Tucson, AZ

Tucson Home Care (North), 2001 W Orange Grove Rd. Suite 208, Tucson, AZ

Tucson Staffing, 5101 East Farness Drive Suite A, Tucson, AZ

Tulsa Home Care, 5063 South Yale, Tulsa, OK

Tulsa Staffing, 5114 S. 95th E. Avenue, Tulsa, OK

Tyler, 210 S. Broadway #230, Tyler, TX

Verona Home Care, 25 Pompton Ave Suite 201,202, 203 and 204b, Verona, NJ

Wichita Staffing, 303 North West St. Suite 120, Wichita, KS

Winston Salem Staffing, 1411 Plaza West Road Suite A, Winston-Salem, NC

Worcester Staffing, 10 Austin Street, Worcester, MA

Verona HC (Satellite), 301 60th Street, West New York, NJ

Parking Rental

Maui Parking, parking (5spaces), Wailuku, HI

Oakland Parking ,400-29th Street, Oakland, CA

Storage Rental

Fairfield (Hartford) Storage, Fairfield, CT

National Healthcare Staffing, Unit 1102, Miami, FL

Nursefinders Service Center, Space Station Unit B4, Fort Worth, TX

Nursefinders Service Center, Unit #1206, Arlington, TX

Sacramento, #00129297, #00129300, Sacramento, CA

Tucson Home Care, Unit G11 & D32, Tucson, AZ

*Subleased to Others

Houston Home Care, 3315 Burke Road Ste 105, Pasadena, TX

National Healthcare Staffing, 8215 Forest Point Blvd, Charlotte, NC

National Healthcare Staffing, 5775 Blue Lagoon Drive Ste 300, Miami, FL

Schedule 6.19(b)

COLLATERAL LOCATIONS

Schedule 6.19(a) is incorporated herein by reference.

Schedule 6.19(c)

CHIEF EXECUTIVE OFFICES/

PRINCIPAL PLACES OF BUSINESS

1. The following address is the chief executive office/principal place of business for all the entities listed below:

12400 High Bluff Drive

San Diego, CA 92130

AMN Entities:

AMN Healthcare, Inc., a Nevada corporation

AMN Healthcare Services, Inc., a Delaware corporation

International Healthcare Recruiters, Inc., a Delaware corporation

AMN Services, Inc., a North Carolina corporation

AMN Staffing Services, Inc. a Delaware corporation

O’Grady Peyton International (USA), Inc.

LIFEWORK, INC., a Colorado Corporation

RX PRO HEALTH, INC., a Colorado Corporation

PHARMACY CHOICE, INC., a Colorado Corporation

2. The following address is the chief executive office/principal place of business for all the entities listed below:

5001 Statesman Drive

Irving, TX 75063

The MHA Group, Inc. Entities:

The MHA Group, Inc., a Texas corporation

Merritt, Hawkins & Associates, a California corporation

AMN Healthcare Allied, Inc., a Texas corporation

RN Demand, Inc., a Texas corporation

Staff Care, Inc., a Delaware corporation

MHA Allied Consulting, Inc., a Texas corporation

AMN Allied Services, LLC, a Delaware limited liability company

3. The following address is the chief executive office/principal place of business for all the entities listed below:

524 East Lamar Blvd, Suite 300

Arlington, Texas 76011

Nightingale Acquisition, LLC

NF Holdings Corporation

Nursefinders, Inc.

B.C.P., Inc.

NF Services, Inc.

Linde Health Care Staffing, Inc.

Club Staffing, Inc.

National Healthcare Staffing, LLC

Radiologic Enterprises, Inc.

Schedule 6.23

LABOR MATTERS

None

Schedule 7.6

INSURANCE

Please see attached.

[Certificates of Insurance to be attached.]

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 08/27/2010

PRODUCER

Aon Risk Insurance Services West, Inc.

Ika Aon Risk Services, Inc. of Cen CA

8860 Cal Center Drive, Suite 130

Sacramento CA 95826 USA

PHONE (916) 369-4800

FAX (916) 369-4801

INSURED

AMN Healthcare Services, Inc.

Attn. Therese Jackson

12400 High Bluff Drive

San Diego, CA 92130-3077 USA

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURERS AFFORDING COVERAGE NAIC #

INSURER A. Interstate Fire & Casualty Co 22829

INSURER B. Travelers Property Gas Co of America 25674

INSURER C. Travelers Indemnity Co of Ct 25682

INSURER D.

INSURER E.

Holder Identifier:

COVERAGES SIR applies per terms and conditions of the policy

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

LIMITS SHOWN ARE AS REQUESTED

INSR LTR

ADD’L INSRD

TYPE OF INSURANCE

POLICY NUMBER

POLICY EFFECTIVE DATE (MM/DD/YYYY)

POLICY EXPIRATION DATE (MM/DD/YYYY)

LIMITS

A

GENERAL LIABILITY

X COMMERCIAL GENERAL LIABILITY

X CLAIMS MADE OCCUR

X Retro Date 9/1/2001

X SIR 11,000,000

GEN’L AGGREGATE LIMIT APPLIES PER

X POLICY

PROJECT

LOC

XSP110032602

02/01/2010

03/01/2011

EACH OCCURRENCE $8,000,000

DAMAGE TO RENTED PREMISES (Ea occurrence)

MED EXP (Any one person)

PERSONAL & ADV INJURY $8,000,000

GENERAL AGGREGATE $8,000,000

PRODUCTS - COMP/OP AGG $8,000,000

C

AUTOMOBILE LIABILITY

X ANY AUTO

ALL OWNED AUTOS

SCHEDULED AUTOS

X HIRED AUTOS

NON-OWNED AUTOS

BA5972-09110

09/01/2010

09/01/2011

COMBINED SINGLE LIMIT $1,000,000

(Ea accident)

BODILY INJURY (Per Person)

BODILY INJURY (Per accident)

PROPERTY DAMAGE (Per accident)

GARAGE LIABILITY

ANY AUTO

AUTO ONLY - EA ACCIDENT

OTHER THAN AUTO ONLY:

EA ACC

AGG

A

EXCESS/UMBRELLA LIABILITY

OCCUR

X CLAIMS MADE

DEDUCTIBLE

RETENTION

XSP110032602

Excess Bus. Auto only

02/01/2010

03/01/2011

EACH OCCURRENCE $8,000,000

AGGREGATE $8,000,000

B

B

WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY

ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? Y/N

(Mandatory in NH)

If yes, describe under SPECIAL PROVISIONS below

ILLEGIBLE

WC (AOS)

ILLEGIBLE

ILLEGIBLE

09/01/2010

09/01/2010

09/01/2011

09/01/2011

X WC STATUTORY LIMITS

OTHER

E.L. EACH ACCIDENT $1,000,000

E.L. DISEASE - EA EMPLOYEE $1,000,000

E.L. DISEASE - POLICY LIMIT $1,000,000

A

OTHER

ILLEGIBLE

XSP110032602

Claims Made

02/01/2010

03/01/2011

Per Ocr $8,000,000

SIR/Deductible $2,000,000

Aggregate $8,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

RE: Each location of the named insured(s). Certificate holder is named as Additional Insured as required by written contract. Except 10 days notice of cancellation due to non-payment of premium.

CERTIFICATE HOLDER

Bank of America, NA as Control Agent

Attn: Jessica Holmes

Mail Code: NC1-001-15-02

One Independence Center

101 North Tryon Street

Charlotte NC 28255-0001 USA

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL MAIL ILLEGIBLE DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT:

AUTHORIZED REPRESENTATIVE AON RISK INSURANCE SERVICES WEST INC.

ACORD 25 (2009/01)

1/1988-2009 ACORD CORPORATION. All rights reserved

The ACORD name and logo are registered marks of ACORD

Certificate No : 570039969555

Attachment to ACORD Certificate for AMN Healthcare Services, Inc.

The terms, conditions and provisions noted below are hereby attached to the captioned certificate as additional description of the coverage afforded by the insurer(s). This attachment does not contain all terms, conditions, coverages or exclusions contained in the policy.

INSURED

AMN Healthcare Services, Inc.

Attn: Therese Jackson

12400 High Bluff Drive

San Diego, CA 92130-3077 USA

INSURER

INSURER

INSURER

INSURER

INSURER

ADDITIONAL POLICIES

If a policy below does not include limit information, refer to the corresponding policy on the ACORD certificate form for policy limits

INSR LTR

ADD’L INSRD

TYPE OF INSURANCE

POLICY NUMBER

POLICY DESCRIPTION

POLICY EFFECTIVE DATE

POLICY EXPIRATION DATE

LIMITS

OTHER

x Retro Date:

09/01/2001

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

Certificate No : 570039969555

INSURED

AMN Healthcare Services, Inc.

Attn: Therese Jackson

12400 High Bluff Drive

San Diego, CA 92130-3077 USA

Named Insured Continued:

AMN HEALTHCARE SERVICES, INC

AMN HEALTHCARE, INC

AMN SERVICES, INC

DBA: AMERICAN MOBILE HEALTHCARE

DBA: MEDICAL EXPRESS

DBA: PREFERRED HEALTHCARE STAFFING

DBA: NURSES RX

DBA: THERATECH STAFFING

DBA: NURSECHOICE

DBA: RN EXTEND

AMN STAFFING SERVICES, INC

O’GRADY-PEYTON INTERNATIONAL (USA), INC

O’GRADY-PEYTON INTERNATIONAL (USA), INC (SINGAPORE BRANCH)

O’GRADY-PEYTON INTERNATIONAL (INDIA), LTD

INTERNATIONAL HEALTHCARE RECRUITERS, INC

O’GRADY-PEYTON INTERNATIONAL RECRUITMENT U.K. LTD

O’GRADY-PEYTON INTERNATIONAL (SA) (PROPRIETARY) LTD

O’GRADY-PEYTON INTERNATIONAL (AUSTRALIA) (PROPRIETARY) LTD

O’GRADY-PEYTON INTERNATIONAL (EUROPE) LTD

MED TRAVELERS, INC

PLATINUM SELECT HEALTHCARE STAFFING, INC.

LIFEWORK, INC.

MED TRAVELERS, LLC

RN DEMAND, INC

DBA: MTI STAFFING

RX PRO HEALTH, INC.

PHARMACY CHOICE, INC.

AMN Allied Services, LLC

AMN Healthcare Allied, Inc.

AMN Healthcare Recruitment Process Outsourcing

Certificate No: 570039969555

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

CHANGE ENDORSEMENT

Form DME-0002 (11/95), Schedule of Additional Insureds, is amended in part to read:

1. County of Santa Clara, and members of the Board of Supervisors of the County of Santa Clara, and the officers, agents, and employees of the County of Santa Clara, individually and collectively, as additional insureds for liability arising solely from any negligent act, error, omission, or negligence of AMN Healthcare or its employees.

2. The County of Alameda, its Board of Supervisors, the individual members of, and all County Officers, agents, employees, and representatives are additional insureds for liability arising solely from any negligent act, error or omission of AMN Healthcare or AMN Healthcare employees.

3. UCLA Health System, The Regents of the University of California, are additional insureds for liability arising solely from any negligent act, error or omission of AMN Healthcare or AMN Healthcare employees.

4. Bank of America, NA is an additional insured for liability arising out of its acts, errors, or omissions as controlling Agent for AMN Healthcare.

ALL OTHER TERMS AND CONDITIONS OF THE POLICY REMAIN UNCHANGED.

The premium for this endorsement is included in the premium shown on the declarations unless a specific amount is shown here: Premium: $

ENDORSEMENT NO: 03 Effective: 02/01/2010

is attached to and forms part of your evidence of insurance no.: XSP 1100328 02

Issued by: Interstate Fire & Casualty

Executive Offices: 33 W. Monroe Street Chicago, Illinois 60603

Insured AMN Healthcare Services, Inc. (See UME-8088)

Date Issued 05/27/2010 PXF / kjp Authorized Representative:

MSE-8001 (11/91) (Ed.‘01/04)elec.aps

ACORD® CERTIFICATE OF LIABILITY INSURANCE DATE (MM/DD/YYYY) 10/1/2010 8/26/2010

PRODUCER Lockton Companies, LLC-1 Kansas City 444 W 47th Street, Suite 900 Kansas City MO 64112-1906 (816) 960-9000

INSURED 1332011 MEDFINDERS 524 LAMAR BLVD SUITE 300 ARLINGTON, TX 76011

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURERS AFFORDING COVERAGE NAIC #

INSURER A: **Beazley (Lloyds of London)

INSURER B: Syndicate 2623/623**

INSURER C: American Zurich Insurance Company 40142

INSURER D Zurich American Insurance Company 16535

INSURER E:

COVERAGES

ILLEGIBLE

THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER AND THE CERTIFICATE HOLDER.

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR ADD’L INSRD TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE DATE (MM/DD/YYYY) POLICY EXPIRATION DATE (MM/DD/YYYY) LIMITS

A GENERAL LIABILITY

X COMMERCIAL GENERAL LIABILITY CLAIMS MADE X OCCUR

GEN’L AGGREGATE LIMIT APPLIES PER. POLICY PROJECT LOC

CO91145 10/1/2009 10/1/2010

D AUTOMOBILE LIABILITY

ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS

BAP 9307692-07 10/1/2009 10/1/2010

GARAGE LIABILITY

ANY AUTO

NOT APPLICABLE

A EXCESS/UMBRELLA LIABILITY

X OCCUR CLAIMS MADE

DEDUCTIBLE UMBRELLA FORM

RETENTION $

CO91145 10/1/2009 10/1/2010

C WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY

D ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? Y/N N (Mandatory in NH)

If yes, describe under

SPECIAL PROVISIONS below

WC9299006-09(AOS) WC9260129-03(WI-RETRO) WC6554419-00(ID)

10/1/2009 10/1/2010

10/1/2009 10/1/2010

10/1/2009 10/1/2010

A OTHER MEDICAL PROFESSIONAL LIABILITY

CO91145 10/1/2009 10/1/2010

EACH OCCURRENCE $ 1,000,000 DAMAGE TO RENTED PREMISES (Ea occurrence) $ 500,000 MED EXP (Any one person) $ 5,000 PERSONAL & ADV INJURY $ 1,000,000 GENERAL AGGREGATE $ 2,000,000 PRODUCTS - COMP/OP AGG $ 1,000,000

COMBINED SINGLE LIMIT $ 1,000,000 (Ea accident)

BODILY INJURY $ XXXXXXX (Per person)

BODILY INJURY $ XXXXXXX (Per accident)

PROPERTY DAMAGE $ XXXXXXX (Per accident) AUTO ONLY - EA ACCIDENT $ XXXXXXX EA ACC $ XXXXXXX OTHER THAN

AUTO ONLY: AGG $ XXXXXXX EACH OCCURRENCE $ 10,000,000 AGGREGATE $ 10,000,000 $ XXXXXXX $ XXXXXXX $ XXXXXXX

X WC STATUTORY LIMITS OTHER E.L. EACH ACCIDENT $ 1,000,000 E.L. DISEASE - EA EMPLOYEE $ 1,000,000 E.L. DISEASE - POLICY LIMIT $ 1,000,000

EACH WRONGFUL ACT: $1,000,000 ANNUAL AGGREGATE - $2,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

RE: EACH LOCATION OF THE NAMED INSURED(S), CERTIFICATE HOLDER IS NAMED AS ADDITIONAL INSURED AS REQUIRED BY WRITTEN CONTRACT EXCEPT 10 DAYS NOTICE OF CANCELLATION DUE TO NON PAYMENT OF PREMIUM.

CERTIFICATE HOLDER

10980571

BANK OF AMERICA, NA AS CONTROL AGENT.

ATTN JESSICA HOLMES MAIL CODE: NC1-001-15-02

ONE INDEPENDENCE CENTER 101 NORTH TRYON STREET CHARLOTTE NC 28255-0001

CANCELLATION ILLEGIBLE

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE ILLEGIBLE

ACORD 25 (2009/01) ©1988-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

ILLEGIBLE

Fiduciary Liability 01-248-40-46 10/1/09-10 Illinois National (AIG) 0 3M/3M

Crime CRP 554-41-71 10/1/09-10 Great American Insurance Company

100,000 3M/3M

D&O/EPL POLICY 01-177-84-34 8/31/2009-8/31/2010 NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA (CHARTIS)

Property 37UUM1Q7845 10/01/09-10 HARTFORD INSURANCE COMPANY

Miscellaneous Attachment: ILLEGIBLE Certificate ID: 10980571

Endorsement Number: 002

Issued to: Nursefinders, Inc. doing business as Medfinders Inc.

NAMED INSURED ENDORSEMENT

Named Insured	Retro Date
Nursefinders, Inc.	1st October 2001
NF Investors, Inc.	1st October 2001
NF Holdings Corporation	1st October 2001
NF Acquisition Corporation	1st October 2001
Nursefinders Acquisition Corporation	1st October 2001
BCP, Inc.	1st October 2001
NF Services, Inc.	1st October 2001
Lindo Healthcare Staffing, Inc.	1st October 2001
Jim Kendall and Associates, LLC	1st October 2001
Staffco Holdings, Inc.	10th February 1999
Club Staffing, Inc.	10th February 1999
National Healthcare Staffing, LLC	24th September 2003
M&E Affiliates, Inc. dba TVL Healthcare	24th September 2003
Radiologic Enterprises, Inc. dba Resources on Call, Inc	7th March 1992
Nursefinders Restoractive Care Services, Inc.	1st October 2001
Nursefinders Acquisitions, LLC	1st October 2001

Endorsement Number: 002

This endorsement forms a part of Policy Number C091145

Issued to: Nursefinders, Inc. doing business as Medfinders Inc.

This Endorsement amends the Health Care Professional Liability and Commercial General Liability part of this Policy.

NAMED INSURED ENDORSEMENT

Named Insured

Nursefinders, Inc.

NF Investors, Inc.

NF Holdings Corporation

NF Acquisition Corporation

Nursefinders Acquisition Corporation

BCP, Inc.

NF Services, Inc.

Linda Healthcare Staffing, Inc.

Jim Kendall and Associates, LLC

Staffco Holdings, Inc.

Club Staffing, Inc.

National Healthcare Staffing, LLC

M&E Affiliates, Inc. dba TVL Healthcare

Radiologic Enterprises, Inc. dba Resources on Call, Inc

Nursefinders ILLEGIBLE Care Services, Inc.

Nursefinders Acquisitions, LLC

Retro Date

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

10th February 1999

10th February 1999

24th September 2003

24th September 2003

7th March 1992

1st October 2001

1st October 2001

Endorsement Number: 034

This endorsement forms a part of Policy Number C091145

Issued to: Nursefinders, Inc. doing business as Medfinders Inc.

This Endorsement cancels and Replaces Endorsement Number 16 in its entirety

ADDITIONAL PARTY(S) COVERED ENDORSEMENT

In consideration of the premium charged, it is hereby understood and agreed that the Additional Party(s) Covered shall be considered in the definition of you in this policy, but solely with respect to their liability for activities of the Named Insured named in Item 1, of the Declarations of this policy.

It is further understood and agreed that this insurance does not apply to any other liability of the Additional Party covered and this inclusion shall not serve to increase our limit of liability.

This endorsement applies to any organization to whom you are obligated by virtue of a written contract, agreement, or permit to add such organization to your policy as an Additional Party Covered.

All licensees are covered but only for their vicarious liability as a result of the actions of Nursefinders employees prior to the termination/conversion of the license with Nursefinders.

The coverage provided under this endorsement shall not apply to the Additional Party’s liability for damages or claims expenses arising out of any actual or alleged act, error or omission of the Additional Party or medical incident caused by the Additional Party. The coverage provided hereunder shall apply solely to that portion of damages or claims expenses for which the Additional Party is vicariously liable for the acts, errors or omissions of the Named Insured or an medical incident caused by you.

All other terms and conditions of this Policy remain unchanged.

ACCORDTM EVIDENCE OF COMMERCIAL PROPERTY INSURANCE DATE (MM/DD/YYYY) 08/27/2010

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.

PRODUCER NAME, CONTACT PERSON AND ADDRESS PHONE (A/C, No. Ext): (916) 369-4800

COMPANY NAME AND ADDRESS NAIC NO: 10014 Affiliated FM Insurance Co. 21860 Burbank Blvd. Suite 300 Woodland Hills CA 91189-0779 USA

FAX (A/C, No): (916) 369-4801 E-MAIL ADDRESS: Aon Risk Insurance Services West, Inc.

fka Aon Risk Services, Inc. of Cen CA

8880 Cal Center Drive, Suite 130 Sacramento CA 95826 USA

IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH

CODE: SUB CODE:

AGENCY CUSTOMER ID #: 570000037643

NAMED INSURED AND ADDRESS LOAN NUMBER POLICY NUMBER TS794

AMN Healthcare Services, Inc. Attn: Michael Rudge 12400 High Bluff Drive San Diego, CA 92130-3077 USA

EFFECTIVE DATE EXPIRATION DATE 9/1/2010 9/1/2011

CONTINUED UNTIL TERMINATED IF CHECKED

ADDITIONAL NAMED INSURED(S) THIS REPLACED PRIOR EVIDENCE DATED:

PROPERTY INFORMATION (Use additional sheets if more space is required)

LOCATION/DESCRIPTION Each location of the named insureds.

COVERAGE INFORMATION CAUSE OF LOSS FORM BASIC BROAD SPECIAL X OTHER All Risk - Subject to Exclusions

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: Loss Limit DED: ILLEGIBLE

YES NO

BUSINESS INCOME / RENTAL VALUE X If YES, LIMIT:included in ILLEGIBLE Actual Loss Sustained # of months:

BLANKET COVERAGE X If YES, indicate amount of insurance on properties ILLEGIBLE above, $ ILLEGIBLE

TERRORISM COVERAGE Attach signed Disclosure Notice / DEC

IS COVERAGE PROVIDED FOR “CERTIFIED ACTS” ONLY? If YES, SUBLIMIT. DED:

IS COVERAGE A STAND ALONE POLICY? If YES, LIMIT DED:

DOES COVERAGE INCLUDE DOMESTIC TERRORISM? If YES, SUBLIMIT. DED:

COVERAGE FOR MOLD If YES, LIMIT’ DED:

MOLD EXCLUSION (If “YES”, specify organization’s form used)

REPLACEMENT COST X

AGREED AMOUNT

COINSURANCE If YES, %

EQUIPMENT BREAKDOWN (If Applicable) X If YES, LIMIT included in ILLEGIBLE DED:ILLEGIBLE

LAW AND ORDINANCE - Coverage for loss to undamaged portion of building X If YES, LIMIT ILLEGIBLE DED:ILLEGIBLE

- Demolition Costs X If YES, LIMIT ILLEGIBLE DED:ILLEGIBLE

- Incr. Cost of Construction X If YES, LIMIT: ILLEGIBLE DED:ILLEGIBLE

EARTHQUAKE (If Applicable) If YES, LIMIT: DED

FLOOD (If Applicable) X If YES, LIMIT: ILLEGIBLE DED:ILLEGIBLE

WIND / HAIL (If Separate Policy) If YES, LIMIT: DED.

PERMISSION TO WAIVE SUBROGATION PRIOR TO LOSS

REMARKS - Including Special Conditions (Use additional sheets if more space is required)

Bank of America is named as Loss Payee

CANCELLATION

THE POLICY IS SUBJECT TO PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST

NAME AND ADDRESS LENDER SERVICING AGENT NAME AND ADDRESS

Bank of America, NA, as Admin. Agent

Attn: Jessica Holmes Mail Code: NC:-001-15-02

Ore Independence Center 101 North Tryon Street Charlotte NC 28255-0001 USA

MORTGAGEE X LOSS PAYEE

AUTHORIZED REPRESENTATIVE Aon Risk Insurance Services West Inc.

ACORD 28 (2003/10) © ACORD CORPORATION 2003

Endorsement Number: 002

Issued to: Nursefinders, Inc. doing business as Medfinders Inc.

NAMED INSURED ENDORSEMENT

Named Insured	Retro Date
Nursefinders, Inc.	1st October 2001
NF Investors, Inc.	1st October 2001
NF Holdings Corporation	1st October 2001
NF Acquisition Corporation	1st October 2001
Nursefinders Acquisition Corporation	1st October 2001
BCP, Inc.	1st October 2001
NF Services, Inc.	1st October 2001
Linde Healthcare Staffing, Inc.	1st October 2001
Jim Kendall and Associates, LLC	1st October 2001
Staffco Holdings, Inc.	10th February 1999
Club Staffing, Inc.	10th February 1999
National Healthcare Staffing, LLC	24th September 2003
M&E Affiliates, Inc. dba TVL Healthcare	24th September 2003
Radiologic Enterprises, Inc. dba Resources on Call, Inc	7th March 1992
Nursefinders Restorative Care Services, Inc.	1st October 2001
Nursefinders Acquisitions, LLC	1st October 2001

Endorsement Number: 002

This endorsement forms a part of Policy Number C091145

Issued to: Nursefinders, Inc. doing business as Medfinders Inc.

This Endorsement amends the Health Care Professional Liability and Commercial General Liability part of this Policy.

NAMED INSURED ENDORSEMENT

Named Insured

Nursefinders, Inc.

NF Investors, Inc.

NF Holdings Corporation

NF Acquisition Corporation

Nursefinders Acquisition Corporation

BCP, Inc.

NF Services, Inc.

Linda Healthcare Staffing, Inc.

Jim Kendall and Associates, LLC

Staffco Holdings, Inc.

Club Staffing, Inc.

National Healthcare Staffing, LLC

M&E Affiliates, Inc. dba TVL Healthcare

Radiologic Enterprises, Inc. dba Resources on Call, Inc

Nursefinders ILLEGIBLE Care Services, Inc.

Nursefinders Acquisitions, LLC

Retro Date

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

1st October 2001

10th February 1999

10th February 1999

24th September 2003

24th September 2003

7th March 1992

1st October 2001

1st October 2001

INSURED

AMN Healthcare Services, Inc.

12400 High Bluff Drive

San Diego, CA 92130-3077 USA

Named Insured Continued:

AMN HEALTHCARE SERVICES, INC

AMN HEALTHCARE, INC

AMN SERVICES, INC

DBA: AMERICAN MOBILE HEALTHCARE

DBA: MEDICAL EXPRESS

DBA: PREFERRED MEDICAL STAFFING

DBA: NURSES RX

DBA: THERATECH STAFFING

DBA: NURSECHOICE

DBA: RN EXTEND

AMN STAFFING SERVICES, INC

O’GRADY-PEYTON INTERNATIONAL (USA), INC

O’GRADY-PEYTON INTERNATIONAL (USA), INC (SINGAPORE BRANCH)

O’GRADY-PEYTON INTERNATIONAL (INDIA), LTD

INTERNATIONAL HEALTHCARE RECRUITERS, INC

O’GRADY-PEYTON INTERNATIONAL RECRUITMENT U.K. LTD

O’GRADY-PEYTON INTERNATIONAL (SA) (PROPRIETY) LTD

O’GRADY-PEYTON INTERNATIONAL (AUSTRALIA) (PROPRIETY) LTD

O’GRADY-PEYTON INTERNATIONAL (EUROPE) LTD

MED TRAVELERS, INC

PLATINUM SELECT HEALTHCARE STAFFING, INC.

LIFEWORK, INC.

MED TRAVELERS, LLC

RN DEMAND, INC

DBA: ILLEGIBLE STAFFING

RX PRO HEALTH, INC.

PHARMACY CHOICE, INC.

AMN Allied Services, LLC

AMN Healthcare Allied, Inc.

AMN Healthcare Recruitment Process Outsourcing

Certificate No: 570039937675

ACORD EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY): 8/31/2010

PRODUCER NAME, CONTACT PERSON AND ADDRESS PHONE (A/C, No, Ext): (816) 960-9000 FAX (A/C, No): E-MAIL ADDRESS: Lockton Companies, LLC -1 Kansas City 444 W. 47th Street, Suite 900 Kansas City MO 64112-1906	COMPANY NAME AND ADDRESS Hartford Fire Insurance Company NAIC NO: 19682 IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
CODE: SUB CODE: AGENCY CUSTOMER ID #: NURSIND1	
NAMED INSURED AND ADDRESS 1049634 NURSEFINDERS, INC. 524 E. LAMAR BLVD ARLINGTON, TX 76011	LOAN NUMBER: POLICY NUMBER: 37UUMHQ7845 EFFECTIVE DATE: 10/1/2009 EXPIRATION DATE: 10/1/2010 ☐ CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S)	THIS REPLACES PRIOR EVIDENCE DATED:

LOCATION/DESCRIPTION

COVERAGE INFORMATION

CAUSE OF LOSS FORM: BASIC ☐ BROAD ☐ SPECIAL X OTHER ☐

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 6,404,744 DED: 5,000

CANCELLATION

ADDITIONAL INTEREST

ACORD 28 (2003/10)

© ACORD CORPORATION 2003

For questions regarding this certificate, contact the number listed in the 'Producer' section above and specify the client code 'NURSIND1'.

ACORDTM EVIDENCE OF COMMERCIAL PROPERTY INSURANCE DATE (MM/DD/YYYY) ILLEGIBLE

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.

PRODUCER NAME, CONTACT PERSON AND ADDRESS ILLEGIBLE

PHONE (A/C, No. Ext): ILLEGIBLE FAX (A/C, No): EMAIL ADDRESS: ILLEGIBLE

COMPANY NAME AND ADDRESS Hanford Life Insurance Company NAIC NO: ILLEGIBLE

CODE: SUB CODE:

AGENCY CUSTOMER ID #: ILLEGIBLE IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH

NAME INSURED AND ADDRESS ILLEGIBLE

ADDITIONAL NAMED INSURED(S)

LOAN NUMBER

POLICY NUMBER ILLEGIBLE

EFFECTIVE DATE ILLEGIBLE

EXPIRATION DATE 10 1 2010

CONTINUED UNTIL TERMINATED IF CHECKED

THIS REPLACES PRIOR EVIDENCE DATED:

ADDITIONAL NAMED INSURED(S)

PROPERTY INFORMATION (Use additional sheets if more space is required) ILLEGIBLE

LOCATION/DESCRIPTION

COVERAGE INFORMATION CAUSE OF LOSS FORM BASIC BROAD X SPECIAL OTHER

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ ILLEGIBLE DED: ILLEGIBLE

YES NO

BUSINESS INCOME RENTAL VALUE X If YES, LIMIT ILLEGIBLE Actual Loss Sustained # of months

BLANKET COVERAGE X If YES indicate amount of insurance on properties identified above: $ ILLEGIBLE

TERRORISM COVERAGE X Attach signed Disclosure Notice / DEC

IS COVERAGE PROVIDED FOR “CERTIFIED ACTS” ONLY? X If YES, SUB LIMIT: DED:

IS COVERAGE A STAND ALONE POLICY? X If YES. LIMIT DED

DOES COVERAGE INCLUDE DOMESTIC TERRORISM? X If YES, SUB LIMIT. DED

COVERAGE FOR MOLD X If YES LIMIT. ILLEGIBLE DED: ILLEGIBLE

MOLD EXCLUSION (If “YES”, specify organization’s form used) X

REPLACEMENT COST X

AGREED AMOUNT X

COINSURANCE X If YES %

EQUIPMENT BREAKDOWN (If Applicable) X If YES, LIMIT. INCLUDED DED ILLEGIBLE

LAW AND ORDINANCE - Coverage for loss to undamaged portion of building X If YES LIMIT DED

- Demolition Costs X If YES, LIMIT. DED:

- Incr. Cost of Construction X If YES, LIMIT. DED.

EARTHQUAKE (If Applicable) X If YES, LIMIT. ILLEGIBLE DED ILLEGIBLE

FLOOD (If Applicable) X If YES, LIMIT ILLEGIBLE DED ILLEGIBLE

WIND / HAIL (If Separate Policy) X If YES, LIMIT INCLUDED DED ILLEGIBLE

PERMISSION TO WAIVE SUBROGATION PRIOR TO LOSS X

REMARKS - Including Special Conditions (Use additional sheets if more space is required)

ILLEGIBLE

CANCELLATION

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST

NAME AND ADDRESS LENDER SERVICING AGENT NAME AND ADDRESS

353697 BANK OF AMERICA, NA AS CONTROL AGENT

ATTN JESSICA HOLMES MAIL CODE: ILLEGIBLE

ILLEGIBLE

MORTGAGEE X LOSS PAYEE

AUTHORIZED REPRESENTATIVE

ACORD 28 (2003/10) © ACORD CORPORATION 2003

ILLEGIBLE

Schedule 8.1

INDEBTEDNESS

None.

Schedule 8.9

TRANSACTIONS WITH AFFILIATES

1.	Management Termination and Release Agreement dated as of July 28, 2010 by and among the AMN Healthcare Services, Inc., Nightingale Acquisition, LLC (as successor to NF Investors, Inc.), GSUIG, LLC, Pharos Capital Partners II, L.P., Pharos Capital Partners II-A, L.P., and HWP II, L.P. An aggregate of $916,667 of accrued management fees (plus an additional $83,333 per month (pro-rated for any portion of a month) to the extent the Closing Date occurs after August 31, 2010) will be paid pursuant to the Management Services Agreement at Closing. In addition a transaction services fee in the aggregate amount of $2.5 million will be paid to certain parties to the Management Services Agreement at Closing.

2.	Lease Agreement between Radiologic Enterprises, Inc. and I.Space, LLC dated September 1, 2001. Employee Jeff Decker is a partner in the partnership that owns the building leased by Radiologic Enterprises, Inc.

Schedule 11.1

NOTICES

Credit Parties:

AMN Healthcare, Inc.

12400 High Bluff Drive

Suite 100

San Diego, California 92130

Attn: Bary Bailey

Telephone: 858.720.6257

With a copy to Denise L. Jackson, General Counsel

Administrative Agent:

For notices regarding borrowings, payments, conversions, fees, interest, and other administrative matters:

Bank of America, N. A.

101 North Tryon Street

Location Code: NC1-001-15-04

Charlotte, NC 28255

Attention: Wayne A. Richard

Telephone: 980.388.6484

Telecopy:   704.208.3075

For all other notices (including with respect to Defaults and Events of Default, amendments, waivers and modifications of the Credit Documents, assignments):

Bank of America, N. A.

Agency Management

1455 Market Street, 5th Floor

Location Code: CA5-701-05-19

San Francisco, California 94103

Attention: Robert J. Rittelmeyer

Telephone: (415) 436-2616

Telecopy: (415) 503-5099

Bank of America, N. A.

Location Code: NC1-002-28-17

100 North Tryon

Charlotte, North Carolina 28255

Attention: Alysa A. Trakas

Telephone: (980) 387-2640

Telecopy: (704) 409-0936

Swing Line Lender:

Bank of America, N. A.

101 North Tryon Street

Location Code: NC1-001-15-04

Charlotte, NC 28255

Attention: Wayne A. Richard

Telephone: 980.388.6484

Telecopy:   704.208.3075

Issuing Lender:

Bank of America, N. A.

1000 W. Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012-1514

Attention: Stella Rosales

Telephone: 213.481.7828

Telecopy:   213.457.8841

Lenders:

Contact information set forth on each Lender’s administrative details form on file with the Administrative Agent.

Exhibit 1.1

FORM OF INTERCREDITOR AGREEMENT

[see attached]

INTERCREDITOR AGREEMENT

among

AMN HEALTHCARE, INC.,

as the Company,

AMN HEALTHCARE SERVICES, INC.

as the Parent

CERTAIN DOMESTIC SUBSIDIARIES OF THE PARENT

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

BANK OF AMERICA, N.A.,

as the First Lien Administrative Agent,

BANK OF AMERICA, N.A.,

as the Second Lien Administrative Agent,

and

BANK OF AMERICA, N.A.,

as the Control Agent

Dated as of September 1, 2010

ii

TABLE OF CONTENTS

SECTION 1	Definitions	4
1.1	Defined Terms	4
1.2	Terms Generally	12

SECTION 2	Lien Priorities	13
2.1	Relative Priorities	13
2.2	Failure to Perfect	13
2.3	Nature of First Lien Obligations	13
2.4	Prohibition on Contesting Liens	14
2.5	No New Liens	14
2.6	Similar Liens and Agreements	14

SECTION 3	Enforcement	15
3.1	Exercise of Remedies	15
3.2	Actions Upon Breach	17

SECTION 4	Payments	18
4.1	Application of Proceeds	18
4.2	Payment Turnover	18
4.3	Permitted Mandatory Prepayments of Second Lien Obligations	18

SECTION 5	Other Agreements	18
5.1	Releases	18
5.2	Insurance	19
5.3	Amendments to First Lien Loan Documents and Second Lien Loan Documents	20
5.4	Rights As Unsecured Creditors	22
5.5	Control Agent for Perfection	22
5.6	When Discharge of First Lien Obligations Deemed to Not Have Occurred	25
5.7	Option to Purchase First Lien Debt	26

SECTION 6	Insolvency or Liquidation Proceedings	29
6.1	Use of Cash Collateral and Financing Issues	29
6.2	Sale Issues	29
6.3	Relief from the Automatic Stay	29
6.4	Adequate Protection	30
6.5	No Waiver	31
6.6	Avoidance Issues	31
6.7	Separate Grants of Security and Separate Classification	31
6.8	Reorganization Securities	31
6.9	Post-Petition Claims	32
6.10	Waiver	32
6.11	Expense Claims	32
6.12	Effectiveness in Insolvency or Liquidation Proceedings	32

SECTION 7	Reliance; Waivers; Etc.	32
7.1	Non-Reliance	32
7.2	No Warranties or Liability	33
7.3	No Waiver of Lien Priorities	33
7.4	Obligations Unconditional	35
7.5	Certain Notices	36

SECTION 8	Miscellaneous	36
8.1	Conflicts	36
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	36
8.3	Amendments; Waivers	37
8.4	Information Concerning Financial Condition of Company and its Subsidiaries	37
8.5	Subrogation	38
8.6	Application of Payments	38
8.7	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	38
8.8	Notices	39
8.9	Further Assurances	39
8.10	APPLICABLE LAW	39
8.11	Binding on Successors and Assigns	39
8.12	Specific Performance	40
8.13	Headings	40
8.14	Counterparts	40
8.15	Authorization	40
8.16	No Third Party Beneficiaries	40
8.17	Provisions Solely to Define Relative Rights	40
8.18	Grantors; Additional Grantors	40

ii

INTERCREDITOR AGREEMENT

This Intercreditor Agreement, is dated as of September 1, 2010, and entered into by and among AMN HEALTHCARE, INC., a Nevada corporation (the “Company”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the domestic subsidiaries of the Parent as may time to time party become a party hereto (each a “Guarantor” and together with the Parent, the “Guarantors”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Administrative Agent”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Administrative Agent”) and BANK OF AMERICA, N.A., in its capacity as Control Agent (defined below) for the First Lien Administrative Agent and the Second Lien Administrative Agent, including its successor and assigns from time to time. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Company, as borrower, the Guarantors, the lenders party thereto, Bank of America, N.A., as the swingline lender, the issuing lender and as the administrative agent, General Electric Capital Corporation and SunTrust Bank, N.A., as co-syndication agents and ING Capital, LLC, as documentation agent, have entered into that certain Credit Agreement dated as of December 23, 2009 providing for a revolving credit and term loan facility to the Company (as amended, restated, supplemented or modified from time to time as permitted hereunder, the “Initial First Lien Credit Agreement”);

WHEREAS, the Company, as borrower, the Guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent have entered into that certain Second Lien Credit Agreement dated as of the date hereof providing for a term loan to the Company (as amended, restated, supplemented or modified from time to time as permitted hereunder, the “Initial Second Lien Credit Agreement”);

WHEREAS, the obligations of the Company and the Guarantors under the Initial First Lien Credit Agreement and any Hedge Agreements and Cash Management Agreements provided by any of the First Lien Claimholders (or their affiliates) are secured by substantially all of the assets of the Company and the Guarantors pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of the Company and the Guarantors under the Initial Second Lien Credit Agreement will be secured by substantially all of the assets of the Company and the Guarantors pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Administrative Agent and the First Lien Claimholders to consent to the Grantors’ incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations to or for the benefit of the Company, or any other Grantor, the Second Lien Administrative Agent on behalf of the Second Lien Claimholders has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1 Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Equity Interests in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the First Lien Administrative Agent, the Second Lien Administrative Agent nor any First Lien Claimholder or any Second Lien Claimholder shall in any event be considered an Affiliate of the Company or any of its Subsidiaries.

“Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Avoidance Actions” means causes of action arising under Sections 544, 546, 547, 548, 549 or 550 of title 11 of the United States Code.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, San Diego, California or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” means all obligations under Capital Leases of the Company or any of the Guarantors, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Company and the Guarantors prepared in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit or purchasing card, electronic funds transfer and other cash management arrangements.

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“Cash Management Creditor” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Collateral” means all of the assets and property of any Grantor, whether tangible or intangible, constituting both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Control Agent” has the meaning set forth in Section 5.5(a).

“Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Accounts (each as defined in the Uniform Commercial Code), cash and any other Collateral as to which a Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

“Controlled Account” means those certain Deposit Accounts (as defined in the Uniform Commercial Code) of any Grantor subject to Liens under the terms of the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Defaulting Creditor” has the meaning set forth in Section 5.7(d).

“Designated Cash Management Agreement” means any Cash Management Agreement to which any Grantor is a party and as to which the applicable counterparty was a First Lien Lender or an Affiliate of a First Lien Lender as of the date hereof or at the time it enters into such Cash Management Agreement (even if such person ceases to be a First Lien Lender or such Person’s Affiliate ceases to be a First Lien Lender).

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents constituting First Lien Obligations and termination of all commitments to lend or otherwise extend credit under the First Lien Loan Documents, (ii) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (iii) termination, cancellation or cash collateralization (it being understood that the cash collateralization of such letters of credit shall not be required in excess of 105% of the face amount thereof) of, all letters of credit issued under the First Lien Loan Documents constituting First Lien Obligations and (iv) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Administrative Agent) of any Hedge Agreements issued or entered into, as the case may be, by any First Lien Claimholder constituting First Lien Obligations.

“Disposition” has the meaning set forth in Section 5.1(a)(ii).

“Eligible Purchaser” has the meaning set forth in Section 5.7.

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“Enforcement Action” means the exercise of any rights or remedies against any Collateral, including, without limitation, any right to take possession or control of any Collateral under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, any right of set-off or recoupment and any enforcement, collection, execution, levy or foreclosure action or proceeding taken against the Collateral.

“Equity Interest” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“First Lien Administrative Agent” has the meaning set forth in the preamble hereto.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders, the First Lien Administrative Agent, any Issuing Lender, the Swingline Lender, any Cash Management Creditor, any Hedge Agreement Provider, the Control Agent and any other agent under the First Lien Credit Agreement.

“First Lien Collateral” means all of the “Collateral” referred to in the First Lien Collateral Documents and all of the other property that is or is intended under the terms of the First Lien Collateral Documents to be subject to Liens in favor of the First Lien Administrative Agent for the benefit of the First Lien Claimholders.

“First Lien Collateral Documents” means, collectively, the Security Agreement (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith), the Pledge Agreement (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and each of the other mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the First Lien Administrative Agent pursuant to the terms of Sections 5.1(d) and 7.13 of the First Lien Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the First Lien Administrative Agent for the benefit of the First Lien Claimholders.

“First Lien Credit Agreement” means (i) the Initial First Lien Credit Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance (each subject to the limitations set forth herein) in whole or in part the indebtedness and other obligations outstanding under (x) the Initial First Lien Credit Agreement or (y) any subsequent First Lien Credit Agreement, unless such agreement or instrument expressly provides that (1) it is not intended to be and is not a First Lien Credit Agreement hereunder or (2) all of the Indebtedness evidenced by such agreement or instrument is unsecured Indebtedness; provided that if and to the extent that any amendment, modification, increase or Refinancing of the Initial First Lien Credit Agreement or any other agreement referred to in this clause (ii) provides for revolving credit commitments, revolving credit loans, term loans, bonds, debentures, notes or similar instruments having a principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount, then that portion of such principal amount in the aggregate in excess of the Maximum First Lien Indebtedness Amount (and all interest, fees and amounts accruing thereon) shall not constitute First Lien Obligations for purposes of this Agreement. Any reference to the First Lien Credit Agreement hereunder shall be deemed a reference to any First Lien Credit Agreement then in existence if entered into in compliance with the terms of this Agreement.

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“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Credit Agreement and the other Credit Documents (as defined in the First Lien Credit Agreement as amended from time to time in accordance herewith) and any other document or instrument executed or delivered at any time in connection with the First Lien Credit Agreement, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“First Lien Obligations” means all Obligations outstanding under (i) the First Lien Credit Agreement, (ii) the other First Lien Loan Documents, (iii) any Hedge Agreements entered into by the Company or any other Grantor with any Hedge Agreement Provider (it being understood, for avoidance of doubt, that such obligations shall remain a First Lien Obligation even if the counterparty (or the Affiliate of the counterparty) ceases to be a First Lien Lender), (iv) any Designated Cash Management Agreement and (v) all Guaranty Obligations, fees, expenses, indemnities and other amounts payable from time to time pursuant to the First Lien Loan Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; provided that the aggregate principal amount, without duplication, of any revolving credit commitments, revolving credit loans, letters of credit, term loans, bonds, debentures, notes or similar instruments or other obligations (excluding, in any event, Hedging Obligations and Obligations in respect of Designated Cash Management Agreements) provided for under the First Lien Credit Agreement or any other First Lien Loan Document (or any Refinancing thereof) in excess of the Maximum First Lien Indebtedness Amount shall not constitute First Lien Obligations for purposes of this Agreement. “First Lien Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant First Lien Loan Document and (y) all fees, costs and charges incurred in connection with the First Lien Loan Documents and provided for thereunder, in the case of each of clause (x) and clause (y) whether before or after commencement of an Insolvency or Liquidation Proceeding, and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government.

“Grantors” means Company, Parent and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.

“Guarantors” has the meaning set forth in the recitals hereto.

“Guaranty Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to

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purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hedge Agreements” means (i) any Interest Rate Protection Agreement or (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement, in either case, to the extent that the incurrence of the obligations in respect thereof was permitted under the First Lien Loan Documents as in effect on the date hereof at the time of the incurrence of such obligation.

“Hedge Agreement Provider” shall mean any Person that enters into a Hedge Agreement with a Grantor to the extent such Person is a First Lien Lender or an Affiliate of a First Lien Lender at the time of the incurrence of such obligation (even if such Person thereafter ceases to be a First Lien Lender or such Person’s Affiliate ceases to be a First Lien Lender).

“Hedging Obligation” means, with respect to any Person, any obligation of such Person pursuant to any Hedge Agreements.

“Indebtedness” means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take or pay or similar arrangements or under commodities agreements, (f) all Capitalized Lease Obligations of such Person, (g) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person, (h) all net obligations of such Person under Hedge Agreements, (i) all direct and contingent reimbursement obligations in respect of letters of credit (other than trade letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, including, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers’ acceptances), (j) the principal component or liquidation preference of all Equity Interests issued by such Person and which by the terms thereof could at any time prior to the Maturity Date (as defined in the First Lien Credit Agreement) be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, mandatory redemption or other acceleration, (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale or securitization of receivables (or similar transaction) (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (l) all Indebtedness of others secured by

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(or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (m) all Guaranty Obligations of such Person with respect to Indebtedness of another Person and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person.

“Initial First Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Initial Second Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (i) the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States; (ii) the commencement of an involuntary case against such Person under the Bankruptcy Code and the petition is not timely disputed, or is not dismissed within 60 days, after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person; (iv) such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (v) any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; (vi) such Person is adjudicated insolvent or bankrupt; (vii) any order of relief or other order approving any such case or proceeding is entered; (viii) such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days; (ix) such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or (x) any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.

“Interest Rate Protection Agreement” means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, in each case providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

“Issuing Lender” means any letter of credit issuer under the First Lien Credit Agreement.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) including any right of setoff or recoupment.

“Maximum First Lien Indebtedness Amount” means $250,000,000 less (A) the amount of all repayments and prepayments applied to any term loans constituting First Lien Obligations and (B) the amount of all repayments and prepayments of any revolving loans or letters of credit constituting First Lien Obligations, to the extent accompanied by a corresponding reduction in the applicable commitment amount (excluding reductions in sub-facility commitments not accompanied by a corresponding reduction in the facility commitment amount and reductions under (A) and (B) as a result of a Refinancing).

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“Obligations” means all advances to, and debts, indemnities and reimbursement obligations, liabilities, obligations, covenants and duties of, any Person, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Person or any Affiliate thereof of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Parent” has the meaning set forth in the recitals hereto.

“Permitted Refinancing Documents” shall mean any financing documentation which replaces (i) the Initial First Lien Credit Agreement and the other First Lien Loan Documents and pursuant to which the outstanding First Lien Obligations are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any covenants or defaults other than those which (a) then exist in the Initial First Lien Credit Agreement and the other First Lien Loan Documents or (b) could be included in the Initial First Lien Credit Agreement and the other First Lien Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement or (ii) the Initial Second Lien Credit Agreement and the other Second Lien Loan Documents and pursuant to which the outstanding Second Lien Obligations are refinanced in their entirety, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any covenants or defaults other than those which (a) then exist in the Initial Second Lien Credit Agreement and the other Second Lien Loan Documents or (b) could be included in the Initial Second Lien Credit Agreement and the other Second Lien Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Permitted Second Lien Actions” means those actions that a Second Lien Claimholder may take in compliance with Section 3.1(a).

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Recovery” has the meaning set forth in Section 6.6.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings, provided that (i) the Company and Guarantors shall not be permitted to Refinance the First Lien Obligations unless the financing documentation entered into by the Company and the Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents and (ii) the Company and Guarantors shall not be permitted to Refinance the Second Lien Obligations unless the financing documentation entered into by the Company and the Guarantors in connection with any such Refinancing constitutes Permitted Refinancing Documents.

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“Required Lenders” means with respect to the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, those First Lien Claimholders or Second Lien Claimholders, as applicable, the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from the First Lien Credit Agreement or the Second Lien Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the First Lien Credit Agreement or the Second Lien Credit Agreement) as applicable.

“Second Lien Administrative Agent” has the meaning set forth in the preamble hereof.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders, the Second Lien Administrative Agent and any other agent under the Second Lien Credit Agreement.

“Second Lien Collateral” means all of the “Collateral” referred to in the Second Lien Collateral Documents and all of the other property that is or is intended under the terms of the Second Lien Collateral Documents to be subject to Liens in favor of the Second Lien Administrative Agent for the benefit of the Second Lien Claimholders.

“Second Lien Collateral Documents” means, collectively, the Security Agreement (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith), the Pledge Agreement (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith) and each of the other mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Second Lien Administrative Agent pursuant to the terms of Sections 5.1(d) and 7.13 of the Second Lien Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Second Lien Administrative Agent for the benefit of the Second Lien Claimholders.

“Second Lien Credit Agreement” means (i) the Initial Second Lien Credit Agreement, (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase or Refinance in whole or in part the indebtedness and other obligations outstanding under the Initial Second Lien Credit Agreement or other agreement or instrument referred to in this clause (ii), as the same may be amended, renewed, extended, supplemented or otherwise modified from time to time, subject to the limitations set forth herein and only to the extent permitted hereby, unless such agreement or instrument expressly provides that (1) it is not intended to be and is not a Second Lien Credit Agreement hereunder or (2) all of the Indebtedness evidenced by such agreement or instrument is unsecured Indebtedness. Any reference to the Second Lien Credit Agreement hereunder shall be deemed a reference to any Second Lien Credit Agreement then in existence if entered into in compliance with the terms of this Agreement.

“Second Lien Enforcement Date” means the date which is 180 days after the occurrence of (i) an Event of Default (under and as defined in the Second Lien Credit Agreement) and (ii) the First Lien Administrative Agent’s receipt of written notice (which notice shall reference this Agreement) from the Second Lien Administrative Agent certifying that an Event of Default (under and as defined in the Second Lien Credit Agreement) has occurred and is continuing; provided that the Second Lien Enforcement Date shall be stayed and thereby deemed not to have occurred (1) at any time that the First Lien Administrative Agent or the First Lien Claimholders have commenced and are then diligently pursuing any Enforcement Action with respect to all or a material portion of the Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Second Lien Credit Agreement.

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“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other Credit Documents (as defined in the Second Lien Credit Agreement as amended from time to time in accordance herewith) and any other document or instrument executed or delivered at any time in connection with the Second Lien Credit Agreement, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with this Agreement.

“Second Lien Obligations” means all Obligations outstanding under (i) the Second Lien Credit Agreement and (ii) the other Second Lien Loan Documents. “Second Lien Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Second Lien Loan Document and (y) all fees, costs and charges incurred in connection with the Second Lien Loan Documents and provided for thereunder, in each case whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock other than, in the case of each of clauses (a) and (b) above, any Excluded JV (as defined in the First Lien Credit Agreement).

“Swing Line Lender” means Bank of America, N.A., together with its successors and permitted assigns.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import,

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shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2 Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Loan Documents, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Administrative Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.

2.2 Failure to Perfect. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First Lien Administrative Agent or the First Lien Claimholders to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Obligations.

2.3 Nature of First Lien Obligations. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Claimholders, acknowledges that (a) a portion of the First Lien Obligations are revolving in nature, (b) subject to succeeding clause (d), the amount of such revolving First Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time, and (d), subject to the limitations on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations” and Section 5.3, the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof. Subject to the limitations on the aggregate principal amount of First Lien Obligations set forth in the definition of “First Lien Obligations” and Section 5.3, the lien priorities provided in Sections 2.1 and 2.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

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2.4 Prohibition on Contesting Liens. Each of the Second Lien Administrative Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Administrative Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.5 No New Liens.

(a) Limitation on other Collateral for First Lien Claimholders. the First Lien Administrative Agent agrees that neither the First Lien Administrative Agent nor any First Lien Claimholder shall acquire or hold any Lien on any assets of any Grantor securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Administrative Agent under the Second Lien Collateral Documents, provided, however, notwithstanding the above, that the refusal of the Second Lien Administrative Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Administrative Agent or the First Lien Claimholders. If the First Lien Administrative Agent or any First Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any First Lien Obligations which assets are not also subject to the Lien of the Second Lien Administrative Agent under the Second Lien Collateral Documents, then the First Lien Administrative Agent (or the relevant First Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the Second Lien Administrative Agent as security for the Second Lien Obligations, or (y) release such Lien.

(b) Limitation on other Collateral for Second Lien Claimholders. Until the date upon which the Discharge of First Lien Obligations shall have occurred, the Second Lien Administrative Agent agrees that, after the date hereof, neither the Second Lien Administrative Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of any Company, any Guarantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Administrative Agent under the First Lien Collateral Documents. If the Second Lien Administrative Agent or any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the Lien of the First Lien Administrative Agent under the First Lien Collateral Documents, then the Second Lien Administrative Agent (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the First Lien Administrative Agent as security for the First Lien Obligations, or (y) release such Lien.

2.6 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Administrative Agent or the Second Lien Administrative Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

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(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the senior and subordinate nature of the security interests in the Collateral securing the respective Obligations thereunder.

SECTION 3 Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i) the Second Lien Administrative Agent and the Second Lien Claimholders:

(A) from the date hereof until the occurrence of the Second Lien Enforcement Date, will not take any Enforcement Action with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Loan Document or otherwise;

(B) will not contest, protest or object to, or otherwise interfere with, hinder, or delay, any Enforcement Action by the First Lien Administrative Agent or any First Lien Claimholder, provided that the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the relative priorities described in Section 2 and Section 4; and

(C) subject to the rights of the Second Lien Administrative Agent under clause (i)(A) above, will not contest, protest or object to the forbearance by the First Lien Administrative Agent or the First Lien Claimholders from bringing or pursuing any Enforcement Action;

(ii) subject to Section 5.1, the First Lien Administrative Agent and the First Lien Claimholders shall have the exclusive right to commence and, if applicable, maintain an Enforcement Action and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Administrative Agent or any Second Lien Claimholder;

provided that:

(A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, may file claims or statements of interest with respect to all or any portion of the Second Lien Obligations,

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(B) the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not retain any Collateral or any proceeds of Collateral in connection with any Enforcement Action against any Collateral, and that any Collateral or proceeds taken or received by it in connection with any Enforcement Action will be applied in accordance with Section 4.2 unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.8;

(C) the Second Lien Administrative Agent and Second Lien Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Administrative Agent or Second Lien Claimholders, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) in any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent and Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(E) in any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent and Second Lien Claimholders shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions hereof;

(F) the Second Lien Administrative Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral upon the occurrence and during the effective continuation of the Second Lien Enforcement Date; and

(G) the Second Lien Collateral Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof and not otherwise inconsistent with the terms of this Agreement) in order to preserve or protect its Lien on the Collateral.

In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Administrative Agent and the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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(b) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, and that any Collateral or such proceeds taken or received by it will be paid over to the First Lien Administrative Agent pursuant to Section 4.2, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.8. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(ii), the sole right of the Second Lien Administrative Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Loan Documents and applicable law.

(c) Subject to the proviso to clauses (i) and (ii) of Section 3.1(a), the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, agrees that (i) the Second Lien Administrative Agent and the Second Lien Claimholders will not take any action that would hinder, delay or impede any exercise of remedies under the First Lien Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor with respect to the First Lien Collateral to object to the manner or order in which the First Lien Administrative Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral.

(d) The Second Lien Administrative Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e) Notwithstanding anything to the contrary in this Section 3.1, if the First Lien Administrative Agent or any other First Lien Lender has instituted and is diligently pursuing any Enforcement Action against any Collateral, then each of the Second Lien Administrative Agent and the Second Lien Lenders agrees that it will not institute any Enforcement Action against any Collateral; provided that if the Second Lien Administrative Agent or any Second Lien Lender has already initiated any Enforcement Action against any Collateral, such Person shall immediately suspend such Enforcement Action.

3.2 Actions Upon Breach.

(a) If any Second Lien Claimholder, contrary to this Agreement, commences or participates in any Enforcement Action against Company, any other Grantor or the Collateral, the First Lien Administrative Agent may intervene and may interpose in the name of the First Lien Claimholders or in the name of Company or such Grantor the making of this Agreement as a defense or dilatory plea.

(b) Should any Second Lien Claimholder, contrary to this Agreement, in any way take, or attempt or threaten to take, any Enforcement Action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy contrary to this

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Agreement), or fail to take any action required by this Agreement, the First Lien Administrative Agent (in its own name or in the name of a Grantor) may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Administrative Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second Lien Administrative Agent on behalf of each Second Lien Claimholder waives any defense that the First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.

SECTION 4 Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be applied by the First Lien Administrative Agent to payment or cash collateralization of the First Lien Obligations in such order as specified in the relevant First Lien Documents. Upon the Discharge of the First Lien Obligations, the First Lien Administrative Agent shall deliver any proceeds of Collateral held by it either (i) to the Second Lien Administrative Agent in the same form as received, with any necessary endorsements, to be applied by the Second Lien Administrative Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents or (ii) as a court of competent jurisdiction may otherwise direct.

4.2 Payment Turnover. So long as the Discharge of First Lien Obligations has not occurred and except as specifically permitted by Section 4.3, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.5(b) received by the Second Lien Administrative Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) in respect of the Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Administrative Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

4.3 Permitted Mandatory Prepayments of Second Lien Obligations. Notwithstanding the foregoing provisions of this Section 4, mandatory prepayments required under Section 3.3 of the Second Lien Credit Agreement may be made and applied to the Second Lien Obligations at all times following the Discharge of the First Lien Obligations.

SECTION 5 Other Agreements.

5.1 Releases.

(a) If, in connection with:

(i) an Enforcement Action by the First Lien Administrative Agent; or

(ii) any Asset Disposition (as defined in the First Lien Credit Agreement), sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Loan Documents other than an Enforcement Action (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Disposition”); or

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(iii) any release of Liens on the assets of any Grantor when the Lien on all of the Equity Interests in such Grantor is being released pursuant to any other provision of this Section 5.1(a);

the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Administrative Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”) and the Second Lien Administrative Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent or such Grantor such termination statements, releases and other documents as the First Lien Administrative Agent or such Grantor may request to effectively confirm such release; provided, however, that the Second Lien Release shall not occur without the consent of the Second Lien Administrative Agent (x) in the case of an Enforcement Action, as to any Collateral the net proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the First Lien Obligations, or (y), in the case of a Disposition, if the Disposition is prohibited by any provision of the Second Lien Credit Agreement other than solely as the result of the existence of a default or an event of default under the Second Lien Loan Documents.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Administrative Agent and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Administrative Agent or such holder or in the First Lien Administrative Agent’s own name, from time to time in the First Lien Administrative Agent’s discretion, for the limited purpose of carrying out the terms of this Section 5.1, to take any and all reasonable and appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Administrative Agent for itself and on behalf of the First Lien Claimholders (i) has released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtains any new Liens or additional guaranties from Grantors, then the Second Lien Administrative Agent for itself and on behalf of the Second Lien Claimholders shall be granted a Lien on any such Collateral and an additional guaranty, as the case may be, subject to the priorities set forth in Section 2.

5.2 Insurance. To the extent of any additional insured and loss payee provisions contained in the First Lien Credit Agreement and the Second Lien Credit Agreement, the Control Agent shall be named as additional insured and as loss payee (on behalf of the First Lien Administrative Agent, the other First Lien Claimholders, the Second Lien Administrative Agent and the other Second Lien Claimholders) under any insurance policies maintained from time to time by any Grantor. Until the date upon which the Discharge of First Lien Obligations shall have occurred, as between the First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Administrative Agent and the

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Second Lien Claimholders on the other, the First Lien Administrative Agent and the First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral, in each case to the extent such rights are granted to the First Lien Administrative Agent and the Second Lien Administrative Agent under the First Lien Credit Agreement or the First Lien Collateral Documents and the Second Lien Credit Agreement or the Second Lien Collateral Documents, respectively. Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Collateral that are payable to the Control Agent for the benefit of the First Lien Administrative Agent and the Second Lien Administrative Agent shall be paid to the First Lien Administrative Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Loan Documents and thereafter to the Second Lien Administrative Agent for the benefit of the Second Lien Claimholders to the extent required under the applicable Second Lien Loan Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. If the Second Lien Administrative Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Administrative Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Loan Documents and Second Lien Loan Documents.

(a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case without the consent of the Second Lien Administrative Agent or the Second Lien Claimholders; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of, without duplication, term loans, revolving loan commitments and letters of credit, bonds, debentures, notes or similar instruments (but excluding Hedging Obligations and Obligations in respect of Designated Cash Management Agreements) in the aggregate in excess of the Maximum First Lien Indebtedness Amount; (ii) increase the interest rate or yield provisions applicable to the First Lien Obligations by more than 3.00% per annum in the aggregate (excluding increases (A) resulting from increases in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the First Lien Credit Agreement or (B) resulting from the accrual of interest at the Default Rate (as defined in the First Lien Credit Agreement as of the date hereof); or (iii) extend the scheduled final Maturity Date (as defined in the First Lien Credit Agreement) beyond the then scheduled final maturity date of the Second Lien Credit Agreement.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Lien Credit Agreement may be Refinanced in each case, without the consent of the First Lien Administrative Agent or the First Lien Claimholders provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not: (i) provide for a principal amount of the Second Lien Obligations in excess of the amount permitted under the First Lien Credit Agreement (as in effect on the date hereof); (ii) increase the interest rate or yield provisions applicable to the Second Lien Obligations by more than 3.00% per annum in the aggregate (excluding increases (A) resulting from increases in the underlying reference rate not caused by any amendment, supplement, modification or Refinancing of the Second Lien Credit Agreement or (B) resulting from the accrual of interest at the Default Rate (as defined in the Second Lien Credit Agreement as of the date hereof); (iii) change to earlier dates the dates upon which payments of principal or interest on the Second Lien Obligations are due; (iv) change any

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covenants, defaults or events of default (including the addition of defaults or events of default not contained in the Second Lien Loan Documents as of the date hereof) in any manner that makes them more restrictive, in any material respect, as to any Grantor except to make conforming changes to match changes made to the First Lien Loan Documents so as to preserve, in connection with any amendments to the First Lien Loan Documents, on substantially similar economic terms, the differential (if any) that exists on the date hereof between such covenants, defaults or events of defaults in the First Lien Loan Documents and such covenants, defaults or events of default in the Second Lien Loan Documents; (v) change any mandatory or voluntary prepayment provisions of the Second Lien Obligations if the effect of such change is to require any new payment or accelerate the payment date of any existing payment obligation (other than as a result of a change in the Maturity Date (as defined in the Second Lien Credit Agreement) or other dates as permitted by part (iii) of this clause (b)); or (vi) change or amend any other term of the Second Lien Loan Documents if such change or amendment would result in a default under the First Lien Credit Agreement, increase the obligations of any Grantor or confer additional material rights on any Second Lien Claimholder in a manner adverse in any material respect to any of the First Lien Claimholders.

(c) Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, (i) until the date upon which the Discharge of First Lien Obligations shall have occurred, without the prior written consent of the First Lien Administrative Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Credit Agreement or Second Lien Collateral Document, would contravene any of the terms of this Agreement and (ii) without the prior written consent of the Second Lien Administrative Agent, no First Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new First Lien Credit Agreement or First Lien Collateral Document, would contravene any of the terms of this Agreement.

(d) The Second Lien Administrative Agent agrees that each Second Lien Collateral Document shall include the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the administrative agent pursuant to this Agreement and the exercise of any right or remedy by the administrative agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 1, 2010 as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”) among Bank of America, N.A., as First Lien Administrative Agent, Bank of America, N.A., as Second Lien Administrative Agent, Bank of America, N.A., as Control Agent and the Grantors (as defined therein) from time to time a party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

In addition, the Second Lien Administrative Agent agrees that each Second Lien Collateral Document under which any Lien on real property owned by any Grantor is granted to secure the Second Lien Obligations covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the priority of the First Lien Collateral Document covering such Collateral over such Second Lien Collateral Document.

(e) Notwithstanding the foregoing clauses (a) and (b) of this Section 5.3, until the date upon which the Discharge of First Lien Obligations shall have occurred, in the event the

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First Lien Administrative Agent or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the First Lien Administrative Agent, the First Lien Claimholders, the Grantors thereunder, then such amendment, waiver or consent shall automatically apply in a comparable manner to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Administrative Agent or the Second Lien Claimholders and without any action by the Second Lien Administrative Agent or any Grantor; provided, however, (A) that no such amendment, waiver or consent shall be effective to (i) release any Lien of the Second Lien Collateral Documents, (ii) remove assets subject to the Lien of the Second Lien Collateral Documents, (iii) adversely affect the perfection or priority of any such Lien, (iv) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Credit Agreement or any Second Lien Loan Document, (v) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Credit Agreement or any Second Lien Loan Document, (vi) permit any Liens on the Collateral not permitted under the Second Lien Loan Documents or Section 6, or (vii) impose duties on the Second Lien Administrative Agent without its consent, except, in the cases of clauses (i), (ii) and (iii), to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by Section 5.1 or Section 6, and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Administrative Agent no later than 10 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness or validity thereof; and provided further that this paragraph is intended solely to set forth provisions by which the Second Lien Collateral Documents shall be automatically affected by amendments, waivers and consents given by the First Lien Administrative Agent and First Lien Claimholders under the First Lien Credit Agreement and the First Lien Collateral Documents and is not intended to impose any liability on the First Lien Administrative Agent or First Lien Claimholders.

5.4 Rights As Unsecured Creditors. Except as otherwise expressly set forth in Section 2.4, Section 3.1 or Section 6, the Second Lien Administrative Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second Lien Loan Documents and applicable law. Except as otherwise set forth in Section 2.1 and Section 4, nothing in this Agreement shall prohibit the receipt by the Second Lien Administrative Agent or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Administrative Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off or recoupment) or enforcement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Administrative Agent or the First Lien Claimholders may have with respect to the Collateral. In the event that any Second Lien Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Obligations subject to this Agreement.

5.5 Control Agent for Perfection.

(a) The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, each hereby appoints Bank of America, N.A. as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Administrative Agent and the Second Lien Administrative Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Administrative Agent (on behalf of itself and the

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First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Control Collateral for purposes perfecting the Liens of such parties on the Control Collateral. The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.5. The First Lien Administrative Agent and the Second Lien Administrative Agent hereby acknowledge that the Control Agent will obtain “control” under the UCC over each Controlled Account to the extent required by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of both the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) pursuant to the control agreements relating to each respective Controlled Account. The First Lien Administrative Agent and the Second Lien Administrative Agent hereby also acknowledge and agree that the Control Agent will obtain landlord lien waivers as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents for the benefit of (i) the First Lien Administrative Agent for the benefit of the First Lien Claimholders and (ii) the Second Lien Administrative Agent for the benefit of Second Lien Claimholders.

(b) The Control Agent, the First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, each hereby agrees that the First Lien Administrative Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Control Collateral until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred and (ii) the Second Lien Enforcement Date and neither the Second Lien Administrative Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First Lien Administrative Agent in any respect, other than by taking Permitted Second Lien Actions. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Administrative Agent in accordance with the First Lien Credit Agreement as in effect on the date hereof. The First Lien Claimholders and the Second Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Claimholders are required to do so for the First Lien Administrative Agent in accordance with the First Lien Credit Agreement and the Second Lien Claimholders are required to do so for the Second Lien Administrative Agent in accordance with the Second Lien Credit Agreement.

(c) The provisions of Section 10 of the First Lien Credit Agreement and Section 10 of the Second Lien Credit Agreement shall inure to the benefit of the Control Agent (as if the Control Agent were the agent named therein) in respect of this Agreement, the First Lien Collateral Documents and the Second Lien Collateral Documents and shall be binding upon all Grantors, all First Lien Claimholders and all Second Lien Claimholders and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Control Agent therein set forth:

(i) The Control Agent is authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, under any First Lien Collateral Document,

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under any Second Lien Collateral Document or as instructed by the First Lien Administrative Agent or the Second Lien Administrative Agent as provided herein, in each case together with all other actions reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) or in one or more of the First Lien Collateral Documents or Second Lien Collateral Documents, the Control Agent shall act or refrain from acting in accordance with written instructions from the First Lien Administrative Agent or the Second Lien Administrative Agent, as applicable, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.

(ii) The Control Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien created under and First Lien Collateral Document or Second Lien Collateral Document in any of the Collateral, whether impaired by operation of Law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Control Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, and First Lien Collateral Document or any Second Lien Collateral Document by any Grantor. This Agreement shall not subject the Control Agent to any obligation or liability except as expressly set forth herein. In particular, the Control Agent shall have no duty to investigate whether the obligations of any Grantor to the First Lien Administrative Agent or the Second Lien Administrative Agent or any other First Lien Claimholder or Second Lien Claimholder are in default or whether the First Lien Administrative Agent or the Second Lien Administrative Agent is entitled under the First Lien Collateral Documents or the Second Lien Collateral Documents, as applicable, or otherwise to give any instructions or notice of exclusive control. The Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the First Lien Administrative Agent or the Second Lien Administrative Agent, as applicable.

(iii) Except as set forth in clause (iv) below, the Control Agent shall have no obligation whatsoever to the First Lien Administrative Agent, the Second Lien Administrative Agent, any First Lien Claimholder or any Second Lien Claimholder including, without limitation, any obligation to assure that the Control Collateral is owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.

(iv) In acting on behalf of the Second Lien Administrative Agent and the Second Lien Claimholders and the First Lien Administrative Agent and the First Lien Claimholders, the duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely to:

(A) physically holding the Control Collateral delivered to the Control Agent by any Grantor as agent for the First Lien Administrative Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Administrative Agent (on behalf of itself and the Second Lien Claimholders) for purposes of perfecting the Lien held by the First Lien Administrative Agent and the Second Lien Administrative Agent;

(B) delivering such collateral as set forth in Section 5.5(f) and (g);

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(C) to the extent required by the First Lien Collateral Documents and the Second Lien Collateral Documents, entering into one or more control agreements in form and substance satisfactory to the Control Agent, the First Lien Administrative Agent and the Second Lien Administrative Agent with respect to Control Collateral consisting of deposit accounts, securities accounts, uncertificated securities or letter-of-credit rights and exercising the rights of the secured party thereunder in accordance with the instructions of, and on behalf of, the First Lien Administrative Agent and/or the Second Lien Administrative Agent, as applicable; and

(D) delivering any notices received by it with respect to any item of Control Collateral in its possession or control to each of the First Lien Administrative Agent and the Second Lien Administrative Agent.

(d) The rights of the Second Lien Administrative Agent shall at all times be subject to the terms of this Agreement and to the First Lien Administrative Agent’s rights under the First Lien Loan Documents.

(e) Neither the Control Agent nor the First Lien Administrative Agent shall have by reason of the Second Lien Loan Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Lien Claimholder or any Grantor. The Control Agent shall not have by reason of the First Lien Loan Documents, the Second Lien Loan Documents or this Agreement or any other document a fiduciary relationship to any First Lien Claimholder, any Second Lien Claimholder or any Grantor.

(f) Upon the Discharge of First Lien Obligations (other than in connection with a Refinancing of the First Lien Obligations), the Control Agent shall deliver the Control Collateral together with the necessary endorsements to either (i) the Second Lien Administrative Agent (or otherwise allow the Second Lien Administrative Agent to obtain control of such Control Collateral) and the Second Lien Administrative Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral or (ii) as a court of competent jurisdiction may otherwise direct.

(g) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days notice to the First Lien Administrative Agent and the Second Lien Administrative Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First Lien Administrative Agent and the Second Lien Administrative Agent, the Control Agent shall deliver to either (i) the First Lien Administrative Agent the Control Collateral together with any necessary endorsements (or otherwise allow the First Lien Administrative Agent to obtain control of such Control Collateral) and the First Lien Administrative Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral, or (ii) as a court of competent jurisdiction may otherwise direct.

5.6 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If in connection with the Discharge of First Lien Obligations, the Company enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted hereby and by the terms of the Second Lien Loan Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such Refinancing (and related documents) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for

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purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Administrative Agent under such First Lien Loan Documents shall be a First Lien Administrative Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents provided, however, notwithstanding the above, that the refusal of the Second Lien Administrative Agent or the Second Lien Claimholders to accept a Lien on any assets of any Grantor shall not prohibit the taking of a Lien on such assets by the First Lien Administrative Agent or the First Lien Claimholders.

5.7 Option to Purchase First Lien Debt. (a) Without prejudice to the enforcement of remedies by the First Lien Claimholders, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant First Lien Loan Documents (not to be more restrictive than those in effect on the date hereof) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second Lien Obligations as being entitled to exercise all default purchase options as to the Second Lien Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First Lien Claimholders), at any time during the exercise period described in clause (c) below of this Section 5.7, all, but not less than all, of the First Lien Obligations (other than the First Lien Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First Lien Obligations outstanding at the time of purchase. Upon receipt of a notice in accordance with Section 5.7(b) from an Eligible Purchaser, the First Lien Claimholders shall have no further obligation under this Section 5.7 to sell the First Lien Obligations to any other Eligible Purchaser thereafter providing notice under Section 5.7(b). Any purchase pursuant to this Section 5.7(a) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First Lien Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (including any acceleration prepayment penalties or premiums), (B) in the case of any Hedge Agreement constituting a First Lien Loan Document, the net aggregate amount then owing to each Hedge Agreement Provider thereunder pursuant to the terms of the respective Hedge Agreement, including without limitation all amounts owing to such Hedge Agreement Provider as a result of the termination (or early termination) thereof (C) in the case of any Designated Cash Management Agreement constituting a First Lien Loan Document, the net aggregate amount then owing to each Cash Management Creditor thereunder pursuant to the terms of the respective Designated Cash Management Agreement, including without limitation all amounts owing to such Cash Management Creditor as a result of the termination (or early termination) thereof, plus (D) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender (or any First Lien Claimholder required to pay same) for all amounts thereafter drawn with respect to any letters of credit constituting First Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 5.7, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such letters of credit;

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(2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(l)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First Lien Obligations); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;

(3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the First Lien Administrative Agent or its designee in an amount equal to 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit pursuant to the First Lien Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any letter of credit, the First Lien Administrative Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any letter of credit, the First Lien Administrative Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing and any customary fees charged by the issuer in connection with such draws. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the First Lien Administrative Agent as described in this clause (3) which exceed 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding letters of credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;

(4) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Second Lien Administrative Agent (on behalf of itself and the other Second Lien Claimholders) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.7;

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(5) with all amounts payable to the various First Lien Claimholders in respect of the assignments described above to be distributed to them by the First Lien Administrative Agent in accordance with their respective holdings of the various First Lien Obligations; and

(6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the First Lien Administrative Agent (with the cost of such counsel to be paid by the respective Eligible Purchaser or Eligible Purchasers); it being understood and agreed that the First Lien Administrative Agent and each other First Lien Claimholder shall retain all rights to indemnification as provided in the relevant First Lien Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.7. The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the First Lien Administrative Agent), the amount of cash collateral held by the First Lien Administrative Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any letter of credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the First Lien Administrative Agent (who shall pay the respective issuing bank) the amount of deficiency.

(b) The right to exercise the purchase option described in Section 5.7(a) above shall be exercisable and legally enforceable upon at least seven Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the First Lien Administrative Agent by an Eligible Purchaser. Neither the First Lien Administrative Agent nor any other First Lien Claimholder shall have any disclosure obligation to any Eligible Purchaser, the Second Lien Administrative Agent or any other Second Lien Claimholder in connection with any exercise of such purchase option.

(c) The right to purchase the First Lien Obligations as described in this Section 5.7 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during each of the periods that (1) begins on the date occurring three (3) Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the First Lien Credit Agreement, (y) the occurrence of the final maturity of the loans under the First Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any Grantor that constitutes an event of default under the First Lien Credit Agreement (in the case of preceding clauses (x) and (y), so long as the acceleration or failure to pay amounts due at final maturity has not been rescinded or cured, as the case may be, within such three (3) Business Day Period, and so long as any unpaid amounts constituting First Lien Obligations remain owing) and (2) ends on the 60th day after the start of the applicable period described above.

(d) The obligations of the First Lien Claimholders to sell their respective First Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First Lien Claimholder (a “Defaulting Creditor”) breaches its obligation to sell its First Lien Obligations under this Section 5.7, nothing in this Section 5.7 shall be deemed to require the First Lien Administrative Agent or any other First Lien Claimholder to purchase such Defaulting Creditor’s First Lien Obligations for resale to the holders of Second Lien Obligations and in all cases, the First Lien Administrative Agent and each First Lien Claimholder complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First Lien Obligations.

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(e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.7 for purposes of all First Lien Loan Documents and hereby agrees that no further consent from such Grantor shall be required.

SECTION 6 Insolvency or Liquidation Proceedings.

6.1 Use of Cash Collateral and Financing Issues. Until the Discharge of First Lien Obligations has occurred, if Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Administrative Agent shall desire to permit the use of cash collateral on which the First Lien Administrative Agent or any other creditor has a Lien or to permit Company or any other Grantor to obtain financing, from one of more of the First Lien Claimholders or any other Person approved by the First Lien Administrative Agent under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then, so long as the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such DIP Financing, together with the principal amount of First Lien Obligations (but excluding Hedging Obligations and Obligations in respect of Designated Cash Management Agreements) outstanding at such time (after giving effect to the application of the proceeds of any DIP Financing to refinance all or any portion of the First Lien Obligations) shall not exceed the Maximum First Lien Indebtedness Amount then the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, (A) agrees that it will raise no objection to, or otherwise contest or interfere with, such use of cash collateral or DIP Financing on the grounds of adequate protection or otherwise nor support any other Person objecting to, or otherwise contest or interfere with, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the First Lien Administrative Agent or to the extent expressly permitted by Section 6.4) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Administrative Agent will subordinate its Liens in the Collateral to (x) the Liens securing such DIP Financing (and all Obligations relating thereto), (y) any adequate protection Liens provided to the First Lien Claimholders and (z) any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Administrative Agent; and (B) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice provided that the foregoing shall not prohibit the Second Lien Administrative Agent or the Second Lien Claimholders from objecting solely to any provisions in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than any provisions requiring that the DIP Financing be paid in full in cash. Nothing set forth in this Agreement shall restrict the Second Lien Claimholders from proposing debtor-in-possession financing, or the First Lien Claimholders from objecting thereto on any grounds.

6.2 Sale Issues. The Second Lien Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to or otherwise contest or oppose a sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection Liens in favor of the First Lien Administrative Agent) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Required Lenders under the First Lien Credit Agreement have consented to such sale or disposition of such assets so long as the interests of the Second Lien Claimholders in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Administrative Agent) attach to the proceeds thereof, subject to the terms of this Agreement. If requested by the First Lien Administrative Agent in connection therewith, the Second Lien Administrative Agent shall affirmatively consent to the release of its lien in connection with such a sale or disposition.

6.3 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency

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or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Administrative Agent, or (ii) oppose any request by the First Lien Administrative Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

6.4 Adequate Protection. (a) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest or object to, (or support any other person contesting or objecting to) (i) any request by the First Lien Administrative Agent or the First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Administrative Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Administrative Agent or the First Lien Claimholders claiming a lack of adequate protection. In any Insolvency or Liquidation Proceeding, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, may seek adequate protection in respect of the Second Lien Obligations, subject to the provisions of this Agreement, only if (A) the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral, and (B) such additional protection requested by the Second Lien Administrative Agent is in the form of a Lien on such additional collateral, which Lien, if granted, will be subordinated to the adequate protection Liens securing the First Lien Obligations and the Liens securing any DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any such DIP Financing. In the event the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that as a condition to the Second Lien Administrative Agent’s receipt of such Lien, the First Lien Administrative Agent also shall be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any DIP Financing. Each of the Second Lien Lenders agrees, pursuant to Section 1129(a)(9) of the Bankruptcy Code, that such junior superpriority claims (including any claim arising under 11 U.S.C. §507(b)) may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims. Each of the Second Lien Lenders agrees that, upon the request of the First Lien Administrative Agent, they shall waive a right to distributions of proceeds of Avoidance Actions in respect of any claim granted to the Second Lien Lenders in connection with the DIP Financing or cash collateral usage or arising as a result of the Second Lien Lenders’ rights under 11 U.S.C. §507(b). Each of the Second Lien Lenders agrees that except as expressly set forth in this Section, none of them shall seek or accept adequate protection without the prior written consent of the First Lien Administrative Agent.

(b) Similarly, if the First Lien Claimholders (or any subject thereof) are granted adequate protection in the form of a superpriority claim, then the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First Lien Administrative Agent and the First Lien Claimholders, and, in the event that the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second Lien Administrative Agent, on behalf of itself and the

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Second Lien Claimholders, agrees that the First Lien Administrative Agent and the providers of any DIP Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second Lien Administrative Agent and the Second Lien Claimholders.

6.5 No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Administrative Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Administrative Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Administrative Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Loan Documents or otherwise; provided, however, that this Section 6.5 shall not limit the rights of the Second Lien Claimholders under the proviso to clauses (i) and (ii) of Section 3.1(a)(ii) or under Section 5.4, Section 6.4 or Section 6.9.

6.6 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of Company or any other Grantor any amount in respect of a First Lien Obligation (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Collateral or proceeds thereof received by the Second Lien Administrative Agent or any Second Lien Claimholder after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to the First Lien Administrative Agent upon such reinstatement in accordance with Section 4.2.

6.7 Separate Grants of Security and Separate Classification. Each of the Grantors, the First Lien Claimholders and the Second Lien Claimholders acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, until the occurrence of the Discharge of First Lien Obligations, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Second Lien Claimholders), with the Second Lien Claimholders hereby acknowledging and agreeing to turn over to the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

6.8 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt

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obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.9 Post-Petition Claims.

Neither the Second Lien Administrative Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the lien of the First Lien Administrative Agent held for the benefit of the First Lien Claimholders, without regard to the existence of the Lien of the Second Lien Administrative Agent on behalf of the Second Lien Claimholders on the Collateral.

6.10 Waiver. The Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it or they may hereafter have against the First Lien Administrative Agent or any First Lien Claimholder arising out of the election of the First Lien Administrative Agent or any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement in accordance with Section 6.1 hereof or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.11 Expense Claims. Neither Second Lien Administrative Agent nor any Second Lien Claimholder will (i) contest the payment of fees, expenses or other amounts to the First Lien Administrative Agent or any First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement or (ii) assert or enforce, at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

6.12 Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

SECTION 7 Reliance; Waivers; Etc.

7.1	Non-Reliance

(a) The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Loan Documents and the grant to the Second Lien Administrative Agent on behalf of the Second Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Administrative Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Credit Agreement, the other Second Lien Loan Documents, this

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Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Agreement, the other Second Lien Loan Documents or this Agreement.

(b) The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Loan Documents and the grant to the First Lien Administrative Agent on behalf of the First Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Second Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and the First Lien Claimholders have, independently and without reliance on the Second Lien Administrative Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Credit Agreement, the other First Lien Loan Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement, the other First Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Second Lien Administrative Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Administrative Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Administrative Agent and the Second Lien Claimholders shall have no duty to the First Lien Administrative Agent or any of the First Lien Claimholders, and the First Lien Administrative Agent and the First Lien Claimholders shall have no duty to the Second Lien Administrative Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Claimholders, the Control Agent, the First Lien Administrative Agent or any of them to enforce any provision of this Agreement, any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by the Control Agent, any First Lien Claimholder or the First Lien Administrative Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the Control Agent, any First Lien Claimholder, any First Lien Administrative Agent, or any of them, may have or be otherwise charged with.

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(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(b)), the First Lien Claimholders, the First Lien Administrative Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents or applicable law, without the consent of, or notice to, the Second Lien Administrative Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Administrative Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Administrative Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing (subject, in each case, to the limits set forth in the definition of “First Lien Obligations” and Section 5.3);

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to the limits set forth in the definition of “First Lien Obligations”) or, subject to the provisions of this Agreement, otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Administrative Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided, however, the foregoing shall not prohibit the Second Lien Administrative Agent and Second Lien Claimholders from enforcing, consistent with the other terms of this Agreement, any right arising under the Second Lien Credit Agreement as a result of any Grantor’s violation of the terms thereof.

(iii) subject to the provisions of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of Company or any other Grantor to the First Lien Claimholders or the First Lien Administrative Agent, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First Lien Obligation or any other liability of Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order;

(v) exercise or delay in or refrain from exercising any right or remedy against Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Company, any other Grantor or any First Lien

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Collateral and any security and any guarantor or any liability of Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof;

(vi) take or fail to take any Lien securing the First Lien Obligations or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any Lien securing First Lien Obligations or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligation or any Obligation secured thereby; or

(vii) otherwise release, discharge or permit the lapse of any or all Liens securing the First Lien Obligations or any other Liens upon any property at any time securing any First Lien Obligations.

(c) The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Control Agent, the First Lien Claimholders and the First Lien Administrative Agent shall have no liability to the Second Lien Administrative Agent or any Second Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby waives all claims against the Control Agent, any First Lien Claimholder or the First Lien Administrative Agent, arising out of any and all actions which the Control Agent, the First Lien Claimholders or the First Lien Administrative Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral (including, without limitation, the Control Collateral, as applicable). The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Administrative Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.

(d) Subject to Section 5.4, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Administrative Agent and the First Lien Claimholders and the Second Lien Administrative Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents or any setting aside or avoidance of any Lien;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

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(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations or of the Second Lien Administrative Agent or any Second Lien Claimholder in respect of this Agreement.

7.5 Certain Notices.

(a) Promptly upon Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver written notice confirming same to the Second Lien Administrative Agent; provided that the failure to give any such notice shall not result in any liability of the First Lien Administrative Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b) Promptly upon (or as soon as practicable following) the commencement by the First Lien Administrative Agent of any Enforcement Action with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Administrative Agent shall notify the Second Lien Administrative Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Administrative Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8 Miscellaneous.

8.1 Conflicts. As between the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent and the Second Lien Claimholders, in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control. The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to Company in the First Lien Loan Documents and the Second Lien Loan Documents.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Administrative Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, and First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders, each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any

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other jurisdiction. All references to Company or any other Grantor shall include Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Administrative Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate and payment has been made in full in cash of all other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Administrative Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.6 and Section 6.5.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Administrative Agent or the First Lien Administrative Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are decreased or its obligations are increased thereby.

8.4 Information Concerning Financial Condition of Company and its Subsidiaries.

(a) The First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Administrative Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Administrative Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Administrative Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. Similarly, the Second Lien Administrative Agent and the Second Lien Claimholders shall have no duty to advise the First Lien Administrative Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Administrative Agent or any First Lien Claimholder, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Administrative Agent or any Second Lien Claimholder, or the Second Lien Administrative Agent or any Second Lien Claimholder, in its or their sole discretion, undertakes any time or from time to time to provide any such information to the First Lien Administrative Agent or any First Lien Claimholder, it or they shall be under no obligation (w) to make, and it shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b) The Grantors agree that any information provided to the First Lien Administrative Agent, the Second Lien Administrative Agent, the Control Agent, any First Lien

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Claimholder or any Second Lien Claimholder may be shared by such Person with any First Lien Claimholder, any Second Lien Claimholder, the Control Agent, the First Lien Administrative Agent or the Second Lien Administrative Agent; provided that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.

8.5 Subrogation. Subject to the Discharge of First Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Claimholders or Second Lien Administrative Agent pay over to the First Lien Administrative Agent or any of the other First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Administrative Agent shall be subrogated to the rights of the First Lien Administrative Agent and such other First Lien Claimholders; provided that, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. Each of the Grantors acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Administrative Agent or any Second Lien Claimholder that are paid over to the First Lien Administrative Agent or any First Lien Claimholder pursuant to this Agreement shall not reduce any of the Second Lien Obligations but shall instead, to the extent applied to repay the First Lien Obligations, be deemed to be a payment by the Grantors on account of the First Lien Obligations.

8.6 Application of Payments. All payments received by the First Lien Administrative Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, assents to (a) subject to Section 5.3, any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto and (b) subject to Section 2 hereof, (i) any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and (ii) the addition or release of any other Person primarily or secondarily liable therefor.

8.7	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK TO THE EXTENT PERMITTED BY APPLICABLE LAW. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

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(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8 Notices. All notices to the Control Agent, the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Administrative Agent and the First Lien Administrative Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, and Company, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the each of the parties hereto, the First Lien Claimholders, the Second Lien Claimholders, the Control Agent and each of their respective successors and assigns.

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8.12 Specific Performance. Each of the First Lien Administrative Agent and the Second Lien Administrative Agent may demand specific performance of this Agreement. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Loan Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Administrative Agent or the Second Lien Administrative Agent, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent, the Second Lien Claimholders, the Control Agent, the Company and each Guarantor. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the rights of Company or any other Grantor, or the obligations of Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18 Grantors; Additional Grantors. It is understood and agreed that the Company and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The parties hereto agree that each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Guarantor party hereto and had complied with the requirements of the immediately preceding sentence.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

40

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	AMN HEALTHCARE, INC.,
a Nevada corporation

By:
Name:
Title:

PARENT:	AMN HEALTHCARE SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

SUBSIDIARY GUARANTORS:	AMN SERVICES, INC.,
a North Carolina corporation

By:
Name:
Title:

O’GRADY-PEYTON INTERNATIONAL (USA), INC.,
a Massachusetts corporation

By:
Name:
Title:

INTERNATIONAL HEALTHCARE RECRUITERS, INC., a Delaware corporation

By:
Name:
Title:

AMN STAFFING SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

THE MHA GROUP, INC.,
a Texas corporation

By:
Name:
Title:

MERRITT, HAWKINS & ASSOCIATES,
a California corporation

By:
Name:
Title:

AMN HEALTHCARE ALLIED, INC., a Texas corporation

By:
Name:
Title:

RN DEMAND, INC., a Texas corporation

By:
Name:
Title:

[TARGET ENTITIES],

By:
Name:
Title:

STAFF CARE, INC., a Delaware corporation

By:
Name:
Title:

MHA ALLIED CONSULTING, INC., a Texas corporation

By:
Name:
Title:

AMN ALLIED SERVICES, LLC, a Delaware limited liability company

By:
Name:
Title:

LIFEWORK, INC., a Colorado corporation

By:
Name:
Title:

PHARMACY CHOICE, INC., a Colorado corporation

By:
Name:
Title:

RX PRO HEALTH, INC., a Colorado corporation

By:
Name:
Title:

FIRST LIEN
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
in its capacity as First Lien Administrative Agent

By:
Name:
Title:

SECOND LIEN
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Second Lien Administrative Agent

By:
Name:
Title:

CONTROL AGENT:	BANK OF AMERICA, N. A.,
in its capacity as Control Agent

By:
Name:
Title:

Exhibit 2.1(b)

FORM OF NOTICE OF BORROWING

[Date]

Bank of America, N. A.,

  as Administrative Agent for the Lenders

101 North Tryon Street

Independence Center, 15th Floor

NC1-001-15-04

Charlotte, North Carolina 28255

Attention: Agency Services

Ladies and Gentlemen:

The undersigned, AMN HEALTHCARE, INC. (the “Borrower”), refers to the Second Lien Credit Agreement dated as of September 1, 2010 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Bank of America, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests the Loan under the Credit Agreement on the Closing Date, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)	Interest rate basis	[Base Rate Loan] [Eurodollar Loan]

(B)	For Eurodollar Loans, Interest Period
and the last day thereof

The Borrower hereby represents and warrants that the conditions specified in Section 5.1 shall be satisfied on and as of the Closing Date.

AMN HEALTHCARE, INC.

By:
Name:
Title:

Exhibit 2.1(f)

FORM OF NOTE

[Date]

FOR VALUE RECEIVED, AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of                         , its successors and assigns (the “Lender”), at the office of Bank of America, N. A., as Administrative Agent (the “Administrative Agent”), at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Administrative Agent may designate), at the times set forth in the Second Lien Credit Agreement dated as of September 1, 2010 among the Borrower, the Guarantors, the Lenders and the Administrative Agent (as it may be as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of the portion of the Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(e) of the Credit Agreement.

If any amount of principal is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum set forth in the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees, as provided in the Credit Agreement.

This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register as provided in Section 11.3(c) of the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

AMN HEALTHCARE, INC.

By:
Name:
Title:

Exhibit 3.2

FORM OF NOTICE OF EXTENSION/CONVERSION

Bank of America, N. A.,

  as Administrative Agent for the Lenders

101 North Tryon Street

Independence Center, 15th Floor

NC1-001-15-04

Charlotte, North Carolina 28255

Attention: Agency Services

Ladies and Gentlemen:

The undersigned, AMN HEALTHCARE, INC. (the “Borrower”), refers to the Second Lien Credit Agreement dated as of September 1, 2010 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and Bank of America, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)	Date of Extension or Conversion (which is the last day of the applicable Interest Period)

(B)	Principal Amount of Extension or Conversion

(C)	Interest rate basis	[Base Rate Loan] [Eurodollar Loan]

(D)	For Eurdollar Loans, Interest Period and the last day thereof

AMN HEALTHCARE, INC.

By:
Name:
Title:

Exhibit 7.1(c)

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

For the fiscal quarter ended                     , 20    .

I,                                         , [Title] of AMN Healthcare, Inc. (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Second Lien Credit Agreement dated as of September 1, 2010 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N. A., as Administrative Agent:

a.	The company-prepared financial statements which accompany this certificate fairly present in all material respects the financial position of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

b.	Since [ ] (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

c.	Set forth on Schedule 1 attached hereto are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement and other covenant compliance information as of the end of the fiscal period referred to above.

d.	Set forth on Schedule 2 attached hereto are the names of the Subsidiaries, if any, of the Parent that were formerly Excluded Subsidiaries, but that, as of the date hereof, are no longer Excluded Subsidiaries, along with the Consolidated EBITDA of each such Subsidiary for the twelve month period ended as of the date above.

This              day of                     , 20    .

AMN HEALTHCARE, INC.

By:
Name:
Title:

For the Quarter/Year ended                                         ,          (“Statement Date”)

Schedule 1

Computation of Financial Covenants

I. Section 7.11(a) - Consolidated Leverage Ratio

A.	Consolidated Funded Indebtedness at Statement Date:		$	[	]

B.	Consolidated EBITDA for the four fiscal quarter ending on above date (“Subject Period”):

	1.	Consolidated Net Income	$	[	]

plus

	2.	Interest Expense	$	[	]

	3.	Income, value added and similar Taxes	$	[	]

	4.	Depreciation and Amortization	$	[	]

	5.	Consolidated Non-Cash Charges	$	[	]

	6.	Consolidated EBITDA Adjustment[1]	$	[	]

	7.	Costs, charges and expenses relating to, and in preparation of, the Transactions to the extended deducted from Consolidated Net Income	$	[	]

	8.	Expected but unrealized cost reduction synergies in connection with the Medfinders Acquisition	$	[	]

	9.	Cash integration charges relating to reductions in the workforce, one-time incentives related to the Transactions, the termination of leases and third- party consulting costs to the extended deducted from Consolidated Net Income	$	[	]

minus

	10.	Consolidated Non-Cash Gains	$	[	]

	11.	Total Consolidated EBITDA for Subject Period:	$	[	]

Consolidated Leverage Ratio (Divide Line I.A by Line I.B.11)				to 1.0

[1]	For each of December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010 only.

II.	Section 7.11(b) - Consolidated Fixed Charge Coverage Ratio

	A.	Consolidated EBITDA (Line I.B.11 above):				$	[	]

	B.	Consolidated Capital Expenditures				$	[	]

	C.	Consolidated Cash Taxes				$	[	]

	D.	Consolidated Cash Interest Expense				$	[	]

	E.	Consolidated Scheduled Funded Debt Payments				$	[	]

	Consolidated Fixed Charge Coverage Ratio ((Line A minus Line B minus Line C) ÷ (Line D plus Line E)						to 1.0

		III.	Section 8.1 - Indebtedness

			A.	8.1(c) - Purchase money Indebtedness

				1.	Maximum Permitted:		$8,250,000

				2.	Amount outstanding as of the date hereof:

.			B.	8.1(f) – Acquired Indebtedness

				1.	Maximum Permitted:		$11,000,000

				2.	Amount outstanding as of the date hereof:

			C.	8.1(g) – Subordinated Indebtedness

				1.	Maximum Permitted:		$16,500,000

				2.	Amount outstanding as of the date hereof:

			D.	8.1(i) - Other unsecured Indebtedness

				1.	Maximum Permitted:		$11,000,000

				2.	Amount outstanding as of the date hereof:

	E.	8.1 (k)	- Indebtedness under the Cash Collateral Agreement

		1.	Maximum Permitted:	$25,500,000

		2.	Amount outstanding as of the date hereof:

	F.	8.1(l) - Earn-out payments due under any acquisition agreement		$22,000,000

		1.	Maximum Permitted:

		2.	Amount outstanding as of the date hereof:

IV.	Section 8.5 – Asset Dispositions

	A.	Maximum Permitted:		$5,500,000

	B.	Amount outstanding as of the date hereof:

V.	Section 8.6 – Permitted Investments

	A.	Advances or loans to directors/employees (clause (vi))

		1.	Maximum Permitted:	$750,000

		2.	Amount outstanding as of the date hereof:

	B.	Investments in Foreign Subsidiaries (clause (ix))

		1.	Maximum Permitted:	$11,000,000

		2.	Amount outstanding as of the date hereof:

	C.	Permitted Acquisitions (clause (xi))

	1. Maximum Permitted Total Qualifying Consideration for all Permitted Acquisitions (other than the Medfinders Acquisition) after the Closing Date			$75,000,000 or, to the extent the pro forma Consolidated Leverage Ratio is 0.50 less than the then applicable level set forth in Section 7.11(a), $150,000,000

		2.	Amount outstanding as of the date hereof:

D. Investments in any partnership, association, joint venture or other entity (including Excluded JVs) (clause (xiii))

		1.	Maximum Permitted:	$16,500,000

		2.	Amount outstanding as of the date hereof:

	E.	Other Investments (clause (xiv))

		1.	Maximum Permitted:	$11,000,000

		2.	Amount outstanding as of the date hereof:

VI.	Section 8.7 – Restricted Payments

A. 8.7(c) - Loans to Parent to pay costs incurred to comply with reporting obligations and for corporate, administrative and operating expenses

		1.	Maximum Permitted:	$5,500,000

		2.	Amount outstanding as of the date hereof:

	B. 8.7(d) - Repurchase, redemption or acquisition or retirement for value of Capital Stock or option to acquire Capital Stock of the Parent held by members of senior management and other key employees

		1.	Maximum Permitted:	$11,000,000

		2.	Amount outstanding as of the date hereof:

	C.	8.7(j) - Other Restricted Payments

		1.	Maximum Permitted:	$5,500,000

		2.	Amount outstanding as of the date hereof:

VII.	Section 8.9 – Transactions with Affiliates

	A. Payment or reimbursement of fees and expenses in connection with any registration of the Capital Stock of the Parent pursuant to registration rights agreements

		1.	Maximum Permitted:	$5,500,000

		2.	Amount outstanding as of the date hereof:

VIII.	Section 8.14 – Capital Expenditures

	A.	Maximum Permitted (per year):		$17,500,000
				(plus rollover amount)

	B.	Amount outstanding as of the date hereof:

IX.	Section 8.16 – Foreign Subsidiaries

	A. Consolidated Total Assets owned by the Borrower and the Domestic Subsidiaries

1.	Minimum Permitted:	75%

2.	Percentage as of the date hereof:

B. Consolidated EBITDA attributable to the Borrower and the Domestic Subsidiaries

1.	Minimum Permitted:	75%

2.	Percentage as of the date hereof:

Schedule 2

Subsidiaries that are no longer Excluded Subsidiaries

Subsidiary	Consolidated EBITDA

Exhibit 7.12

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of                     , 20    , is by and between                                         , a                                          (the “Subsidiary”), and BANK OF AMERICA, N. A., in its capacity as Administrative Agent under that certain Second Lien Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of September 1, 2010, by and among AMN Healthcare, Inc., a Nevada corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N. A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Credit Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent that:

(i) The Subsidiary’s chief executive office and chief place of business are (and for the prior five years have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

(ii) The location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

(iii) The Subsidiary’s legal name is as shown in this Agreement and the Subsidiary has not in the past five years changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

(iv) The copyrights, copyright applications, copyright licenses, patents, patent applications, patent licenses, trademarks, trademark applications and trademark licenses listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the Subsidiary.

3. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of an “Obligor” thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders, and grants (subject to the Intercreditor Agreement) to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on Schedule 5 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

4. The address of the Subsidiary for purposes of all notices and other communications is                     ,                                         , Attention of                      (Facsimile No.                     ).

5. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:

Name:

Title:

Acknowledged and accepted:

BANK OF AMERICA, N. A., as Administrative Agent

By:

Name:

Title:

Schedule 1

TO FORM OF JOINDER AGREEMENT

[Chief Executive Office and

Chief Place of Business of Subsidiary]

Schedule 2

TO FORM OF JOINDER AGREEMENT

[Types and Locations of Collateral]

Schedule 3

TO FORM OF JOINDER AGREEMENT

[Tradenames]

Schedule 4

TO FORM OF JOINDER AGREEMENT

[Copyrights, Patents and Trademarks]

Schedule 5

TO FORM OF JOINDER AGREEMENT

[Pledged Shares]

Exhibit 11.3(b)

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of ]

3.	Borrower:	AMN Healthcare, Inc.

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement (the “Administrative Agent”)

5.	Credit Agreement:	The Second Lien Credit Agreement dated as of September 1, 2010 (as amended, modified, restated or supplemented from time to time) among AMN Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]
$	[$]		%
$	[$]		%
$	[$]		%

[7.	Trade Date: ][3]

Effective Date:                         , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:

Consented to and Accepted:

BANK OF AMERICA, N.A. as
Administrative Agent

By

Title:

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to:

BANK OF AMERICA, N.A., as Issuing Lender

By

Title:

[AMN HEALTHCARE, INC.

By:

Name:

Title:	][4]

[4]	So long as no Event of Default has occurred or if the Assignee is not a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a not a United States person under Section 7701(a)(30) of the Code, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.